UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MARSH & McLENNAN COMPANIES

2020

Notice of Annual Meeting and Proxy Statement

We are **MARSH & McLENNAN**

Marsh & McLennan is the world's leading professional services firm in the areas of risk, strategy and people.

We are four global businesses united by a common purpose and a uniquely collaborative culture. Our 76,000 colleagues advise organizations in over 130 countries, helping them navigate an increasingly dynamic and complex environment.

We are committed to each other, to our clients and to the greater good. Every day, we help clients change what's possible, enabling enterprise around the world.

Notice of Annual Meeting

of Stockholders and Proxy Statement

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. at:

DATE	TIME	LOCATION
Thursday,	10:00 a.m.	1166 Avenue of the Americas
May 21, 2020		New York, NY 10036

If you plan to attend the meeting, you will need to register in advance and provide proof that you own the Company’s common stock. Please see page 83 for more information about attending the meeting.

Items of Business

1.	To elect thirteen (13) persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To approve, by nonbinding vote, the compensation of our named executive officers;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

4.	To approve the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan; and

5.	To conduct any other business that may properly come before the meeting.

Your Vote is Very Important

Only stockholders of record as of close of business on March 23, 2020 may vote, in person or by proxy, at the annual meeting. Whether or not you plan to attend the annual meeting, your vote is very important. We urge you to participate in the election of our directors and deciding the other items on the agenda for the annual meeting.

You may vote over the Internet or by telephone.

•	If you accessed this proxy statement through the Internet, instructions appear in the Notice of Internet Availability of Proxy Materials.

•	If you received this proxy statement by mail, you may also vote by mail and instructions appear on the enclosed proxy card.

KATHERINE J. BRENNAN

Deputy General Counsel, Corporate Secretary & Chief Compliance Officer

April 3, 2020

Important Notice Regarding the Availability of Proxy Materials for the Marsh & McLennan Companies Annual Meeting of Stockholders to be held on May 21, 2020: This proxy statement and the Company’s 2019 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2019, are available at proxy.mmc.com

This notice and proxy statement is being mailed or made available on the Internet to stockholders on or about April 3, 2020.

In these materials, we refer to Marsh & McLennan Companies, Inc. as the “Company”, “we”, and “our”.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

Voting Matters

	Page number for more information	Board’s recommendation
Election of Directors (Item 1)	16	FOR
To elect thirteen (13) persons named in the accompanying proxy statement to serve as directors for a one-year term
Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation (Item 2)	25	FOR
To approve, by nonbinding vote, the compensation of our named executive officers
Ratification of Independent Auditor (Item 3)	63	FOR
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm
Approval of Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (Item 4)	66	FOR
To approve the proposed 2020 Incentive and Stock Award Plan to replace our current equity incentive plan, which will expire in 2021

Highlights of Our Business and Strategy

BUSINESS	We are a global professional services firm offering clients solutions in risk, strategy and people. Our businesses include:
	Risk & Insurance Services		Consulting
	Insurance broking & risk management MARSH	Reinsurance & capital strategies GUY CARPENTER	Health, wealth & career consulting MERCER	Strategy, economic & brand consulting OLIVER WYMAN
With 76,000 COLLEAGUES worldwide, we provide analysis, advice and transactional capabilities in over 130 COUNTRIES.
STRATEGY	We are focused on four imperatives –
	Creating breakthrough impact for our clients	Embracing innovation and the digital future	Being a great place to work	Driving growth and creating value

As the challenges confronting our clients are increasingly interrelated and more complex, we are collaborating more closely across our businesses to better address these challenges and deliver greater value as one enterprise. Our business model is designed to create exceptional value and superior returns for our stockholders.

Every year, the Board reviews the Company’s long-term strategic plan and the strategic plans of the Company’s businesses.

i          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Proxy Summary (Continued)

Key Governance Policies and Practices

BOARD OF DIRECTORS	Two directors have joined in the past twelve months, and a total of four directors have joined since 2016, enhancing the Board’s breadth and depth of experience and diversity
Our chairman of the Board is an independent director
All of our directors are elected annually
Our directors’ areas of expertise are presented in a matrix on page 10

Our Governance Guidelines articulate the Board’s responsibility, alongside management, for setting the “tone at the top” and overseeing management’s strategy to promote a culture of integrity throughout the Company

Recent Changes

Tamara Ingram and Jane H. Lute joined the Board in July 2019 and March 2020, respectively. Elaine La Roche, who had served with distinction as a director since 2012, passed away in August 2019.

STOCKHOLDER ENGAGEMENT

In 2011, we expanded the breadth and consistency of our stockholder engagement. In each of the past five years, we have engaged with institutional stockholders holding approximately 36% to 45% of our stock

STOCKHOLDER RIGHTS	Our bylaws provide for proxy access (3% ownership / 3 years / group of up to 20 /greater of 20% of Board seats or 2 directors)
Our bylaws allow holders of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting
Directors must receive a majority of the votes cast to be elected in uncontested elections
COMPENSATION AND EQUITY	We have stock ownership guidelines for directors and senior executives
We prohibit hedging transactions by directors and colleagues, including senior executives
Directors and senior executives are prohibited from pledging Company securities as collateral for a loan or otherwise

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Proxy Summary (Continued)

Key Executive Compensation Policies and Practices

STOCKHOLDER ALIGNED EXECUTIVE COMPENSATION PROGRAM	Our senior executives have a high percentage of variable (“at risk”) pay

Long-term incentive compensation for our senior executives is delivered in stock options and performance stock unit awards, the value of which depends on stock price appreciation or achievement of specific Company financial objectives

We mitigate the potential dilutive effect of equity-based awards through our share repurchase program
Our Compensation Committee has an independent compensation consultant
COMPENSATION RECOVERY POLICIES	We have clawback policies for senior executive annual bonus awards and for equity-based compensation
SEVERANCE AND CHANGE IN CONTROL

Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and bonus, with a pro-rata bonus for the year of termination. Further, we are required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99 times the executive’s base salary and three-year average annual bonus award

We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company
We do not provide golden parachute excise tax gross-ups in connection with a change in control of the Company
SAY ON PAY	We hold an advisory vote on named executive officer compensation each year
Stockholder support of the executive compensation program has been consistently strong with an approval rate of 93% in 2019 and 95% in 2018

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Proxy Summary (Continued)

Highlights of Our 2019 Performance and Compensation

POSITIONING FOR THE FUTURE	•

In April 2019, WE ACQUIRED JARDINE LLOYD THOMPSON PLC (“JLT”), the largest acquisition in our nearly 150-year history. With the addition of JLT’s colleagues and capabilities, we’ve enhanced our position in higher-growth and higher-margin areas and increased collaboration across our businesses to deliver even greater value as one enterprise.

•

In addition to the JLT acquisition and integration, we made meaningful progress on advancing our position more broadly. We continued to make acquisitions to BUILD OUT MARSH & MCLENNAN AGENCY and continued to ADVANCE THE DIGITAL STRATEGIES in each of our businesses.

FINANCIAL OBJECTIVES	•	In 2019, Marsh & McLennan Companies DELIVERED STRONG PERFORMANCE as we successfully executed on our long-term financial and strategic objectives.
	•	GAAP EPS INCREASED 6%, and we delivered 7% GROWTH IN ADJUSTED EARNINGS PER SHARE (“EPS”)* despite modest dilution in the first year following the acquisition of Jardine Lloyd Thompson plc.
•

We generated $17 BILLION OF REVENUE, an increase of 11% compared with 2018, our highest annual top-line growth in 20 years. We achieved 4% GROWTH in underlying revenue, the 10th year in a row where our underlying growth was 3% or above.

•

Our OVERALL ADJUSTED MARGIN* INCREASED 110 BASIS POINTS, our 12th consecutive year of margin improvement, and we increased adjusted operating income* for both the Risk & Insurance Services and Consulting segments for the tenth consecutive year.

CAPITAL MANAGEMENT	•

We increased our quarterly dividend from $0.415 to $0.455 per share beginning in the third quarter of 2019, resulting in an ANNUAL DIVIDEND INCREASE OF 10.1%, from $1.58 to $1.74. Our dividend has increased every year since 2010.

	•	We used approximately $485 million in cash to REPURCHASE APPROXIMATELY 4.8 MILLION SHARES, reducing our outstanding common stock by approximately 0.2 million shares on a net basis.
STOCK PERFORMANCE	•	Our TOTAL STOCKHOLDER RETURN (“TSR”) was 42.3%, outperforming the S&P 500 ® index TSR by 10.9 percentage points for 2019.
	•	Our FIVE-YEAR ANNUALIZED TSR OF 16.5% also outperformed the S&P 500 ® index TSR by 4.8 percentage points.

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Proxy Summary (Continued)

Highlights of Our 2019 Performance and Compensation

EXECUTIVE COMPENSATION	•

In 2020, we made two key changes to the annual long-term incentive design in order to more closely align executive rewards with stockholder interests. We INCREASED THE PROPORTION OF PERFORMANCE STOCK UNITS TO 50% (eliminating the 25% previously allocated to restricted stock units) for our senior executives and ADDED A RELATIVE TSR MODIFIER based on the Company’s three-year TSR versus S&P 500 ® companies. In making these decisions, the Compensation Committee took into account views expressed by stockholders.

	•	We achieved THREE-YEAR ADJUSTED EPS GROWTH OF 10.7% for our 2017 performance stock unit awards, which was above our 8% target for the award and resulted in a payout at 168% of target.
•

SHARES REPURCHASED during the year MORE THAN OFFSET the increase in shares attributable to the exercise of stock options and the distribution of shares for stock units from PREVIOUSLY GRANTED EQUITY-BASED AWARDS.

•

The Compensation Committee assessed our STRONG PERFORMANCE AGAINST 2019 FINANCIAL AND STRATEGIC OBJECTIVES, along with the successful closing and ongoing integration of JLT, and determined above-target bonuses for all of our named executive officers.

SENIOR EXECUTIVE CHANGES	•	MARTINE FERLAND was appointed President and Chief Executive Officer of Mercer effective March 1, 2019.
	•	DOMINIC BURKE, who served as the group chief executive officer of JLT, was appointed Vice Chair of Marsh & McLennan effective April 1, 2019, upon the acquisition of JLT.
	•	In January 2020, the CEOs of our businesses were appointed Vice Chairs of Marsh & McLennan to reflect their enterprise-wide responsibilities.

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

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Proxy Summary (Continued)

Highlights of the Proposed 2020 Incentive and Stock Award Plan

NEW EQUITY PLAN	•	Stockholders are being asked to approve a NEW EQUITY INCENTIVE PLAN TO REPLACE OUR CURRENT EQUITY INCENTIVE PLAN, which will expire in 2021.
	•	NEW AWARDS WOULD NOT BE GRANTED UNDER OUR CURRENT EQUITY INCENTIVE PLAN following approval of the proposed 2020 plan.
	•	GRANTS to non-employee directors will CONTINUE to be made UNDER THE SEPARATE DIRECTORS’ STOCK COMPENSATION PLAN.
SHARES REQUESTED	•	20 MILLION SHARES REQUESTED for the proposed 2020 plan.
	•	LIMIT ON FULL-VALUE AWARDS of 12.5 million shares.
	•	The shares are estimated to ALLOW FOR EQUITY GRANTS FOR APPROXIMATELY 3 TO 4 YEARS.
	•	Based on our outstanding equity awards and common shares outstanding as of the record date, OUR ESTIMATED TOTAL OVERHANG WOULD BE 6.7% following the approval of the 2020 Plan.
STOCKHOLDER-FRIENDLY PROVISIONS		The proposed 2020 plan includes stockholder-friendly provisions, such as:
•

NO LIBERAL SHARE COUNTING; shares may not be added back to the Plan that are: (1) used to satisfy tax withholding obligations or to pay an exercise price, (2) repurchased by the Company using option exercise proceeds or (3) used to settle an award (e.g., cashless exercise or net settlement).

	•	NO DIVIDENDS ON UNVESTED AWARDS, meaning no dividends or dividend equivalents will be paid until underlying awards are vested and earned.
	•	TWELVE-MONTH MINIMUM VESTING PERIOD applies to 95% of awards.
	•	NO REPRICING OF STOCK OPTIONS or SARs is permitted without stockholder approval.
	•	AWARDS ARE SUBJECT TO CLAWBACK and other Company policies.
See “Item 4—Approval of the 2020 Incentive and Stock Award Plan” on page 66 for additional stockholder-friendly provisions.

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vii        Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Corporate Governance

We describe key features of the Company’s corporate governance environment below and in the next section of this proxy statement, captioned “Board of Directors and Committees.” Our key corporate governance materials are available online at mmc.com/about/corporate-governance.html.

Overview

Our Board of Directors currently has thirteen (13) members, including H. Edward Hanway, our independent chairman, and Daniel S. Glaser, our President and Chief Executive Officer. Mr. Glaser is the only member of management who serves as a director. As described in more detail under “Board of Directors and Committees,” our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, an ESG Committee and an Executive Committee.

Corporate Governance Practices

The Company is committed to best practices in corporate governance. Highlights of our corporate governance practices are described below.

BOARD STRUCTURE

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chairman. The Company maintains separate roles of chief executive officer and chairman of the Board as a matter of policy. An independent director acts as chairman of the Board.

•	Offer to Resign upon Change in Circumstances. Pursuant to our Governance Guidelines, any director undergoing a significant change in professional circumstances must offer to resign from the Board.

ELECTION OF DIRECTORS

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

•	Majority Voting in Director Elections. The Company’s bylaws provide that, in uncontested elections, director candidates must be elected by a majority of the votes cast. Each director candidate has previously tendered an irrevocable resignation that will be effective upon his or her failure to receive the requisite votes and the Board’s acceptance of such resignation.

PROXY ACCESS

•	Proxy Access. The Company’s bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws.

RIGHT OF STOCKHOLDERS TO CALL SPECIAL MEETINGS

•	Stockholder Right to Call Special Meetings. The Company’s bylaws allow holders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.

STOCKHOLDER RIGHTS PLAN

•	No Poison Pill. The Company does not have a stockholder rights plan in place.

COMPENSATION PRACTICES

•	Compensation Structure for Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•	Cap on Executive Severance Payments. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99 times the executive’s base salary and three-year average annual bonus award. Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and bonus, as described in “Severance Arrangements” on page 44.

•	“Double-Trigger” Condition for Vesting of Equity-Based Awards following a Change in Control. Our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated.

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Corporate Governance (Continued)

•	“Clawback” Policies. The Company may as a matter of policy recoup (or “claw back”) certain executive bonuses in the event of misconduct leading to a financial restatement. Also, our 2011 Incentive and Stock Award Plan allows the Company to “claw back” outstanding or already settled equity-based awards, and the proposed 2020 Incentive and Stock Award Plan includes this “clawback” feature.

EQUITY OWNERSHIP AND HOLDING REQUIREMENTS

•	Senior Executive Equity Ownership and Holding Requirements. The Company requires senior executives to hold shares or stock units of our common stock with a value equal to a multiple of base salary. The multiple for our Chief Executive Officer is six, and the multiple for our other senior executives is three. Senior executives are required to hold shares of the Company’s common stock acquired in connection with equity-based awards until they reach their ownership multiple and may not sell any shares of the Company’s common stock unless they maintain their ownership multiple.

•	Director Equity Ownership and Holding Requirements. Directors are required to acquire over time, and thereafter hold (directly or indirectly), shares or stock units of our common stock with a value equal to at least five times the Board’s basic annual retainer (currently, $600,000). Directors may not sell shares of the Company’s common stock until this ownership threshold is attained.

Guidelines for Corporate Governance

The Company and the Board of Directors formally express many of our governance policies through our Guidelines for Corporate Governance (our “Governance Guidelines”). The Governance Guidelines are posted on our website at mmc.com/about/corporate-governance.html.

The Governance Guidelines summarize certain policies and practices designed to assist the Board in fulfilling its fiduciary obligations to the Company’s stockholders, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

•	The Board’s responsibility, alongside management, for setting the “tone at the top” and overseeing management’s strategy to promote a culture of integrity throughout the Company. (Section A)

•	Specific Board functions (Section B), such as:

Corporate Focus

•	reviewing, monitoring and, where appropriate, approving the Company’s strategic and operating plans, fundamental financial objectives and major corporate actions;

•	assessing major risks facing the Company and reviewing enterprise risk management (“ERM”) programs and processes;

•	overseeing the integrity of the Company’s financial statements and financial reporting processes;

•	reviewing processes to maintain the Company’s compliance with legal and ethical standards; and

•	reviewing and monitoring the effectiveness of the Company’s corporate governance practices.

Management Focus

•	selecting the CEO and planning for succession;

•	regularly evaluating the performance of, and determining the compensation paid to, the CEO; and

•	providing oversight and guidance regarding the selection, evaluation, development, succession and compensation of other senior executives.

•	Succession planning and management development. (Section C)

•	Director qualification standards and director independence. (Sections D.2 and D.3)

•	Limits on serving on more than four public company boards. (Section D.5)

•	Majority voting in director elections. (Section E.3)

•	Resignation and retirement requirements for independent directors. (Section E.5)

•	Separation of chairman and CEO roles. (Section F.2)

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Corporate Governance (Continued)

•	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

•	Annual Board review of the Company’s long-term strategic plan and the strategic plans of the Company’s businesses. (H.4)

•	Board access to management and professional advisors. (Section I)

•	Director stock ownership requirements. (Section K.2)

•	Prohibition on directors’ hedging and pledging Company securities. (Section K.3)

•	Annual Board and committee evaluations. (Section L)

•	Policy on interested stockholder transactions. (Section O)

Stockholder Engagement

In 2011, we expanded the breadth and consistency of our stockholder engagement. In each of the past five years, we have engaged with institutional stockholders holding approximately 36% to 45% of our stock. Discussions with stockholders cover corporate governance, executive compensation and environmental and social topics. Feedback received during the stockholder engagement process is shared with senior executives, the Board and its committees. We are committed to ongoing engagement with our stockholders and intend to continue these outreach efforts.

Risk Oversight

It is the responsibility of the Company’s senior management to assess and manage our exposure to risk and to bring to the Board’s attention the most material risks facing the Company. The Board oversees risk management directly and through its committees.

Annually, the Board reviews management’s assessment of the Company’s key enterprise risks. Senior management then briefs the Board on its strategy with respect to each risk and provides a mid-year status update and a report at year-end. The Board receives updates from management on specific risks throughout the year, including on human capital management and cybersecurity.

The Audit Committee regularly reviews the Company’s policies and practices with respect to risk assessment and risk management, including cybersecurity risk. The Directors and Governance Committee considers risks related to CEO succession planning, and the Compensation Committee considers risks relating to the design of executive compensation programs and arrangements. See the discussion under “Committees” on page 12 for additional information about the Board’s committees.

Environmental, Social and Governance (ESG) Oversight and Activities

The Board has formally focused on key aspects of the Company’s environmental, social and governance (ESG) initiatives since 2008, when it created a Board committee to focus on this area. In addition, the Company has a management committee with colleagues across our four global businesses and corporate departments to coordinate and communicate on the Company’s ESG initiatives. Our most recent Corporate Citizenship Report, Pay Equity Statement, statement on Human Rights and related information is available on our website at mmc.com/about/esg.html.

The Board oversees the Company’s ESG initiatives and strategies primarily through its committees.

ESG Committee.   The ESG Committee (formerly, the Corporate Responsibility Committee) oversees and supports the Company’s commitment to social, environmental and other public policy initiatives. It includes members from each of the Board’s other committees. The ESG Committee receives reports at least annually on environmental matters from the Company’s Chief Sustainability Officer and on diversity and inclusion and social impact matters from the Company’s Chief Human Resources Officer. The ESG Committee maintains contact with the Directors and Governance Committee and the Compensation Committee on matters of mutual interest relating to corporate governance.

Compensation Committee.   The Compensation Committee has responsibility to review certain key human resource strategic activities, including those relating to diversity, training and recruitment. The Compensation Committee coordinates with the ESG Committee on diversity initiatives and receives annual reports on diversity and inclusion from the Company’s Chief Human Resources Officer.

Directors and Governance Committee.   The Directors and Governance Committee takes a leadership role in shaping the Company’s corporate governance principles and practices. It receives regular updates on governance practices and developments from the Company’s General Counsel.

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Corporate Governance (Continued)

Audit Committee.   The Audit Committee has responsibility for the Company’s policies, systems and controls designed to promote ethical behavior and compliance with applicable legal and regulatory requirements. It receives regular updates from the Company’s Chief Compliance Officer.

Following each committee meeting, the respective committee chair reports on the meeting to the full Board. See the discussion under “Committees” on page 12 for additional information about the Board’s committees.

Management ESG Committee.   In 2018, a committee was formed with members drawn from across the Company to coordinate and communicate the Company’s ESG initiatives. The committee is comprised of colleagues from our four global businesses and corporate departments. Members of the committee include the Company’s Deputy General Counsel, Corporate Secretary & Chief Compliance Officer, secretaries to the Board’s committees, the Company’s Chief Sustainability Officer, as well as other colleagues who support the Company’s ESG initiatives.

Codes of Conduct

Our reputation is fundamental to our business. The Company’s directors, senior executives and colleagues are expected to act ethically at all times. The Company’s codes of conduct and ethics are posted on the Company’s website at mmc.com and copies are available to any stockholder upon request.

THE GREATER GOOD

Foundational to who we are is our culture of integrity, reflected in The Greater Good, our code of conduct everywhere we do business in the world. The Greater Good applies to all of our directors, officers and other colleagues and requires the Company’s agents, subcontractors and suppliers to comply with relevant aspects of our compliance policies. Each year, the Company’s directors and senior executives certify their commitment to The Greater Good.

The Greater Good supports colleagues in making decisions in situations where it may not be clear—or easy. Our colleagues are provided with comprehensive training and communication of The Greater Good, including through our digital hub at integrity.mmc.com. In 2020, an updated version of The Greater Good is being distributed to colleagues, accompanied by manager-led training and discussions about what it means to live The Greater Good.

CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

The Company has also adopted an additional Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website within four business days.

CEO Succession Planning and Succession Planning for Senior Executives

The Board believes that planning for CEO succession is one of its most important responsibilities. CEO succession planning is regularly discussed at Board meetings and in executive sessions. In addition, every year our CEO and Chief Human Resources Officer review with the Board potential internal candidates, including their qualifications, experience and development. At least annually, independent directors meet with the CEO to discuss potential successors. The Board, taking into account the recommendations of the Directors and Governance Committee, approves and maintains a succession plan for the CEO. In addition, a confidential procedure is maintained for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or his sudden incapacitation or departure.

The Board also believes that planning for succession below the CEO level is a key responsibility. The CEO periodically reviews with the independent directors the performance of senior executives and their qualifications, experience and development. The Compensation Committee has responsibility for reviewing the Company’s executive talent review process for senior executives. Every year, our Chief Human Resources Officer and CEO review with the Compensation Committee succession plans for direct reports to the CEO and other key executive positions.

Directors engage with senior executives and others at Board, committee and preparatory meetings as well as an annual meeting of the Board and the MMC Executive Committee. Directors also engage with senior executives and others in less formal settings to allow directors to personally assess potential candidates for CEO and senior executive roles.

Director Recruitment, Nomination and Succession Planning

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at the Company’s annual meeting of stockholders.

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Corporate Governance (Continued)

DIRECTOR RECRUITMENT

The Board has delegated to the Directors and Governance Committee the authority to identify, consider and recommend to the Board potential new director candidates. An overview of the Board’s director recruitment process is provided below.

OVERVIEW OF DIRECTOR RECRUITMENT PROCESS
EVALUATE BOARD COMPOSITION

•  The Directors and Governance Committee reviews Board composition at least annually.

•  The Committee reviews with the Board periodically the skills and characteristics to be sought in director candidates.

IDENTIFY DIVERSE POOL OF CANDIDATES

•  The Directors and Governance Committee and the Board seek to reflect gender, racial and ethnic diversity in the pool of director candidates.

•  Candidates may be recommended by search firms engaged by the Committee, other directors and stockholders.

ASSESS POTENTIAL CANDIDATES

•  Potential candidates are evaluated against the “Director Qualifications” on page 9 and the skills and experiences shown in the “Director Skills and Experience” matrix on page 10, as well as for independence and potential conflicts.

•  Members of the Directors and Governance Committee and other directors meet with potential candidates.

RECOMMEND CANDIDATES FOR APPROVAL	• The Directors and Governance Committee recommends candidates to the Board for approval. • Stockholders vote on director nominees at the annual meeting of stockholders.

DIRECTOR NOMINATION PROCESS

As part of the process for nominating director candidates, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our business and represent stockholder interests. In deciding whether to nominate an incumbent director for re-election, the Board considers many factors, including the criteria described under “Director Qualifications” on page 9 such as gender, racial and ethnic diversity, as well as his or her length of service and performance on the Board.

DIRECTOR SUCCESSION PLANNING

The Board is committed to effective succession planning. The Directors and Governance Committee has responsibility to review the composition and structure of the Board as a whole, taking into account such factors as the Board’s current mix and diversity of skills, backgrounds and experiences, and to make recommendations to the Board as appropriate. In its review of Board composition, the Directors and Governance Committee considers succession planning in light of factors such as skills needed and upcoming retirements and other potential departures.

CHANGES IN DIRECTORS SINCE THE LAST ANNUAL MEETING OF STOCKHOLDERS

Ms. Ingram and Ms. Lute joined the Board in July 2019 and March 2020, respectively. Elaine La Roche, who served with distinction as a director since 2012, passed away in August 2019.

Ms. Ingram and Ms. Lute were identified and recommended to the Directors and Governance Committee by a search firm retained by the Committee. In addition to identifying and providing information on a number of potential director candidates during each search, the search firm reviewed and provided information about Ms. Ingram and Ms. Lute for review by the Directors and Governance Committee and the Board.

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Corporate Governance (Continued)

Director Orientation and Continuing Education

All new directors participate in an orientation program throughout their first year on the Board to familiarize them with the Company’s business, strategy, finances, policies, corporate governance practices and culture. The orientation program includes in-person meetings with the Company’s senior executives and comprehensive background materials, including our code of conduct, The Greater Good. Directors certify their commitment to The Greater Good every year. Additional orientation sessions with key advisors are provided for Audit and Compensation Committee members. Orientation sessions are tailored upon request to meet directors’ needs and interests.

Directors are also encouraged to participate in continuing education programs. Continuing education programs may be part of regular Board or committee meetings or third-party presentations. Additionally, the Company pays for directors to have access to third-party resources that provide updates on issues and programs relevant to public companies and their directors.

Director Independence

The Board has determined that all directors other than Mr. Glaser are independent under the New York Stock Exchange (“NYSE”) listed company rules and the standards set forth in the Governance Guidelines. Additionally, the Board determined that Elaine La Roche, who served as a director until she passed away in August 2019, was independent under these standards. Therefore, the Board has satisfied the objective, set forth in the Governance Guidelines, that a substantial majority of the Company’s directors be independent of management.

For a director to be considered independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Board has established standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. The Company’s director independence standards are set forth as Annex A to our Governance Guidelines.

All members of the Audit, Compensation and Directors and Governance Committees must be independent directors under the NYSE listed company rules and the standards set forth in the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than compensation received in their capacity as members of the Board or any committee of the Board. The Board evaluated each member of the Compensation Committee under the additional NYSE compensation committee member independence standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the chairman of the Board and the chair of the Directors and Governance Committee.

Review of Related Person Transactions

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary.

In determining whether to approve or ratify a related person transaction, the Directors and Governance Committee will review the facts and circumstances including: the commercial reasonableness of the transaction; the benefits of the transaction to the Company; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction and the potential impact of the transaction on the independence of any of the Company’s directors. The Directors and Governance Committee will approve or ratify a related person transaction only if the Committee determines that the related person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

If the Directors and Governance Committee determines not to approve or ratify a related person transaction, the transaction will not be entered into or continued. No member of the Directors and Governance Committee will participate in any review or determination if the Committee member or any of his or her immediate family members is the related person.

See the discussion under “Transactions with Management and Others” on page 81.

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Corporate Governance (Continued)

Stockholder Nominations for Director Candidates

Stockholders may recommend or nominate director candidates in writing to the Company’s Corporate Secretary. All stockholder recommendations for director candidates are considered, and they are evaluated in the same manner as other director candidates. Nominating stockholders must meet the requirements described in Article III of our bylaws. The notice of nomination also must meet bylaw requirements, including as to timeliness and form. Recommendations and notices of nomination should be delivered to the Company’s Corporate Secretary at our principal executive offices: Marsh & McLennan Companies, Inc., Attn: Directors and Governance Committee, c/o Katherine J. Brennan—Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774. See the discussion under “Submission of Stockholder Proposals and Other Items of Business for 2021 Annual Meeting” on page 86.

Director Election Voting Standard

The Company’s bylaws provide that, in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board.

In connection with the Company’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

•	The Board shall nominate for election only director candidates who agree to tender to the Board an irrevocable resignation that will be effective upon (i) a director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the Board’s acceptance of such resignation.

•	Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for election, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

•	If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board.

Communicating with Directors

Holders of the Company’s common stock and other interested parties may send communications to the Board of Directors, the independent chairman, any of the directors or the independent directors as a group by mail (addressed to Katherine J. Brennan—Corporate Secretary, at the address shown below), online at ethicscomplianceline.com or by telephone (local dialing instructions can be found at ethicscomplianceline.com). Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements, product-related communications, surveys and job referral materials such as resumes.

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Corporate Governance (Continued)

Communicating Concerns Regarding Accounting Matters

The Audit Committee of the Board of Directors has established procedures to enable anyone who has a concern about the Company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing, by telephone or online as follows:

By mail to:

Marsh & McLennan Companies, Inc.

Audit Committee of the Board of Directors

c/o Katherine J. Brennan—Corporate Secretary

1166 Avenue of the Americas, Legal Department

New York, New York 10036-2774

By telephone or online:

Go to this website for dialing instructions or to raise a concern online:

ethicscomplianceline.com

Further details of the Company’s procedures for handling complaints and concerns of colleagues and other interested parties regarding accounting matters are posted on our website at mmc.com/about/corporate-governance.html.

Company policy prohibits retaliation against anyone who raises a concern in good faith.

8          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Board of Directors and Committees

Board Composition, Leadership and Size

At the 2020 annual meeting, stockholders will vote on the election of thirteen (13) directors. H. Edward Hanway currently serves as the Board’s independent chairman.

The only member of management who serves on the Board is Daniel S. Glaser, the Company’s President and Chief Executive Officer. The position of chairman of the Board has been held by an independent director since 2005. The Board believes that this currently is the best leadership structure for the Company.

Director Qualifications

As provided in our Governance Guidelines, all directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability and must be committed to representing all of the Company’s stockholders rather than any particular interest group. In addition to these characteristics, our Governance Guidelines provide that each director candidate be evaluated by the Board against the following criteria: (1) the candidate’s personal and professional reputation and background; (2) the candidate’s knowledge and experience with the company’s businesses and industries; (3) the candidate’s experience with businesses or other organizations comparable to the Company in terms of size or complexity; (4) the interplay of the candidate’s skills and experience with those of the incumbent directors; (5) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (6) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (7) relevant legal and regulatory requirements and evolving best practices in corporate governance; (8) the gender, racial, ethnic and cultural diversity of each potential candidate and (9) any other criteria the Board deems appropriate.

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Board of Directors and Committees (Continued)

Director Skills and Experience

As a global professional services firm offering clients advice and solutions in risk, strategy and people, the eight areas of expertise described in the chart below support our business and strategy. The chart identifies the five principal skills that the Directors and Governance Committee considered for each director when evaluating that director’s experience and qualifications to serve as a director. Additional information about each director’s background, business experience and other matters, as well a description of how each individual’s experience qualifies him or her to serve as a director of the Company is provided under the heading “Item 1—Election of Directors” beginning on page 16.

Skills and Experience
Leadership: Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership role.	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Financial: Background and experience in finance, accounting, banking, capital markets, financial reporting or economics.	🌑	🌑	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑
Industry: Experience in the Company’s businesses and industries, including insurance, insurance and reinsurance brokerage, consulting and healthcare.	🌑		🌑	🌑				🌑		🌑			🌑
International: International background or global experience, including in growth markets.		🌑	🌑	🌑		🌑	🌑	🌑			🌑
Technology: Experience in technology, innovation or cybersecurity, particularly as a senior executive.					🌑	🌑	🌑	🌑				🌑
Corporate Governance & Responsibility: Experience with governance principles or corporate responsibility initiatives, including sustainability and diversity and inclusion.	🌑	🌑			🌑	🌑			🌑		🌑		🌑
Government Relations & Regulatory: Experience with government relations, regulatory matters or regulated industries and political affairs.		🌑		🌑		🌑	🌑		🌑	🌑		🌑
Risk Management: Experience in risk management, strategic planning or compliance.	🌑		🌑		🌑		🌑		🌑	🌑	🌑	🌑	🌑
Diversity: Gender, racial, ethnic or cultural diversity.	🌑	🌑			🌑	🌑	🌑					🌑

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Board of Directors and Committees (Continued)

Board Diversity

We are committed to maintaining a diverse and inclusive Board. Of our thirteen directors, six (46%) are diverse, including three women.

Our Governance Guidelines specify that the gender, racial, ethnic and cultural diversity of each potential director candidate be considered by the Board. In its recruitment process, the Directors and Governance Committee and the Board seek to reflect gender, race, ethnic and cultural diversity in the pool of director candidates. The Directors and Governance Committee and the Board also consider gender, race, ethnic and cultural diversity in the director nomination process.

Board Refreshment

The Board is committed to effective succession planning and refreshment. Two directors have joined in the past twelve months, and a total of four directors have joined since 2016, enhancing the Board’s breadth and depth of experience and diversity. The average tenure of our directors is nine years. In deciding whether to nominate an incumbent director for re-election, the Board considers many factors, including tenure and an assessment of independence. The Board believes that term limits might arbitrarily deprive the Board of the contributions of directors who have valuable insight, developed over time, into the Company and its industries. The Board believes that a mix of director tenures provides fresh viewpoints, institutional knowledge and historical perspective.

Retirement

Our Governance Guidelines require our independent directors to resign no later than at the annual meeting of stockholders following their 75th birthday. Any director who is an employee of the Company will resign from the Board when his or her employment ends.

Attendance

The Board held nine meetings, including telephonic meetings, during 2019. The average attendance by directors at meetings of the Board and its committees held during 2019 was approximately 96%. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend the annual meetings of stockholders. All but one of our then-serving directors attended the 2019 annual meeting of stockholders.

Executive Sessions

Our independent directors meet in executive session without management at regularly scheduled in-person Board meetings. In 2019 they held six executive sessions, which were presided over by the independent chairman of the Board. In addition, the members of the Audit, Compensation and Directors and Governance Committees meet in executive session without management at regularly scheduled in-person committee meetings.

Board and Committee Evaluations

Our Governance Guidelines provide that the Directors and Governance Committee oversees an annual evaluation of the Board’s performance and effectiveness. In addition, the charters for the Audit, Compensation, Directors and Governance and ESG Committees provide that each committee evaluates its own performance annually.

BOARD EVALUATIONS

The annual evaluation of the Board focuses on its contribution to the Company over the preceding year, including areas in which the Board or management believes the Board could enhance its future contributions. More generally, directors are encouraged to make suggestions at any time for improving the Board’s practices.

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Board of Directors and Committees (Continued)

An overview of the Board self-evaluation process is provided below.

OVERVIEW OF BOARD SELF-EVALUATION PROCESS
DETERMINE FORM AND CONTENT OF SELF-EVALUATION	• The Directors and Governance Committee determines the form and content of the evaluation each year, taking into account director and stockholder feedback and best practices.
DISCUSS IN EXECUTIVE SESSION	• The self-evaluation takes place in executive session using a compilation of unattributed responses, which is provided to directors in advance of the meeting.
RESPOND TO FEEDBACK	• Based on director feedback, changes are considered and, as appropriate, implemented.

For the evaluation of 2019, the Directors and Governance Committee considered the form of the evaluation, including whether to engage a third party for the evaluation, and determined to use a questionnaire soliciting qualitative commentary and quantitative ratings from each director. Recent changes to the questionnaire include beginning with open-ended discussion questions, soliciting more qualitative feedback, including regarding key indicators of the strength of the Company’s culture, and shortening the questionnaire by deleting and consolidating items that cover similar topics. The questionnaire also solicits the directors’ views on topics such as:

•	the Board’s key priorities

•	the Board’s knowledge base

•	fulfillment of the Board’s and committees’ responsibilities

•	the Board’s interaction with management

•	the Board’s structure, composition and committees

•	Board meetings and related processes

Recent changes made in response to director feedback from the Board evaluation include changing committee assignments and holding more Board meetings in locations other than the Company’s principal offices in New York City.

COMMITTEE EVALUATIONS

The Audit, Compensation, Directors and Governance and ESG Committees evaluate their own performance annually pursuant to their respective charters. Each committee is provided material in advance to assist with assessing its performance of its responsibilities under its charter and our Governance Guidelines. These materials include questions for discussion, summaries of the committee’s activities and responsibilities and feedback from the Board self-evaluation regarding the committee. Each committee conducts its self-evaluation in executive session.

Committees

Our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, an ESG Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation and Directors and Governance Committees is limited to independent directors as required by the Company, the listing standards of the NYSE and the SEC’s independence rules. The ESG Committee must consist of a majority of independent directors as required by the Company. Each of these committees is governed by a charter, which is available on our website at mmc.com/about/corporate-governance.html.

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Board of Directors and Committees (Continued)

The table below shows current committee assignments and the number of times each committee met in 2019:

Director	Audit	Compensation	Directors and Governance	Finance	ESG	Executive
Anthony K. Anderson	🌑				🌑
Oscar Fanjul		🌑		CHAIR		🌑
Daniel S. Glaser				🌑		🌑
H. Edward Hanway		🌑	🌑	🌑		CHAIR
Deborah C. Hopkins		🌑	🌑	🌑
Tamara Ingram	🌑				🌑
Jane H. Lute	🌑				🌑
Steven A. Mills		CHAIR	🌑			🌑
Bruce P. Nolop	CHAIR			🌑		🌑
Marc D. Oken				🌑	🌑
Morton O. Schapiro		🌑	CHAIR		🌑	🌑
Lloyd M. Yates	🌑				CHAIR
R. David Yost		🌑	🌑	🌑
2019 Meetings	10	6	4	4	4	0

AUDIT COMMITTEE

The Audit Committee is charged, among other things, with assisting the Board in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of the Company’s internal audit function;

•	the Company’s policies and implementation of systems and controls designed to promote ethical behavior;

•	compliance by the Company with legal and regulatory requirements; and

•	the Company’s enterprise risk management programs and processes.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by our independent registered public accounting firm. The Company’s independent registered public accounting firm reports to the Audit Committee.

All members of the Audit Committee are “financially literate,” as required by the NYSE and determined by the Board. The Board has determined that Anthony K. Anderson, Bruce P. Nolop and Lloyd M. Yates have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to:

•	evaluate the performance and determine the compensation of our chief executive officer;

•	review and approve the compensation of our other senior executives;

•	review certain key human resource strategic activities, including those relating to diversity, training and recruitment; and

•	oversee and discharge its responsibilities for the Company’s incentive compensation plans for our senior executives and equity-based award plans.

Meeting Schedule.   The Compensation Committee met six times in 2019, including a special meeting in February to complete its annual review of, and make decisions on, executive compensation. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee

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Board of Directors and Committees (Continued)

receives support from its independent compensation consultant and the Company’s management, including the Company’s human resources staff, as described below. At each of its meetings, the Compensation Committee meets in executive session and without management present. The independent compensation consultant attends portions of the executive sessions.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the chair is authorized to take action on behalf of the Compensation Committee between its regularly scheduled meetings, within prescribed guidelines. If any such action is taken, the chair reports such action to the Compensation Committee at its next regularly scheduled meeting.

Independent Compensation Consultant.   The Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant to support the Compensation Committee in performing its duties and to provide analysis and make recommendations to the Compensation Committee regarding our executive compensation program. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

•	participating in meetings and executive sessions of the Compensation Committee to advise the Compensation Committee on specific matters that arise;

•	offering objective advice regarding the compensation and policy recommendations presented to the Compensation Committee by the Company’s management, including senior members of the Company’s human resources staff; and

•	providing data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2019. Except for the services provided to the Compensation Committee, neither the individual compensation consultant nor Pay Governance LLC nor any of its affiliates provided any services to the Company or its affiliates in 2019.

The Compensation Committee assessed the work of Pay Governance LLC during 2019 pursuant to SEC rules and concluded that Pay Governance’s work did not raise any conflict of interest.

Company Management.   The Company’s management, including the Company’s human resources staff, supports the Compensation Committee by:

•	developing meeting agendas in consultation with the chair of the Compensation Committee and preparing background materials for Compensation Committee meetings;

•	making recommendations to the Compensation Committee on the Company’s compensation philosophy, governance initiatives and short-term and long-term incentive (“LTI”) compensation design, and by providing input regarding the individual performance component of annual bonus awards; and

•	responding to actions and initiatives proposed by the Compensation Committee.

In addition, our President and Chief Executive Officer provides recommendations with respect to the compensation of our other senior executives.

Our President and Chief Executive Officer, senior members of the Company’s human resources staff and internal legal counsel attended Compensation Committee meetings when invited but were not present for executive sessions or for any discussion of their own compensation.

Timing and Procedures of Equity-Based Compensation Awards.   Annual awards under our LTI compensation program are approved at a prescheduled meeting of the Compensation Committee each February and, consistent with our historical practice, are granted on that same date.

In addition, the Compensation Committee periodically grants restricted stock unit awards to newly hired senior executives and to continuing senior executives for increased responsibilities that accompany changes in position and for retention purposes. These awards are approved at prescheduled meetings of the Compensation Committee. The Compensation Committee has also authorized our President and Chief Executive Officer to make such awards to individuals who are not senior executives, subject to prescribed parameters. These awards are granted on the first calendar day of the month following approval of the award by the Compensation Committee or our President and Chief

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Board of Directors and Committees (Continued)

Executive Officer, as applicable. In the event that an award is approved prior to an individual’s start date with the Company, the award will be granted on the first calendar day of the first month on or following the individual’s start date; however, if an award is approved contingent on the award recipient providing documentation supporting the forfeiture of compensation from a former employer and that documentation has not been provided as of the individual’s start date, the award will be granted on the first calendar day of the month following the provision of such documentation and acceptance by the Company.

Typically, equity-based awards are denominated as a dollar value and then converted into a number of performance stock units, restricted stock units or stock options. The number of performance stock units or restricted stock units is determined based on the fair market value of the Company’s common stock, which is defined as the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. The number of stock options is determined based on the grant date fair value of a stock option to purchase a share of the Company’s common stock. The grant date fair value of stock options and performance stock units is determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. We believe that our equity-based compensation grant procedures effectively protect against the manipulation of grant timing for employee gain.

The Company’s human resources staff regularly monitors, and updates the Compensation Committee on, the use of shares of the Company’s common stock for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual LTI compensation, the Compensation Committee considers share use and equity run rate (as defined in “Item 4 — Approval of the 2020 Incentive and Stock Award Plan” on page 66) so that annual LTI awards, and the extent to which shares of the Company’s common stock are used for those awards, are maintained at a reasonable level.

DIRECTORS AND GOVERNANCE COMMITTEE

The Directors and Governance Committee’s duties and responsibilities include, among other things:

•	assisting the Board by identifying, considering and recommending, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s annual meeting of stockholders;

•	recommending Board committee assignments;

•	overseeing the development and implementation of succession planning for the Company’s chief executive officer; and

•	developing and recommending to the Board the Company’s Governance Guidelines, including taking a leadership role in shaping the Company’s corporate governance.

FINANCE COMMITTEE

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters, the Company’s capital structure, capital management and methods of corporate finance (including proposed issuances of securities or other financing transactions) and proposed acquisitions, divestitures or other strategic transactions.

ESG COMMITTEE

The ESG Committee’s purpose is to oversee and support the Company’s commitment to social, environmental and other public policy initiatives. The ESG Committee receives at least annual updates on sustainability, environmental matters, social impact and diversity and inclusion topics and reports to the Board on a regular basis.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or the Company’s bylaws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting.

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Election of Directors

Item 1 — Election of Directors

At the 2020 annual meeting, stockholders will vote on the election of the thirteen (13) nominees listed on the following page for a one-year term. As described under “Director Recruitment, Nomination and Succession Planning” on page 5, Ms. Ingram and Ms. Lute joined the Board in the past twelve months, and they appear on the ballot for the first time.

The Board has nominated each of these individuals to serve until the 2021 annual meeting. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size. Each director holds office until his or her successor has been duly elected and qualified or his or her earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s annual meeting of stockholders, the Board has evaluated each nominee by reference to the criteria described above on pages 9 and 10 under the headings “Director Qualifications” and “Director Skills and Experience.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, including their current committee assignments, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company.

The Board of Directors recommends that you vote FOR all of the director nominees.

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Election of Directors (Continued)

Name/Age	Director Since	Background	Independent	Other Public Company Boards	Committees
Anthony K. Anderson, 64	2016	Former Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP	Yes	3	Audit ESG
Oscar Fanjul, 70	2001	Vice Chairman of Omega Capital, Founding Chairman and Former Chief Executive Officer of Repsol	Yes	2	Compensation Executive Finance (Chair)
Daniel S. Glaser, 59	2013	President and Chief Executive Officer of Marsh & McLennan Companies, Inc.	No	0	Executive Finance
H. Edward Hanway, 68	2010	Former Chairman and Chief Executive Officer of CIGNA Corporation	Yes	0	Compensation Directors and Governance Executive (Chair) Finance
Deborah C. Hopkins, 65	2017	Former Chief Executive Officer of Citi Ventures, Former Chief Innovation Officer of Citigroup	Yes	2	Compensation Directors and Governance Finance
Tamara Ingram, 59	2019	Global Chairman, Wunderman Thompson	Yes	0	Audit ESG
Jane H. Lute, 63	2020	President and Chief Executive Officer, SICPA North America	Yes	2	Audit ESG
Steven A. Mills, 68	2011	Former Executive Vice President of Software & Systems of International Business Machines Corporation (IBM)	Yes	0	Compensation (Chair) Directors and Governance Executive
Bruce P. Nolop, 69	2008	Former Executive Vice President and Chief Financial Officer of E*Trade Financial Corporation	Yes	2	Audit (Chair) Executive Finance
Marc D. Oken, 73	2006	Chairman of Falfurrias Capital Partners	Yes	1	ESG Finance
Morton O. Schapiro, 66	2002	President and Professor of	Yes	0	Compensation
		Economics, Northwestern University			Directors and Governance (Chair) ESG Executive
Lloyd M. Yates, 59	2011	Former Executive Vice President of Duke Energy and President of Duke Energy’s Carolinas Region	Yes	3	Audit ESG (Chair)
R. David Yost, 72	2012	Former President and Chief Executive	Yes	2	Compensation
		Officer of AmerisourceBergen			Directors and Governance Finance

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Election of Directors (Continued)

Anthony K. Anderson
Director since: 2016 Age: 64 Other Public Company Boards: AAR Corp. Avery Dennison Corporation Exelon Corporation Past five years: First American Financial Corporation	Committees: Audit ESG Key Skills and Experience: Leadership Financial Industry Corporate Governance & Responsibility Risk Management

Business Experience

Mr. Anderson served as Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP from 2006 until his retirement in April 2012. He joined Ernst & Young in 1977 and held various management positions during his 35-year career there. Mr. Anderson served on the Board of the Federal Reserve Bank of Chicago from 2008 to 2010. He is a member of the American, California and Illinois Institutes of Certified Public Accountants. Mr. Anderson is also a director of AAR Corp., Avery Dennison Corporation and Exelon Corporation. He is a former director of First American Financial Corporation.

Qualifications

We believe Mr. Anderson’s qualifications to serve on our Board of Directors include his significant experience as an audit partner serving insurance and insurance brokerage entities and his leadership and management experience with a global professional services organization.

Oscar Fanjul
Director since: 2001 Age: 70 Other Public Company Boards: LafargeHolcim Ferrovial Past five years: Acerinox and Deoleo	Committees: Compensation Executive Finance (Chair) Key Skills and Experience: Leadership Financial International Corporate Governance & Responsibility Government Relations & Regulatory

Business Experience

Mr. Fanjul is Vice Chairman of Omega Capital, a private investment firm based in Spain. Mr. Fanjul is the Founding Chairman and former Chief Executive Officer of Repsol. Mr. Fanjul is Vice Chairman of the Board of LafargeHolcim and a director of Ferrovial. He is a Trustee of the Museo Nacional Centro de Arte Reina Sofia. Mr. Fanjul is a former director of Unilever, the London Stock Exchange, Areva, Acerinox and Deoleo. He is a dual Spanish and Chilean national and has a PhD in Economics.

Qualifications

We believe Mr. Fanjul’s qualifications to serve on our Board of Directors and chair our Finance Committee include his extensive experience in international markets with global companies, his understanding of global business practices and his perspective from being based outside the US.

18          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Election of Directors (Continued)

Daniel S. Glaser
Director since: 2013 Age: 59 Other Public Company Boards: N/A	Committees: Executive Finance Key Skills and Experience: Leadership Financial Industry International Risk Management

Business Experience

Mr. Glaser is President and Chief Executive Officer of Marsh & McLennan Companies. Prior to starting his current role in January 2013, Mr. Glaser served as Group President and Chief Operating Officer of the Company. He rejoined Marsh & McLennan Companies in December 2007 as Chairman and Chief Executive Officer of Marsh, returning to the firm where he had begun his career right out of university in 1982. Mr. Glaser is an insurance industry veteran who has held senior positions in commercial insurance and insurance brokerage, working in the United States, Europe and the Middle East. Mr. Glaser serves as the Chairman of the US Federal Advisory Committee on Insurance (FACI). He is a member of the Board of Trustees for The Institutes and Ohio Wesleyan University; the Board of Directors for the Partnership for New York City. He is also the Co-Chair of the International Advisory Board for BritishAmerican Business.

Qualifications

As the only member of the Company’s management team on the Board, Mr. Glaser’s presence on the Board provides directors with direct access to the Company’s chief executive officer and helps facilitate director contact with other members of the Company’s senior management.

H. Edward Hanway
Director since: 2010 Age: 68 Other Public Company Boards: N/A	Committees: Compensation Directors and Governance Executive (Chair) Finance Key Skills and Experience: Leadership Financial Industry International Government Relations & Regulatory

Business Experience

Mr. Hanway served as Chairman and Chief Executive Officer of CIGNA Corporation from 2000 until his retirement in 2009. From 1999 to 2000, he served as President and Chief Operating Officer of CIGNA. From 1996 to 1999, he was President of CIGNA HealthCare and from 1989 to 1996 was President of CIGNA International. Mr. Hanway is a former member of the Board of Directors of America’s Health Insurance Plans (AHIP). He is also a past Chairman of the Council on Affordable Quality Healthcare (CAQH) and has been active in a wide range of issues and initiatives associated with children’s health and education. He serves on the Board of Trustees of the Delaware County Community Foundation and is Chairman of the Drexel Neumann Academy and Faith in the Future Foundation, an organization committed to growth of Catholic education in the Archdiocese of Philadelphia.

Qualifications

We believe Mr. Hanway’s qualifications to chair our Board of Directors include his years of executive experience in the insurance industry, together with his background in the health and benefits sector, which provide our Board with insight into important areas in which the Company conducts business.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          19

Election of Directors (Continued)

Deborah C. Hopkins
Director since: 2017 Age: 65 Other Public Company Boards: Union Pacific Corporation Virtusa Corporation Past five years: Qlik Technologies	Committees: Compensation Directors and Governance Finance Key Skills and Experience: Leadership Financial Corporate Governance & Responsibility Technology Risk Management

Business Experience

Ms. Hopkins was the founder and Chief Executive Officer of Citi Ventures and served as Citigroup’s first Chief Innovation Officer. Previously at Citi she was Chief Operations and Technology officer of the company and Senior Advisor to the Corporate and Investment Bank. She retired at the end of 2016. Prior to joining Citigroup in 2003 as Head of Corporate Strategy and M&A, she was Chief Financial Officer of Lucent Technologies and The Boeing Company and held senior-level positions at General Motors in the US and Zurich and at Unisys Corporation, after starting her career at Ford. Ms. Hopkins was twice named to Fortune’s 10 most powerful women in business and was on Institutional Investor’s Top 50 list every year from 2011 until she retired. Ms. Hopkins is an independent member of the Executive board, Treasurer and Finance Chair of St. John’s Hospital Foundation located in Jackson, Wyoming. She is a director of Union Pacific Corporation, Virtusa Corporation and privately-held cybersecurity company, Deep Instinct. She is a former director of Qlik Technologies, E.I. DuPont de Nemours & Company and Dendrite International. Ms. Hopkins holds honorary doctorate degrees from Westminster College and Walsh College and a B.A. in Accounting from Walsh College.

Qualifications

We believe Ms. Hopkins’s qualifications to serve on our Board of Directors include her significant leadership positions in finance, technology and innovation at various multinational companies.

Tamara Ingram
Director since: 2019 Age: 59 Other Public Company Boards: N/A Past five years: Serco Group plc	Committees: Audit ESG Key Skills and Experience: Leadership International Technology Corporate Governance & Responsibility Government Relations & Regulatory

Business Experience

Ms. Ingram is Global Chairman, Wunderman Thompson, an international global advertising agency. Ms. Ingram held previous roles at WPP plc, a media conglomerate, including Global Chief Executive Officer of J. Walter Thompson, Grey UK’s Group Chief Executive Officer, Global Leader on their Procter & Gamble account, as well as roles at WPP’s wholly owned data investment division, Kantar. Prior to joining WPP plc, Ms. Ingram was Chief Executive Officer of McCann Worldgroup in London and Chief Executive Officer of Saatchi & Saatchi’s London office. Ms. Ingram previously served as a non-executive director of London Stock Exchange-listed companies Sage Group plc and Serco Group plc. She is a Trustee of Save the Children International (UK) and was awarded an OBE (Officer of the Most Excellent Order of the British Empire) for her services to tourism through her work as Chairman of Visit London.

Qualifications

We believe Ms. Ingram’s qualifications to serve on our Board of Directors include her significant leadership experience in leading client-focused, global businesses, particularly internationally, and her corporate governance experience from other board service.

20          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Election of Directors (Continued)

Jane H. Lute
Director since: 2020 Age: 63 Other Public Company Boards: Atlas Air Worldwide Holdings, Inc. Union Pacific Corporation	Committees: Audit ESG Key Skills and Experience: Leadership International Technology Government Relations & Regulatory Risk Management

Business Experience

Ms. Lute is the President and CEO of SICPA North America, a company that specializes in providing material and digital integrity solutions to authenticate the provenance and protect the value of products, processes, and documents. Ms. Lute also serves as Special Advisor to the Secretary-General of the United Nations, where she has held several positions in peacekeeping and peace building. Previously, Ms. Lute served as United States Deputy Secretary of Homeland Security from 2009-2013. She also served as Chief Executive Officer of the Center for Internet Security, an operating not-for-profit organization providing cybersecurity services for state, local, tribal and territorial governments. She began her distinguished career in the United States Army and served on the National Security Council staff under both Presidents George H.W. Bush and William Jefferson Clinton. Ms. Lute holds a Ph.D. in political science from Stanford University and a J.D. from Georgetown University. Ms. Lute serves on the Board of Directors of Union Pacific Corporation and Atlas Air Worldwide Holdings, Inc.

Qualifications

We believe Ms. Lute’s qualifications to serve on our Board of Directors include her broad expertise in cybersecurity, vast international experience and her experience managing large, complex organizations.

Steven A. Mills
Director since: 2011 Age: 68 Other Public Company Boards: N/A	Committees: Compensation (Chair) Directors and Governance Executive Key Skills and Experience: Leadership Financial Industry International Technology

Business Experience

Mr. Mills was a senior executive at International Business Machines Corporation (IBM) before his retirement at the end of December 2015. Mr. Mills joined IBM in 1973 and during the course of his 40-plus-year career held various executive leadership positions across the Company. At the time of his retirement, Mr. Mills was the Executive Vice President of Software & Systems, with responsibility for directing IBM’s $40 billion product business, which included over 100,000 employees spanning development, manufacturing, sales, marketing and support professions.

Qualifications

We believe Mr. Mills’ qualifications to serve on our Board of Directors and chair our Compensation Committee include his executive leadership and management experience, his technology expertise, his extensive international experience at IBM and his overall knowledge of global markets.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          21

Election of Directors (Continued)

Bruce P. Nolop
Director since: 2008 Age: 69 Other Public Company Boards: TEGNA Inc. On Deck Capital, Inc.	Committees: Audit (Chair) Executive Finance Key Skills and Experience: Leadership Financial Corporate Governance & Responsibility Government Relations & Regulatory Risk Management

Business Experience

Mr. Nolop retired in 2011 from E*TRADE Financial Corporation, where he served as Executive Vice President and Chief Financial Officer from September 2008 through 2010. Previously he was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008 and Managing Director of Wasserstein Perella from 1993 to 2000. Prior thereto he held positions with Goldman, Sachs & Co., Kimberly-Clark Corporation and Morgan Stanley & Co. Mr. Nolop also serves on the Board of Directors of TEGNA Inc. (formerly Gannett Co., Inc.), On Deck Capital, Inc. and privately-held CLS Group Holdings AG.

Qualifications

We believe Mr. Nolop’s qualifications to serve on our Board of Directors and chair our Audit Committee include his experience in financial accounting and corporate finance and his familiarity with internal financial controls and strategic transactions acquired through executive-level finance positions held in public companies and 18 years’ experience as an investment banker.

Marc D. Oken
Director since: 2006 Age: 73 Other Public Company Boards: Sonoco Products Company Past five years: Capital Bank Financial Corp.	Committees: ESG Finance Key Skills and Experience: Leadership Financial Industry Government Relations & Regulatory Risk Management

Business Experience

Mr. Oken is Chairman of Falfurrias Capital Partners, a private equity firm. He was Chief Financial Officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as Executive Vice President-Chief Accounting Officer, a position he held until 1998, when he became Executive Vice President-Principal Finance Executive. Prior to joining Bank of America, he was a partner at Price Waterhouse, serving there for 13 years. Mr. Oken is also a director of Sonoco Products Company and a former Director of Capital Bank Financial Corp. He also served in Vietnam as a Navy pilot.

Qualifications

We believe Mr. Oken’s qualifications to serve on our Board of Directors include his extensive experience with public and financial accounting matters for complex global organizations, as well as his executive leadership and management experience.

22          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Election of Directors (Continued)

Morton O. Schapiro
Director since: 2002 Age: 66 Other Public Company Boards: N/A	Committees: Compensation Directors and Governance (Chair) ESG Executive Key Skills and Experience: Leadership Financial International Corporate Governance & Responsibility Risk Management

Business Experience

Mr. Schapiro has been President and Professor of Economics at Northwestern University since 2009. Prior to that, he was President and Professor at Williams College from 2000. Previous positions include Dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s Vice President for planning from 1999 to 2000 and Chair of its Department of Economics from 1991 to 1994. Mr. Schapiro is among the nation’s leading authorities on the economics of higher education and has expertise in labor and development economics.

Qualifications

We believe Mr. Schapiro’s qualifications to serve on our Board of Directors and chair our Directors and Governance Committee include his executive leadership and management with large and complex educational institutions, which provides the Board with a diverse perspective, as well as his more than 30 years of experience as a professor of economics.

Lloyd M. Yates
Director since: 2011 Age: 59 Other Public Company Boards: American Water Works Company NiSource Inc. Sonoco Products Company	Committees: Audit ESG (Chair) Key Skills and Experience: Leadership Financial Technology Government Relations & Regulatory Risk Management

Business Experience

Mr. Yates served as Executive Vice President of Duke Energy and President of Duke Energy’s Carolinas Region until his retirement in September 2019. Previously, Mr. Yates served as Executive Vice President of Customer Operations for Duke Energy. Mr. Yates has more than 35 years of experience in the energy industry, including the areas of nuclear and fossil generation and energy delivery. Before the merger between Duke Energy and Progress Energy in July 2012, Mr. Yates served as President and Chief Executive Officer for Progress Energy Carolinas. Mr. Yates joined Progress Energy’s predecessor, Carolina Power & Light, in 1998. Before joining Progress Energy, he worked for PECO Energy for 16 years in several line operations and management positions.

Qualifications

We believe Mr. Yates’s qualifications to serve on our Board of Directors and chair our ESG Committee include the executive leadership and management experience he has acquired throughout his career in the energy industry, as well as his risk management experience with nuclear and fossil energy generation and delivery.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          23

Election of Directors (Continued)

R. David Yost
Director since: 2012 Age: 72 Other Public Company Boards: Bank of America Johnson Controls International plc Past five years: Exelis Inc.	Committees: Compensation Directors and Governance Finance Key Skills and Experience: Leadership Financial Industry Corporate Governance & Responsibility Risk Management

Business Experience

Mr. Yost served as the President and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from 2001 until his retirement in 2011. Mr. Yost also held a variety of other positions with AmeriSource Health Corporation and its predecessors from 1974 to 2001, including Chairman, President and Chief Executive Officer from 1997 to 2001. Mr. Yost is a graduate of the U.S. Air Force Academy and was previously a Captain in the United States Air Force. He also holds an M.B.A. from the University of California, Los Angeles. He serves on the Board of Directors of Johnson Controls International plc and Bank of America. Mr. Yost is a former director of Exelis Inc. Mr. Yost also serves on the U.S. Air Force Academy Foundation Board.

Qualifications

We believe Mr. Yost’s qualifications to serve on our Board of Directors include his extensive leadership experience gained as the chief executive of a large publicly traded company in the healthcare industry and as a director of other publicly traded companies.

24          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation

Item 2 — Advisory (Nonbinding) Vote to Approve Named Executive

Officer Compensation

Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements. We will conduct this annual advisory vote through our 2023 Annual Meeting of Stockholders, when the next advisory vote on the frequency of future say-on-pay votes will occur.

We encourage our stockholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the 2019 Summary Compensation Table and the other compensation tables and accompanying narratives, which provide detailed information on the compensation of our named executive officers.

STOCKHOLDERS ARE BEING ASKED TO VOTE ON THE FOLLOWING RESOLUTION:

RESOLVED, that the stockholders of Marsh & McLennan Companies approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narratives.

The Board of Directors recommends that you vote FOR the approval of our named executive officer compensation on an advisory basis.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          25

Executive Compensation (Continued)

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation program for our senior executives, focusing on our key compensation principles, policies and practices.

This section describes the compensation decisions with respect to the individuals who served during 2019 as our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2019, as listed below. These individuals are included in the “2019 Summary Compensation Table” on page 49.

Name	Title

Daniel S. Glaser	President and Chief Executive Officer (“CEO”)

Mark C. McGivney	Chief Financial Officer

John Q. Doyle	President and Chief Executive Officer of Marsh Vice Chair, Marsh & McLennan

Martine Ferland	President and Chief Executive Officer of Mercer Vice Chair, Marsh & McLennan

Dominic J. Burke	Vice Chair of Marsh & McLennan and former group Chief Executive Officer of Jardine Lloyd Thompson PLC

We refer to these individuals collectively in this Compensation Discussion and Analysis as our “named executive officers.” When we refer to our “senior executives” in this proxy statement, we mean our CEO, the chief executive officers of our four businesses and certain leaders of our corporate staff. Background information regarding our senior executives is provided on our website at mmc.com/about/leadership.html.

2019 Highlights

POSITIONING FOR THE FUTURE

•   In April 2019, WE ACQUIRED JARDINE LLOYD THOMPSON PLC (“JLT”), the largest acquisition in our nearly 150-year history. With the addition of JLT’s colleagues and capabilities, we’ve enhanced our position in higher-growth and higher-margin areas and increased collaboration across our businesses to deliver even greater value as one enterprise.

•   In addition to the JLT acquisition and integration, we made meaningful progress on advancing our position more broadly. We continued to make acquisitions to BUILD OUT MARSH & MCLENNAN AGENCY and continued to ADVANCE THE DIGITAL STRATEGIES in each of our businesses.

26          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

2019 Highlights (continued)

FINANCIAL OBJECTIVES

•   In 2019, Marsh & McLennan Companies DELIVERED STRONG PERFORMANCE as we successfully executed on our long-term financial and strategic objectives.

•   GAAP EPS INCREASED 6%, and we delivered 7% GROWTH IN ADJUSTED EPS* despite modest dilution in the first year following the acquisition of Jardine Lloyd Thompson plc.

•   We generated $17 BILLION OF REVENUE, an increase of 11% compared with 2018, our highest annual top-line growth in 20 years. We achieved 4% GROWTH in underlying revenue, the 10th year in a row where our underlying growth was 3% or above.

•   Our OVERALL ADJUSTED MARGIN* INCREASED 110 BASIS POINTS, our 12th consecutive year of margin improvement, and we increased adjusted operating income* for both the Risk & Insurance Services and Consulting segments for the tenth consecutive year.

*  Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

CAPITAL MANAGEMENT

•   We increased our quarterly dividend from $0.415 to $0.455 per share beginning in the third quarter of 2019, resulting in an ANNUAL DIVIDEND INCREASE OF 10.1%, from $1.58 to $1.74. Our dividend has increased every year since 2010.

•   We used approximately $485 million in cash to REPURCHASE APPROXIMATELY 4.8 MILLION SHARES, reducing our outstanding common stock by approximately 0.2 million shares on a net basis.

STOCK PERFORMANCE

•   Our TOTAL STOCKHOLDER RETURN (“TSR”) was 42.3%, outperforming the S&P 500 ® index TSR by 10.9 percentage points for 2019.

•   Our FIVE-YEAR ANNUALIZED TSR OF 16.5% also outperformed the S&P 500 ® index TSR by 4.8 percentage points.

EXECUTIVE COMPENSATION

•   In 2020, we made two key changes to the annual long-term incentive (“LTI”) design in order to more closely align executive rewards with stockholder interests. We INCREASED THE PROPORTION OF PERFORMANCE STOCK UNITS TO 50% (eliminating the 25% previously allocated to restricted stock units) for our senior executives and ADDED A RELATIVE TSR MODIFIER based on the Company’s three-year TSR versus S&P 500 ® companies. In making these decisions, the Compensation Committee took into account views expressed by stockholders.

•   We achieved THREE-YEAR ADJUSTED EPS GROWTH OF 10.7% for our 2017 performance stock unit awards, which was above our 8% target for the award and resulted in a payout at 168% of target.

•   SHARES REPURCHASED during the year MORE THAN OFFSET the increase in shares attributable to the exercise of stock options and the distribution of shares for stock units from PREVIOUSLY GRANTED EQUITY-BASED AWARDS.

•   The Compensation Committee assessed our STRONG PERFORMANCE AGAINST 2019 FINANCIAL AND STRATEGIC OBJECTIVES, along with the successful closing and ongoing integration of JLT, and determined above-target bonuses for all of our named executive officers.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          27

Executive Compensation (Continued)

2019 Highlights (continued)

SENIOR EXECUTIVE CHANGES

•   MARTINE FERLAND was appointed President and Chief Executive Officer of Mercer effective March 1, 2019.

•   DOMINIC BURKE, who served as the group chief executive officer of JLT, was appointed Vice Chair of Marsh & McLennan effective April 1, 2019, upon the acquisition of JLT.

•   In January 2020, the CEOs of our businesses were appointed Vice Chairs of Marsh & McLennan to reflect their enterprise-wide responsibilities.

Key Executive Compensation Policies and Practices

STOCKHOLDER ALIGNED EXECUTIVE COMPENSATION PROGRAM	✓	Our senior executives have a high percentage of variable (“at risk”) pay
✓

Long-term incentive compensation for our senior executives is delivered in stock options and performance stock unit awards, the value of which depends on stock price appreciation or achievement of specific Company financial objectives

	✓	We mitigate the potential dilutive effect of equity-based awards through our share repurchase program
	✓	Our Compensation Committee has an independent compensation consultant
COMPENSATION RECOVERY POLICIES	✓	We have clawback policies for senior executive annual bonus awards and for equity-based compensation
SEVERANCE AND CHANGE IN CONTROL	✓

Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and bonus, with a pro-rata bonus for the year of termination. Further, we are required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99 times the executive’s base salary and three-year average annual bonus award

	✓	We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company
	✓	We do not provide golden parachute excise tax gross-ups in connection with a change in control of the Company
SAY ON PAY	✓	We hold an advisory vote on named executive officer compensation each year
	✓	Stockholder support of the executive compensation program has been consistently strong with an approval rate of 93% in 2019 and 95% in 2018

28          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

Executive Summary

OUR BUSINESS

We are a global professional services firm offering clients solutions in risk, strategy and people. With 76,000 colleagues worldwide, we provide analysis, advice and transactional capabilities in over 130 countries.

Our businesses include:

Risk & Insurance Services		Consulting
Insurance broking & risk management	Reinsurance & capital strategies	Health, wealth & career consulting	Strategy, economic & brand consulting
MARSH	GUY CARPENTER	MERCER	OLIVER WYMAN GROUP

OUR STRATEGY

We are focused on four imperatives — creating breakthrough impact for our clients, embracing innovation and the digital future, being a great place to work, and driving growth and creating value. As the challenges confronting our clients are increasingly interrelated and more complex, we are collaborating more closely across our businesses to better address these challenges and deliver greater value as one enterprise.

Our business model is designed to create exceptional value and superior returns for our stockholders:

REVENUE Sustain long-term revenue and earnings growth	CAPITAL Maintain low capital requirements	CASH FLOW Generate high levels of cash	RISK Manage risk intelligently

As a professional services firm, our product is the expertise and capabilities of our colleagues. Our long-term success depends on their skill, integrity and dedication. To achieve our business objectives, we have designed our executive compensation program to attract, motivate and retain highly talented individuals to lead the Company and our various businesses in ways that meet our clients’ needs and, in turn, promote the long-term interests of our stockholders.

We continued to execute on our long-term financial and strategic objectives:

Deliver on financial objectives	Generate top line growth through innovation and organic investments	Make Marsh & McLennan a great place to work
Focus on strategic priorities, including mergers and acquisitions, technology and innovation	Execute a balanced capital management strategy	Promote a high standard of ethical behavior and social responsibility throughout the Company

The financial performance measures used in our executive compensation program include Company and business net operating income, EPS growth and relative TSR and are defined in “Definitions of Financial Performance Measures” on page 43.

The strength of our financial performance and strategic accomplishments over the past five years is reflected in our total stockholder return. The following graph compares the annual cumulative stockholder return for the five-year period ended December 31, 2019 of Marsh & McLennan Companies common stock with the S&P 500 ® Stock Index, assuming an investment of $100 on December 31, 2014.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          29

Executive Compensation (Continued)

Executive Summary (continued)

2019 STOCKHOLDER ADVISORY VOTE ON EXECUTIVE

COMPENSATION AND STOCKHOLDER ENGAGEMENT

At our 2019 Annual Meeting of Stockholders, we held a nonbinding advisory vote with respect to the compensation of our named executive officers (commonly referred to as a “say-on-pay” vote). Approximately 93% of the votes cast on the say-on-pay proposal were voted in favor of our executive compensation policies and practices.

Following our 2019 Annual Meeting of Stockholders, members of our management, at the direction of the Compensation Committee, discussed our executive compensation policies and practices, as well as the results of our 2019 say-on-pay vote, with a number of our large institutional stockholders and the major proxy advisory firms. These discussions were favorable, consistent with our 93% approval rate in 2019.

Over the years, certain stockholders have expressed a preference for a larger proportion of performance stock unit awards and for a relative performance measure in those awards. The Compensation Committee took these views into account when it increased the proportion of performance stock units to 50% (eliminating the 25% previously allocated to restricted stock units) and added a relative TSR modifier based on the Company’s three-year TSR versus S&P 500 ® companies.

The Compensation Committee is committed to ongoing engagement with our stockholders and the major proxy advisory firms and intends to continue these outreach efforts.

30          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

Executive Summary (continued)

2019 AND 2020 ANNUAL TOTAL DIRECT COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes the decisions made by the Compensation Committee in February 2020 and February 2019 with respect to the annual total direct compensation of our named executive officers. The compensation decisions reflected here, and the rationale for such decisions, are discussed in “Executive Compensation Determinations” beginning on page 34.

For Ms. Ferland and Mr. Burke, only February 2020 compensation decisions are shown because they were not named executive officers in our 2019 proxy statement. A special restricted stock unit award made in connection with Ms. Ferland’s new position is described in “2019 LTI Award for Ms. Ferland in Connection with Her New Position” on page 39. LTI awards and retention arrangements made in connection with Mr. Burke joining the Company following the closing of the JLT transaction are described in “2019 LTI Awards and Retention Arrangements for Mr. Burke” on page 39.

Name	Decision Date	Base Salary	Annual Bonus Award	Annual LTI Award[1]	Total Direct Compensation
Mr. Glaser	2/19/2020	$1,500,000	$6,500,000	$11,500,000	$19,500,000
	2/19/2019	$1,500,000	$4,500,000	$11,500,000	$17,500,000
	Change	0.0%	+44.4%	0.0%	+11.4%
Mr. McGivney	2/19/2020	$800,000	$2,100,000	$2,800,000	$5,700,000
	2/19/2019	$800,000	$1,750,000	$2,500,000	$5,050,000
	Change	0.0%	+20.0%	+12.0%	+12.9%
Mr. Doyle	2/19/2020	$1,000,000	$4,000,000	$3,200,000	$8,200,000
	2/19/2019	$1,000,000	$3,250,000	$2,800,000	$7,050,000
	Change	0.0%	+23.1%	+14.3%	+16.3%

Ms. Ferland	2/19/2020	$850,000	$2,000,000	$2,000,000	$4,850,000

Mr. Burke[2]	2/19/2020	$1,011,810	$2,041,484	$0	$3,053,294

[1]

Annual LTI awards as determined by the Compensation Committee are denominated in U.S. dollars and granted as a combination of stock options and PSUs. For stock options, 50% of the LTI value shown in the table is converted into a number of stock options based on the grant date fair value per share using the Black-Scholes value. For PSUs, 50% of the LTI value shown in the table is converted into a number of PSUs based on the fair market value of Company common stock, which is equal to the average of the high and low trading prices of shares of the Company common stock on the trading date immediately preceding the date of grant. The grant date fair value of the PSUs, as calculated in accordance with ASC Topic 718, may differ from the value of the PSUs calculated based on fair market value of Company common stock. In addition, stock options and PSUs granted are rounded up to the nearest whole number.

[2]

Mr. Burke’s base salary and annual bonus award have been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727). LTI awards and retention arrangements made in connection with Mr. Burke joining the Company following the closing of the JLT transaction are described in “2019 LTI Awards and Retention Arrangements for Mr. Burke” on page 39.

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Executive Compensation (Continued)

Executive Compensation Design, Elements and Process

Our executive compensation program is governed by:

•	Aligning with stockholder value creation with a focus on balancing risk and reward in compensation programs, policies and practices

•	Supporting a strong performance culture through short-term and long-term variable compensation, with the ability to differentiate among individuals based upon actual results

•	Setting target compensation at competitive levels in markets where we operate with flexibility to recognize different business models and markets for talent

•	Maximizing colleagues’ perceived value of our programs through transparent processes and communication

The principal elements of our executive compensation program are base salary, annual bonuses and annual LTI awards. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain an executive compensation program that is competitive, performance-based and stockholder-focused.

Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, the value ultimately realized by our senior executives from these awards depends on stockholder value creation as measured by the future performance of our stock price.

As of December 31, 2019, variable compensation represented about 91% of our CEO’s target total direct compensation and about 83% for our other named executive officers, as shown in the following chart.

COMPETITIVENESS OF PAY

The Compensation Committee regularly reviews market data with the objective of understanding and evaluating the competitiveness of our executive compensation program and each senior executive’s total direct compensation and pay mix, taking into account the individual’s role, responsibilities and performance. The Compensation Committee uses this information and exercises its judgment in determining individual compensation levels and seeks input from its independent compensation consultant prior to making compensation decisions for our senior executives. Market-based executive compensation data is used as a “market check” only and compensation levels for our senior executives are not set to correspond to any specific level of market competitiveness.

The Compensation Committee reviews executive compensation information for direct competitors as well as companies in the broader financial services and general industry sectors. Competitive analyses from these different perspectives recognize that the Company is diverse on an enterprise-wide basis and competes for executive talent in different businesses.

Peer Group for Executive Compensation Purposes

In 2019, the Compensation Committee reviewed the executive compensation data disclosed in the publicly available filings of the companies that comprise our peer group for executive compensation purposes. The peer group is based on business lines, talent pool and company size, as reflected by revenue and market capitalization, and includes

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Executive Compensation (Continued)

insurance, consulting and other business services companies, as listed in the table below. The Compensation Committee reviews the peer group periodically and makes adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes. In September 2019, the Compensation Committee reviewed an analysis relating to peer groups that included Marsh & McLennan. Following this review, the Compensation Committee added American International Group, Inc. and S&P Global Inc. to the peer group. The Company’s position within the peer group in terms of size remained consistent following the inclusion of these companies.

2019 Peer Group for Executive Compensation
Insurance Brokers	Insurance Carriers	Consulting and Business Services
Aon plc	American International Group, Inc.*	Automatic Data Processing, Inc.
Willis Towers Watson plc	Chubb Limited	Accenture plc
Arthur J. Gallagher & Co.	The Travelers Companies, Inc.	S&P Global Inc.*

*	Added in September 2019.

Financial Services and General Industry Surveys

The Compensation Committee also reviewed executive compensation data drawn from two industry subsets (Financial Services and General Industry) of S&P 500 ® companies that participated in an executive compensation survey conducted by an independent compensation consulting firm. Each subset was refined based on revenue and market capitalization. For a list of the companies comprising these subsets, please refer to Exhibit B. The business CEO comparisons were based on subsidiaries or divisions of all companies that participated in the executive compensation survey (instead of only S&P 500 ® companies) in order to have a significant sample size for these particular comparisons.

EMPLOYMENT LETTERS

Each of our senior executives has an employment letter that sets forth his or her compensation arrangements and other terms and conditions of employment. These letters are discussed in “Employment Letters” on page 51.

BASE SALARY

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience, the competitive market for his or her position and internal equity considerations. A senior executive’s base salary is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate to reflect a change in these factors.

ANNUAL BONUS

Our annual bonus is a variable pay program intended to link cash-based incentive compensation to:

•	the financial performance of our Company and our businesses and

•	each senior executive’s achievement of pre-established individual strategic objectives.

The Compensation Committee takes a holistic approach to assessing performance and determining the actual bonus award for each senior executive. The Compensation Committee believes that annual bonus awards should be based on the achievement of objective, measurable financial results and how those results are achieved. In addition, the Compensation Committee believes it is important to measure individual executive performance against his or her achievement toward strategic objectives and other Company priorities. After the end of the year, each senior executive’s performance was assessed by Mr. Glaser and the Compensation Committee (and, in the case of Mr. Glaser’s performance, solely by the Compensation Committee).

A senior executive’s target annual bonus is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate or necessary to reflect a change in his or her responsibilities, the competitive market for talent or internal equity considerations. The target annual bonuses for our named executive officers for 2019 are set forth in “Determination of 2019 Annual Bonuses” on page 38.

ANNUAL LTI AWARD

Annual LTI compensation is a variable pay program intended to align the financial interests of our senior executives with maximizing the return to our stockholders. The Compensation Committee reviews the mix of equity-based awards each year.

The Compensation Committee made two key changes to the annual LTI awards granted to senior executives in 2020 in order to more closely align executive rewards with stockholder interests. In making these decisions, the Compensation Committee took into account views expressed by certain stockholders over the years.

Increased proportion of PSUs. The Compensation Committee increased the proportion of performance stock units (PSUs) to 50%, eliminating the 25% previously allocated to restricted stock units.

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Executive Compensation (Continued)

Relative TSR modifier. The Compensation Committee added a relative TSR modifier to the PSUs based on the Company’s three-year TSR versus S&P 500 ® companies. The Compensation Committee selected S&P 500 ® companies as the comparator group given that a broad index is commonly used by other companies that have relative TSR as a performance measure. In addition, we compete for “investment dollars” against other S&P 500 ® companies rather than narrowly against our peer group for executive compensation, which is relatively small and subject to potentially significant change over time. The design of the 2020 PSU awards is described in “PSU Awards” on page 40.

Summary of 2020 LTI Awards
Award Type	Proportion of LTI Award Value[1]	Performance Alignment
Stock Options	50%	Rewards stock price appreciation and the creation of stockholder value
Performance Stock Units	50%	Rewards the achievement of specific Company financial objectives and relative TSR versus S&P 500 ® companies

1

Annual LTI awards as determined by the Compensation Committee are denominated in U.S. dollars and granted as a combination of stock options and PSUs. For stock options, 50% of the LTI value shown in the table is converted into a number of stock options based on the grant date fair value per share using the Black-Scholes value. For PSUs, 50% of the LTI value shown in the table is converted into a number of PSUs based on the fair market value of Company common stock, which is equal to the average of the high and low trading prices of shares of the Company common stock on the trading date immediately preceding the date of grant. The grant date fair value of the PSUs, as calculated in accordance with ASC Topic 718, may differ from the value of the PSUs calculated based on fair market value of Company common stock. In addition, stock options and PSUs granted are rounded up to the nearest whole number.

Executive Compensation Determinations

The Compensation Committee takes a total compensation approach in setting the pay of our senior executives and makes decisions regarding base salary, annual bonuses and LTI awards in February of each year. This approach enables the Compensation Committee to evaluate performance on a consistent basis each year and to consider the appropriate level of fixed and variable compensation within each senior executive’s total compensation package.

While the Compensation Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our CEO and that of any other senior executive. In addition, accrued pension and amounts realized or realizable under previously granted equity-based awards did not influence the Compensation Committee’s decisions.

The Compensation Committee considers the recommendations of our CEO when determining the compensation of our other senior executives.

BASE SALARY

The Compensation Committee increased Mr. McGivney’s base salary, effective April 1, 2019, from $750,000 to $800,000 based on a review of the competitive market and internal equity. The Compensation Committee set Ms. Ferland’s base salary, effective March 1, 2019, at $850,000, based on a review of the competitive market and internal equity. The Compensation Committee set Mr. Burke’s base salary, effective April 1, 2019, at £793,000, which

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Executive Compensation (Continued)

was Mr. Burke’s base salary as the group chief executive officer of JLT, to induce him to join the Company following the closing of the JLT transaction and facilitate the integration of the businesses. The Compensation Committee did not adjust the base salaries of our other named executive officers during 2019.

ANNUAL BONUS

The Compensation Committee determined the 2019 annual bonus awards for our named executive officers using the following framework:

Each senior executive’s target bonus was allocated between financial and strategic performance according to weightings associated with his or her position. The Compensation Committee then assessed financial performance and each senior executive’s strategic performance and determined a payout level for each portion of the senior executive’s target annual bonus. The multiplier for Company financial performance as reflected by adjusted EPS growth (as modified for executive compensation purposes) versus target was determined and applied to the sum of the payout levels for financial and strategic performance for each senior executive. Using this result, the Compensation Committee then conducted a qualitative assessment to determine the actual bonus award for each senior executive. The Compensation Committee believes that the use of judgment in the qualitative assessment helps reward performance appropriately, particularly on a year-to-year basis.

Adjustments to Target Bonuses

In early 2019, the Compensation Committee increased Mr. Glaser’s target bonus from $3,000,000 to $3,750,000. Mr. Glaser’s increase was based on a review of the competitive market and an assessment of his long-term performance and contributions as CEO. The Compensation Committee also increased Mr. McGivney’s target bonus, from $1,200,000 to $1,300,000, based on a review of the competitive market and internal equity. The Compensation Committee set Ms. Ferland’s target bonus, effective March 1, 2019, at $1,700,000, based on a review of the competitive market and internal equity. The Compensation Committee set Mr. Burke’s target bonus, effective April 1, 2019, at £1,189,500, which was Mr. Burke’s target bonus as the group chief executive officer of JLT, to induce him to join the Company following the closing of the JLT transaction and facilitate the integration of the businesses.

In early 2020, the Compensation Committee adjusted the target bonus for Mr. Doyle, from $2,250,000 to $2,500,000, based on a review of the competitive market and internal equity.

Financial and Strategic Performance Measures

The Compensation Committee selected the following measures and weightings for the 2019 annual bonus awards:

	Financial Performance		Strategic Performance

Senior Executive	Weighting	Measure	Weighting	Measure
Company CEO	80%	Company net operating income	20%	Individual objectives established for each senior executive
Other Corporate Senior Executives	70%		30%
Business Chief Executive Officers	80%	Business net operating income	20%

The financial performance measure used for Company and business net operating income in the 2019 annual bonus framework is defined in “Definitions of Financial Performance Measures” on page 43.

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Executive Compensation (Continued)

The financial performance factor for net operating income ranged from 0% to 150% of the target level as indicated in the following table:

Performance Level	Performance as a % of Target	Financial Performance Factor
Maximum	≥110%	150%
Target	100%	100%
Threshold	90%	50%
Below Threshold	<90%	<50%

Note: Interpolation is used to determine the performance factor for performance as a percentage of target between threshold/target or target/maximum. In the event of performance below threshold, the Compensation Committee would exercise its discretion to determine a financial performance factor from 0% up to 50%.

Multiplier for Company Financial Performance

The financial performance factor for Company annual adjusted EPS growth ranged from 0.70x to 1.30x as indicated in the following table:

Performance Level	Adjusted EPS Growth versus Target	Multiplier
Maximum	Target plus 2 percentage points (or higher)	1.30x
Target	Target	1.00x
Minimum	Target minus 2 percentage points (or lower)	0.70x

Note: Interpolation is used to determine the multiplier for a percentile ranking between minimum/target or target/maximum.

The financial performance measure used for adjusted EPS growth in the 2019 annual bonus framework is defined in “Definitions of Financial Performance Measures” on page 43.

2019 Financial Performance Measure

For 2019, the financial performance measure for all senior executives was Company or business net operating income, as applicable, as modified for executive compensation purposes. The Compensation Committee set challenging targets for our named executive officers to align with our 2019 objective of driving strong earnings growth across the Company.

Performance targets for 2019 were set above the targeted and actual performance for 2018. Performance targets were based on threshold, target and maximum levels in dollars rather than growth rates. Target and actual results in the table below are expressed as a percentage of prior-year results.

Name	Measure	2019 Actual as % of Prior-Year Result	2019 Target as % of Prior-Year Result	2019 Actual as % of Target	2019 Financial Performance Factor
Mr. Glaser	Company net operating income	113.3%	111.0%	102.1%	110.6%
Mr. McGivney
Mr. Burke
Mr. Doyle	Marsh net operating income	112.4%	108.9%	103.2%	116.1%
Ms. Ferland	Mercer net operating income	107.8%	110.2%	97.8%	89.2%

2019 Strategic Performance Measure

In early 2019, the Compensation Committee reviewed strategic objectives relating to operational performance, risk management and human capital for each named executive officer (except Mr. Burke who joined the Company in April 2019 in connection with the acquisition of JLT). At the beginning of 2020, the Compensation Committee reviewed the strategic accomplishments for each named executive officer for 2019. The Compensation Committee and Mr. Glaser

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Executive Compensation (Continued)

(and, in the case of Mr. Glaser, solely the Compensation Committee) assessed each named executive officer’s strategic performance as above target for the year and determined a payout factor for 2019 strategic performance. The Compensation Committee considered the following in its assessment of each named executive officer’s performance:

Name	Description

Mr. Glaser President and CEO

•   Successfully completed the JLT transaction, the largest acquisition in the Company’s history that is providing clients with enhanced talent, capabilities and geographic footprint.

•   Led the Company to generate underlying revenue growth of 4%, which is the 10th consecutive year of underlying revenue growth in the range of 3% to 5%, and to deliver 7% growth in adjusted EPS*, despite modest dilution in the first year of the acquisition of JLT. Our strong financial performance was reflected in our 42% TSR, which outperformed the S&P 500 ® index and our peer group median.

•   Continued leadership of a dynamic and effective executive team, including the seamless transition of Mercer’s leadership to Martine Ferland.

•   Mr. Glaser’s leadership within the insurance industry, including his service as the Chairman of the U.S. Federal Advisory Committee on Insurance.

Mr. McGivney Chief Financial Officer

•  Effective oversight of the Company’s near-term financial plan and continued focus on our long-term growth strategy.

•  Contributions to the completion of the JLT transaction, including execution of the financing plan and the successful integration of the JLT finance function and financial reporting environment.

•  Achievement of our capital management objectives to increase our dividend by double digits and reduce our total shares outstanding.

•  Achievement of our cost savings related to the JLT transaction, with savings now expected to be at least $350 million, which is higher than initial expectations.

Mr. Doyle President and Chief Executive Officer of Marsh Vice Chair, Marsh & McLennan

•   Marsh’s revenue in 2019 was $8 billion, an increase of 17%, or 4% on an underlying basis, with strong performance in Asia Pacific, which grew revenue 39%, EMEA, where it increased 16%, and Latin America, where it increased 15%.

•   Successful first year integrating the Marsh and JLT businesses, achieving key integration milestones, expanding existing client relationships and winning new business with the enhanced value proposition of the combined team.

•   Continued to invest in Marsh & McLennan Agency, our fast-growing U.S. middle market brokerage business, completing five acquisitions in 2019 and achieving the current run rate revenue of $1.7 billion.

•   Mr. Doyle’s leadership role in continuing to progress Marsh’s innovation agenda. This includes the launch of enhanced consulting capabilities to quantify cyber risk that offer clients new insight into the impact of their cybersecurity investments and the launch of Blue[i] Claims, an enhanced analytics platform designed to help clients improve claims outcomes.

Ms. Ferland President and Chief Executive Officer of Mercer Vice Chair, Marsh & McLennan

•  Mercer delivered $5 billion in revenue, an increase of 6% or 2% on an underlying basis, with strong growth in Health and Career.

•  Continued the transformation of Mercer’s portfolio towards high-growth areas of client need. Mercer was ranked first by worldwide, outsourced assets under management by Pensions & Investments with global assets under management passing $300 billion in 2019.

•  Implemented organizational changes that streamline Mercer’s operating model, create more efficiency and enable better execution.

Mr. Burke Vice Chair of Marsh & McLennan and former group Chief Executive Officer of Jardine Lloyd Thompson PLC

•   Successfully delivered the JLT acquisition on April 1, 2019, by retaining key clients, bringing along key talent and executing on an aggressive timeline.

•   Progressed the integration of JLT, playing a critical role in the retention of key colleagues and the successful combination of the JLT and Marsh & McLennan cultures.

•   Instrumental in Marsh & McLennan’s ongoing operating model transformation to more effectively leverage the collective strength, expertise and relationships across our businesses to deliver enhanced value to clients and drive growth.

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

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Executive Compensation (Continued)

2019 Multiplier for Company Financial Performance

The financial performance factor for the Company is measured by annual adjusted EPS growth. For 2019, the target was initially set at 8% consistent with the PSU award target and then adjusted to 5.1% to reflect the expectation of modest dilution from the JLT acquisition in the first year of the transaction. The multiplier ranges from 0.7x to 1.3x to reflect lower or higher awards based on actual performance, and interpolation is used to determine the multiplier for a percentile ranking between threshold/target or target/maximum.

Using the framework described above, our adjusted EPS growth as modified for executive compensation purposes relating to the 2019 bonus framework was 6.9% resulting in a multiplier of 1.27x.

Qualitative Assessment

The Compensation Committee believes that the use of judgment in making final bonus award decisions helps reward performance appropriately on a year-to-year basis and also on an internal equity basis among senior executives. In addition to performance as measured against the previously described financial and strategic objectives, the Compensation Committee also assessed how these objectives were achieved and considered each senior executive’s current-year performance and bonus award vis-à-vis his or her prior-year performance and bonus award; compensation relative to peers at direct competitors; and his or her total direct compensation. The Compensation Committee also assessed the Company’s relative financial performance, including for TSR against peer companies and the S&P 500 ® index.

Factors considered in determining 2019 bonus awards for the named executive officers

•  The successful closing of the JLT transaction. The legal and regulatory aspects of closing were significant and complex, and all required regulatory approvals were secured to achieve closing by our April 1 target. Additionally, the financing for the transaction was completed on favorable terms while maintaining credit ratings.

•  The ongoing integration of JLT, reflecting effective planning, leadership in driving execution and achievement of strong financial performance, colleague retention and cost savings.

•  The meaningful progress made in advancing our position more broadly, including building out Marsh & McLennan Agency through acquisitions, advancing the digital strategies in our businesses and improved colleague engagement scores.

•  Strong underlying revenue growth and EPS growth.

•  A 42% TSR for 2019, significantly exceeding the TSRs of the S&P 500 ® index and our peer group median.

Using its assessment of the 2019 financial and strategic performance factors and the Company’s financial performance as its basis, the Compensation Committee determined the 2019 bonus award for each named executive officer in the manner described above.

Determination of 2019 Annual Bonuses

The actual annual bonuses paid to our named executive officers for 2019 were as follows.

Name	2019 Target Bonus Award	2019 Bonus as a % of Target	2018 Actual Bonus	2019 Actual Bonus	% Change
Mr. Glaser (1)	$3,750,000	173%	$4,500,000	$6,500,000	+44.4%
Mr. McGivney (2)	1,300,000	162%	1,750,000	$2,100,000	+20.0%
Mr. Doyle	2,250,000	178%	3,250,000	$4,000,000	+23.1%
Ms. Ferland	1,700,000	118%	N/A	$2,000,000	N/A
Mr. Burke (3)	1,517,715	135%	N/A	$2,041,484	N/A
(1)	Mr. Glaser’s target bonus was increased from $3,000,000 in 2018 to $3,750,000 in 2019.
(2)	Mr. McGivney’s target bonus was increased from $1,200,000 in 2018 to $1,300,000 in 2019.
(3)

Mr. Burke’s annual bonus award has been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727).

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Executive Compensation (Continued)

LTI AWARDS

2019 LTI Award for Ms. Ferland in Connection with Her New Position

On March 1, 2019, Ms. Ferland received a special restricted stock unit award with a grant date fair value of $1 million in recognition of her appointment to a senior executive position. This award is scheduled to vest on March 15, 2022, subject to the terms and conditions of the award.

2019 LTI Awards and Retention Arrangements for Mr. Burke

On May 1, 2019, Mr. Burke was granted an annual LTI award with an aggregate grant value of $3 million, which approximated the grant value of Mr. Burke’s prior annual LTI award as the group chief executive officer of JLT. Mr. Burke’s annual LTI award reflected the type and weighting of the equity-based awards comprising the annual LTI award granted to Marsh & McLennan senior executives in February 2019. Mr. Burke also received a restricted stock unit award with a grant date fair value of $1 million in lieu of an award that he would have been eligible to receive under JLT’s Deferred Bonus Share Plan. One-third of this restricted stock unit award is scheduled to vest on May 1, 2020, 2021 and 2022, subject to the terms and conditions of the award. In addition, to induce Mr. Burke to remain with the Company as Vice Chair following the closing of the JLT transaction and to facilitate the integration of the JLT business, he will receive a payment of £793,000 on each of the first three anniversaries of the closing of the JLT transaction, subject to his continued employment.

2020 Annual LTI Awards

The annual equity-based awards granted to our senior executives are determined by the Compensation Committee as part of its annual total compensation review. In determining the awards, the Compensation Committee considers the senior executive’s performance and his or her expected future contributions to the Company’s performance along with external market competitiveness, internal equity comparisons and the target LTI award set forth in the senior executive’s employment letter. Mr. Glaser also provides LTI award recommendations for senior executives other than himself.

The annual LTI awards granted to our named executive officers in February 2020 are shown in the following table. They are not reflected in the “2019 Summary Compensation Table” on page 49 because the awards were made after the end of the 2019 fiscal year. Mr. Burke was not granted an LTI award in February 2020.

	Annual LTI Awards Granted in 2020[1]
	Stock Options	Performance Stock Units	Total
Mr. Glaser	$5,750,000	$5,750,000	$11,500,000
Mr. McGivney	1,400,000	1,400,000	2,800,000
Mr. Doyle	1,600,000	1,600,000	3,200,000
Ms. Ferland	1,000,000	1,000,000	2,000,000

1

Annual LTI awards as determined by the Compensation Committee are denominated in U.S. dollars and granted as a combination of stock options and PSUs. For stock options, the value shown in the table was converted into a number of stock options based on the grant date fair value per share using the Black-Scholes value. For PSUs, the value shown in the table was converted into a number of PSUs based on the fair market value of Company common stock, which was equal to the average of the high and low trading prices of shares of the Company common stock on the trading date immediately preceding the date of grant. The grant date fair value of the PSUs, as calculated in accordance with ASC Topic 718, may differ from the value of the PSUs calculated based on fair market value of Company common stock. In addition, stock options and PSUs granted are rounded up to the nearest whole number.

The value ultimately realized from these awards is contingent on the named executive officer’s continued service, except in certain circumstances, such as retirement. The value also depends on the future performance of our stock price and, for PSU awards, achieving specific Company financial objectives and the Company’s relative TSR versus S&P 500 ® companies. The terms and conditions of these awards are described in the narrative following the “2019 Grants of Plan-Based Awards Table” on page 52.

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Executive Compensation (Continued)

PSU Awards

The performance measure for PSU awards, which represent 50% of 2020 annual LTI compensation for our senior executives, is adjusted EPS growth as modified for executive compensation purposes and measured on a three-year annualized growth rate basis. The PSUs granted in 2020 also include a modifier based on the Company’s three-year TSR versus S&P 500 ® companies. Depending on our actual financial performance results, along with relative TSR performance for the PSUs granted in 2020, 0% to 200% of the number of PSUs granted is delivered in shares of our common stock. The following tables provide the payout (as a percentage of target) for maximum, target and threshold performance levels for the 2020 and 2017 PSU awards, respectively. The Compensation Committee sets the performance levels after reviewing our financial strategy, the design of PSU awards at peer group companies and historical EPS growth data for the S&P 500 ® companies. At the time of setting the target and determining the payouts at varying levels of performance for these awards, the Compensation Committee believed that achievement of the target for adjusted EPS growth was a challenging goal.

The payout of the 2020 PSU awards will be determined as follows. The payouts of PSU awards granted prior to 2020 will be determined with respect to the EPS performance factor only.

The financial performance measures used in the PSU awards granted in 2020 are defined in “Definitions of Financial Performance Measures” on page 43.

Performance and Payout Levels for Our 2020 PSU Awards

The adjusted EPS growth measure for our 2020 PSU award is shown in the following table.

Performance Level	Adjusted EPS Growth Performance Factor (as a % of target)	Adjusted EPS Growth
Maximum	200%	≥	12%
Target	100%		8%
Threshold	50%		4%
Below Threshold	0%		<4%

Note: Interpolation is used to determine the adjusted EPS growth performance factor (as a percentage of target) for a performance result between threshold/target or target/maximum.

The relative TSR modifier for our 2020 PSU award is provided in the following table.

Performance Level	Relative TSR Modifier (as a % of target)	Relative TSR (versus S&P 500 ® companies)
Maximum	125%	≥75th percentile
Target	100%	50th percentile
Minimum	75%	<25th percentile

Note: Interpolation is used to determine the relative TSR modifier (as a percentage of target) for a performance result between minimum/target or target/maximum.

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Executive Compensation (Continued)

Performance Results for Our 2017 PSU Awards

The following chart shows the threshold, target and maximum performance levels, with corresponding payouts as a percentage of target, for the 2017 PSU awards granted to our senior executives. The chart also shows our actual EPS growth for the three-year performance period (2017-2019) applicable to the determination of the number of shares of our common stock earned for these awards.

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Executive Compensation (Continued)

Summary of PSU Awards Granted from 2017 through 2019

The table below summarizes the three-year performance periods for PSU awards granted from 2017 through 2019, including the payout at 168% of target for our 2017 PSU award based on 10.7% annualized adjusted EPS growth.

The financial performance measures used in the PSU awards are defined in “Definitions of Financial Performance Measures” on page 43.

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Executive Compensation (Continued)

Definitions of Financial Performance Measures

The following table defines the financial performance measures used in our executive compensation program.

Used for	Measure	Definition
2019 Annual Bonus Framework—Financial Performance Measure	Company or business net operating income

Net operating income calculated in accordance with GAAP, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and further adjusted for the impact of currency exchange rate fluctuations and acquisitions and dispositions

2019 Annual Bonus Framework—Multiplier for Company Financial Performance	Company earnings per share

Adjusted EPS is defined as GAAP earnings per shares, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and modified to exclude:

1.  the variation between actual and budgeted impact of currency exchange rate fluctuations;

2.  the variation between actual and budgeted results for Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments); and

3.  the costs related to the early extinguishment of debt.

The year-over-year change is calculated based on adjusted EPS as modified for the above exclusions versus prior-year adjusted EPS without modification for such exclusions.

PSUs granted in 2017—2019	Company earnings per share

Same definition as 2019 Annual Bonus Framework—Multiplier for Company Financial Performance, above.

The performance factor is determined based on three-year adjusted EPS growth using three one-year growth rates (annualized). Each year-over-year change is calculated based on adjusted EPS as modified for the above exclusions versus prior-year adjusted EPS without modification for such exclusions.

PSUs granted in 2020	Company earnings per share

Same definition as for PSUs granted in 2017—2019, above, with the exclusion for investment income based on the variation between actual and budgeted results rather than a full exclusion and an additional exclusion relating to pension expense.

PSUs granted in 2020	Relative TSR

Relative TSR is defined as stock price appreciation plus reinvested dividends. The average closing price for the 20 trading days prior to and including the start date of the performance period, December 31, 2019, is used in the calculation of TSR. Only companies included in the S&P 500 ® index at the start of the performance period are included in the determination of the TSR modifier.

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Executive Compensation (Continued)

Benefit Plans and Other Programs

RETIREMENT AND DEFERRED COMPENSATION PLANS

We offer retirement and deferred compensation plans, in which all of our senior executives, except Mr. Burke, are eligible to participate, to maintain a competitive compensation program.

We maintain a defined contribution retirement program in the U.S. consisting of the Supplemental Savings & Investment Plan (“SSIP”), an unfunded nonqualified defined contribution retirement plan that is coordinated with our 401(k) Savings & Investment Plan. Additional information about the SSIP, including individual amounts deferred by our named executive officers, Company matching credits and earnings during 2019, as well as account balances as of the end of 2019, is presented in “Nonqualified Deferred Compensation Table” on page 58. Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered.

We discontinued future service accruals in our U.S. and U.K. defined benefit retirement programs effective December 31, 2016 and August 1, 2014, respectively. The features of our U.S. and U.K. retirement programs, including the present value of the accumulated pension benefits for our named executive officers as of the end of 2019, are presented in further detail in “Defined Benefit Retirement Program” on page 56. We do not have individually-designed defined benefit arrangements for any named executive officer.

To induce him to join the Company following the closing of the JLT transaction and facilitate the integration of the businesses, Mr. Burke receives non-pensionable salary supplements, which are consistent with the non-pensionable salary supplements that were provided to him by JLT as its group chief executive officer, in lieu of participation in the Company’s and JLT’s UK retirement programs.

SEVERANCE ARRANGEMENTS

Severance payments and benefits for our senior executives are provided under our Senior Executive Severance Pay Plan, which provides for severance payments in the event of an involuntary termination of employment without cause (as defined in the plan) in an amount equal to the sum of the senior executive’s then-current base salary and average annual bonus award over the three prior years, plus an amount equal to a pro rata bonus for the year of termination. In addition, to induce Mr. Burke to remain with the Company following the closing of the JLT transaction and facilitate the integration of the businesses, his termination of employment will be treated as a termination without cause in certain circumstances, as described in “Mr. Burke’s Employment Arrangements” on page 51.

While compensation decisions regarding our senior executives affect the potential payments under these arrangements, the existence of these severance arrangements did not affect the Compensation Committee’s decisions with respect to other elements of compensation for our named executive officers because these severance arrangements are contingent in nature and may never be triggered.

The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Termination of Employment” on page 61. The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last business day of 2019, is presented in “Potential Payments Upon Termination or Change in Control” on page 59.

CHANGE-IN-CONTROL ARRANGEMENTS

Change-in-control payments and benefits are provided to our senior executives through our equity-based compensation plans and the Senior Executive Severance Pay Plan, as applicable. These arrangements are intended to retain our senior executives and provide continuity of management in the event of an actual or potential change in control of the Company. Consistent with this objective, the terms of our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a subsequent specified termination of employment for vesting to be accelerated. The Senior Executive Severance Pay Plan also includes a “double-trigger” change-in-control provision rather than providing severance payments and benefits solely on the basis of a change in control of the Company. We believe that requiring a “double trigger,” rather than providing severance payments (and accelerated vesting of equity-based awards) solely on the basis of a change in control, is more consistent with the purpose of encouraging the continued employment of our senior executives following a change in control of the Company.

We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

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Executive Compensation (Continued)

The amount of the estimated payments and benefits payable to our named executive officers, assuming a change in control of the Company and subsequent specified termination of employment as of the last business day of 2019, is presented in “Potential Payments Upon Termination or Change in Control” on page 59.

OTHER BENEFITS AND PERQUISITES

Our senior executives are eligible to participate in our health and welfare benefit programs on the same basis as our other eligible employees. We also provide certain perquisites and other personal benefits to our senior executives. In general, the perquisites or other personal benefits provided to our senior executives include (i) the cost of financial counseling and certain income tax return preparation and (ii) from time to time, relocation or housing costs associated with hiring a newly recruited or promoted senior executive.

In addition, the Compensation Committee has determined to provide Mr. Glaser access to a car and driver for business and commuting purposes and to corporate aircraft, in which we maintain fractional interests, for business and personal travel. Such personal air travel is limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company. The imputed income attributable to Mr. Glaser’s personal use of corporate aircraft and a car and driver was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.

To induce him to remain with the Company following the closing of the JLT transaction and facilitate the integration of the businesses, Mr. Burke receives certain compensation and benefits that were provided to him by JLT as its group chief executive officer, as described in “Mr. Burke’s Employment Arrangements” on page 51.

The incremental cost of providing perquisites and other personal benefits during 2019 to our named executive officers is presented in the footnotes to the “All Other Compensation” column of the “2019 Summary Compensation Table” on page 49.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          45

Executive Compensation (Continued)

Risk and Reward Features of Executive Compensation Program

The Compensation Committee strives to maintain an appropriate balance between risk and reward in support of our overall business strategy. Our executive compensation principles, policies and practices are designed to encourage an appropriate level of risk-taking but not to encourage our senior executives to take excessive or unnecessary risks. To achieve this balance, we maintain the following policies and practices:

Feature	Description
Balanced Total Compensation Approach

The mix of base salary, annual bonus opportunity and LTI awards appropriately balances the shorter-term and longer-term aspects of each senior executive’s responsibilities and performance, without undue emphasis on any single element of compensation.

Performance-Based Annual Bonus Program

Awards to senior executives are made based on both financial performance measures, which relate to fiscal year performance, and strategic performance objectives, which may relate to longer-term and qualitative objectives. Each senior executive’s target annual bonus and payout range of 0% to 200% is set forth in his or her employment letter. The Compensation Committee determines the bonus for each of our senior executives. We do not guarantee annual bonuses for our senior executives, except in special situations such as the initial bonus award after a senior executive’s hire if the guarantee is deemed necessary to attract a candidate to join the Company.

Stockholder-Focused LTI Program

Equity-based awards to our senior executives are granted annually on a discretionary basis by the Compensation Committee taking into consideration each individual’s past performance and expected future contributions. Awards made in 2020 were in a combination of stock options and PSU awards to align the financial interests of our senior executives with maximizing our return to stockholders. PSU awards are earned based on our achievement against financial performance objectives and, starting with the 2020 PSU award, the Company’s TSR versus S&P 500 ® companies over a three-year performance period, both as determined by the Compensation Committee.

All equity-based awards are subject to multi-year vesting requirements or performance periods with complete forfeiture of unvested awards upon a voluntary termination of employment by a senior executive (other than by reason of retirement) or termination of employment for cause. None of our equity-based awards are scheduled to begin vesting until after one year following their grant. In addition, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision in the event of a change in control of the Company. We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

Executive Stock Ownership Guidelines

Our senior executives are required to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Our senior executives may not sell shares acquired in connection with the distribution of stock units or exercise of stock options until and unless the specified multiple of base salary is reached and maintained.

Prohibition Against Speculative Activities, Hedging or Pledging of Company Stock

We prohibit our employees, including our senior executives, and directors from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls and trading on a short-term basis) in our common stock. We prohibit our senior executives and directors from pledging our securities as collateral for a loan or for any other purpose.

46          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

Feature	Description
Compensation Recovery (“Clawback”) Policies

We may, to the extent permitted by applicable law, cancel or require reimbursement of any annual bonus awards received by a senior executive if and to the extent that: (i) the amount of the award was based on the achievement of specified consolidated, segment or business financial results, and we subsequently restate those financial results; (ii) in the Compensation Committee’s judgment, the senior executive engaged in intentional misconduct that contributed to the need for the restatement; and (iii) the senior executive’s award would have been lower if the financial results in question had been properly reported. In such case, we will seek to recover from the senior executive the amount by which the actual annual bonus award paid for the relevant period exceeded the amount that would have been paid based on the restated financial results. The policy provides that we will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed. Also, our 2011 Incentive and Stock Award Plan allows us to “claw back” outstanding or already-settled equity-based awards, and the proposed 2020 Incentive and Stock Award Plan includes this “clawback” feature.

Severance Payments

Severance protections for our senior executives are set at a uniform level equal to his or her base salary and three-year average annual bonus award (a “1x multiple”). In addition, without stockholder approval, we will not enter into a severance agreement with a senior executive that provides for any cash severance payment that exceeds 2.99 times the sum of his or her base salary and three-year average annual bonus award.

In light of the above, and based on management’s annual review and analysis focused on the incentive compensation programs covering our general employee population, we believe our compensation policies and practices do not encourage excessive or inappropriate risk-taking and that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives that are intended to align the financial interests of our senior executives with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. These guidelines are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of management’s commitment to long-term value creation. Our senior executives are required, over a five-year period, to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. The current multiples for our named executive officers are as follows:

Named Executive Officer	Ownership Level (as a multiple of base salary)
CEO	6x
Other named executive officers	3x

As of February 29, 2020, all of our named executive officers were in compliance with our stock ownership guidelines.

Additional information concerning our stock ownership guidelines is available on our website under:

mmc.com/about/corporate-governance.html.

HOLDING REQUIREMENT FOR EQUITY-BASED AWARDS

Under our stock ownership guidelines, our senior executives are required to hold shares of our common stock acquired in connection with the distribution of stock units or exercise of stock options (net of any tax withholding and, in the case of stock options, the exercise price) until the required multiple of base salary is reached. In addition, our senior executives may not sell any shares of our common stock, however acquired, unless their ownership interest after such sale is at or above the required multiple of base salary stipulated under our stock ownership guidelines.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          47

Executive Compensation (Continued)

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a federal income tax deduction for compensation in excess of $1 million that is paid to certain senior executives in any taxable year. Given the changes to Section 162(m) made by the Tax Cuts and Jobs Act, the incentive compensation and base salary over $1 million paid to our named executive officers for 2019 generally will not be tax deductible. The Compensation Committee reserves the right to award compensation that is not tax deductible.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to our service providers. We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense relating to share-based payments (such as stock options, PSU awards and RSU awards) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity-based compensation element of our program.

Additional Considerations

This Compensation Discussion and Analysis includes statements regarding the use of various performance measures and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables and related narratives. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Steven A. Mills (Chair)	Deborah C. Hopkins
Oscar Fanjul	Morton O. Schapiro
H. Edward Hanway	R. David Yost

48          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

Compensation of Executive Officers

2019 Summary Compensation Table

The following table provides information regarding the compensation of our President and Chief Executive Officer, Chief Financial Officer and our three other most highly-compensated executive officers who were executive officers as of December 31, 2019.

Name & Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($) (6)
Daniel S. Glaser	2019	1,500,000	—	5,750,140	5,750,017	6,500,000	470,095	361,445	20,331,697
President and CEO, Marsh & McLennan Companies, Inc.	2018	1,475,000	—	5,500,136	5,500,004	4,500,000	—	306,779	17,281,919
	2017	1,400,000	—	5,250,130	5,250,003	4,300,000	555,967	257,116	17,013,216
Mark C. McGivney	2019	787,500	—	1,250,110	1,250,002	2,100,000	192,545	68,398	5,648,555
Chief Financial Officer, Marsh &	2018	750,000	—	1,125,108	1,125,018	1,750,000	—	64,976	4,815,102
McLennan Companies, Inc.	2017	750,000	—	875,120	875,008	1,650,000	210,841	65,137	4,426,106
John Q. Doyle	2019	1,000,000	—	1,400,086	1,400,007	4,000,000	—	90,339	7,890,432
President and Chief Executive	2018	1,000,000	—	1,350,162	1,350,003	3,250,000	—	72,915	7,023,080
Officer, Marsh and Vice Chair, Marsh & McLennan	2017	883,333	—	2,000,211	1,000,011	3,000,000	—	45,899	6,929,455
Dominic J. Burke	2019	758,858	—	2,500,054	1,500,005	2,041,484	—	135,543	6,935,944
Vice Chair, Marsh & McLennan and former group chief executive officer of Jardine Lloyd Thompson PLC.
Martine Ferland	2019	808,333	—	2,000,135	1,000,005	2,000,000	47,514	605,972	6,461,959
President and Chief Executive Officer, Mercer and Vice Chair,
Marsh & McLennan

(1)

Mr. Burke was appointed Vice Chair of Marsh & McLennan Companies on April 1, 2019; his compensation is shown for 2019 only since he was not a named executive officer in 2018 and 2017. Mr. Burke’s base salary and bonus have been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727). Ms. Ferland was appointed President and Chief Executive Officer of Mercer Consulting Group, Inc. on March 1, 2019, her compensation is shown for 2019 only since she was not a named executive officer in 2018 and 2017.

(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards for the years ended December 31, 2019, December 31, 2018 and December 31, 2017, respectively, computed in accordance with FASB ASC Topic 718. The amounts reported in the “Stock Awards” column represent both PSU and RSU awards. The grant date fair value of the PSU awards granted in each of these years to each of the named executive officers is reported based on performance at the target level. As stated in the description of the PSU awards following the “2019 Grants of Plan-Based Awards Table” on page 52, the payout based on maximum performance is 200% of the target level, which, if achieved, would correspond to the values reported in the table below, holding constant the grant date fair value of the Company’s common stock. The assumptions used in calculating the amounts reported for awards granted in 2019 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2020. The assumptions used in calculating the amounts reported for awards granted prior to 2019 are included in the footnote captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K previously filed with the SEC. The amounts reported in these columns may differ slightly from the corresponding amounts shown in the “2019 Grants of Plan-Based Awards Table” on page 52 due to rounding to the nearest whole dollar as required by SEC rules. In addition, the amounts reported in these columns differ slightly from the amounts disclosed in the “2019 and 2020 Annual Total Direct Compensation of Named Executive Officers” section on page 31 of the Compensation Discussion and Analysis due to rounding to the nearest whole share.

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Executive Compensation (Continued)

Name	Year	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Target Performance (100%) ($)	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Maximum Performance (200%) ($)
Mr. Glaser	2019	2,875,070	5,750,140
	2018	2,750,068	5,500,137
	2017	2,625,065	5,250,131
Mr. McGivney	2019	625,055	1,250,109
	2018	562,554	1,125,107
	2017	437,560	875,119
Mr. Doyle	2019	700,043	1,400,086
	2018	675,081	1,350,162
	2017	500,068	1,000,136
Mr. Burke	2019	750,016	1,500,033
Ms. Ferland	2019	500,044	1,000,088

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts received for annual bonus awards, as described in the “Annual Bonus” section on page 33 of the Compensation Discussion and Analysis. The awards earned in respect of 2019 were determined by the Compensation Committee at its meeting on February 19, 2020 and were paid on February 28, 2020. Mr. Burke’s bonus has been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727).

(4)

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase, if any, in the present value of the named executive officers’ benefits (both vested and unvested) under the tax-qualified Marsh & McLennan Companies Retirement Plan, the Company’s Benefit Equalization Plan, the Company’s Supplemental Retirement Plan and the Company’s UK Pension Fund. For 2019, the amount reported for each named executive officer reflects changes in age and service, the interest rate and the mortality assumption projecting longer life expectancies, and any change in base salary. The assumptions used in calculating the amounts reported are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2020. The Company’s retirement programs are described in further detail in “Defined Benefit Retirement Program” on page 56. No named executive officer received preferential or above-market earnings on deferred compensation. The Company discontinued future service accruals in the defined benefit retirement program effective December 31, 2016 and discontinued future service accruals in the UK Pension Fund effective August 1, 2014. Ms. Ferland’s change in pension value has been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727).

(5)	The following items are reported in the “All Other Compensation” column for the named executive officers in 2019:

ALL OTHER COMPENSATION

Name	Company Contributions to Defined Contribution Plans ($) (a)	Financial Planning and Income Tax Preparation ($) (b)	Personal Use of Corporate Aircraft ($) (c)	Personal Use of Car Service ($) (d)	Relocation ($) (e)	Tax Reim- bursement ($) (f)	Other ($) (g)	Total ($)
Mr. Glaser	105,000	13,140	174,090	69,215	0	0	0	361,445
Mr. McGivney	55,125	13,273	0	0	0	0	0	68,398
Mr. Doyle	71,975	13,260	0	0	0	4,899	204	90,339
Mr. Burke	0	0	0	20,287	0	0	115,256	135,543
Ms. Ferland	11,200	10,325	0	0	153,544	430,902	0	605,972

(a)

These amounts include the Company’s matching contributions under the Company’s 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2019. The Company’s 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in the “Nonqualified Deferred Compensation Table” section on page 58.

(b)

These amounts represent the cost to the Company of offering personal financial planning and tax preparation services to the named executive officers. The imputed income attributable to these services was taxable income to the named executive officer. The taxes associated with this income were not reimbursed or paid by the Company.

(c)

This amount represents the incremental cost to the Company of Mr. Glaser’s personal use of corporate aircraft, in which the Company owns fractional interests, in accordance with his employment letter ($122,392) and to attend board meetings of another entity ($51,698). The incremental cost has been calculated by adding the incremental variable costs associated with personal flights (including hourly charges, taxes, passenger fees, international fees and catering). The imputed income attributable to his personal use of corporate aircraft was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.

(d)

For Mr. Glaser, this amount represents the approximate cost to the Company of his personal use of a car and driver, including work/home travel. For Mr. Burke, this amount represents the approximate cost to the Company for his personal use of car and driver on a non-dedicated basis (£15,900). Mr. Burke’s amount has been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1=$1.27592727). The imputed income attributable to this use was taxable income to Mr. Glaser and Mr. Burke, respectively. The taxes associated with this income were not reimbursed or paid by the Company.

(e)	This amount represents payment or reimbursement by the Company with respect to expenses in connection with Ms. Ferland’s relocation from the UK to New York City.

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Executive Compensation (Continued)

(f)

For Mr. Doyle, this amount represents the tax reimbursement by the Company associated with a correction to his SSIP account. For Ms. Ferland, this amount represents the tax reimbursement by the Company with respect to expenses in connection with her relocation from the UK to New York City and for reimbursement of US taxes applied to her 2018 bonus (paid in 2019) and 2019 income from equity-based awards since UK taxes were previously paid.

(g)

For Mr. Doyle, this amount represents reimbursement for costs associated with a correction to his SSIP account. For Mr. Burke, this amount represents a non-pensionable salary supplement in recognition of the closure of JLT’s defined pension benefit plan, which he previously received from JLT as its group chief executive officer (£59,468), a non-pensionable salary supplement in accordance with the Company’s U.K. policy for individuals who have reached the U.K.’s Lifetime Allowance for pension savings and in lieu of participation in MMC’s Defined Contribution Scheme (£19,613), and a car allowance administered in accordance with the Company’s U.K. policy (£11,250). Mr. Burke’s amounts have been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727).

(6)	The total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

EMPLOYMENT LETTERS

The Company has employment letters with each of the named executive officers that follow a common template, approved by the Compensation Committee, and include the following principal terms:

•	Base salary, target annual bonus and target annual long-term incentive (“LTI”) award, and applicable payment ranges. Actual annual bonus payments and annual LTI awards are based on factors described in the “Annual Bonus” section on page 33 and “Annual LTI Award” section on pages 33 to 34 of the Compensation Discussion and Analysis;

•	Participation in the Company’s Senior Executive Severance Pay Plan, as described in the “Severance Arrangements” section on page 44 of the Compensation Discussion and Analysis and the “Potential Payments Upon Termination or Change in Control” section on page 59; and

•	Noncompetition, nonsolicitation and confidentiality covenants in favor of the Company.

Mr. Burke’s Employment Arrangements

Mr. Burke. Vice Chair of Marsh & McLennan, previously served as the group chief executive officer of JLT and is based in the UK. Mr. Burke’s employment letter generally follows the common template for our named executive officers described above. The Compensation Committee approved additional provisions to induce Mr. Burke to join the Company following the closing of the JLT transaction and facilitate the integration of the businesses. Mr. Burke’s employment letter also includes provisions in recognition of his being based in the UK. The additional provisions in Mr. Burke’s employment letter include:

•	a retention payment of £793,000 on each of the first three anniversaries of the closing of the JLT transaction, subject to Mr. Burke’s continued employment;

•	12 months’ notice of termination of employment by the Company or by Mr. Burke and treatment of his termination of employment as a termination by the Company without cause, exclusively for purposes of his outstanding equity-based awards and the Company’s Senior Executive Severance Pay Plan, in the event Mr. Burke provides notice of his termination of employment after the first anniversary of the closing of the JLT transaction and before the third anniversary of the closing of the JLT transaction; and

•	certain compensation and benefits that were provided to him by JLT as its group chief executive officer, such as a car allowance and access to a company car and driver on a non-dedicated basis, an annual physical and non-pensionable salary supplements in lieu of participation in the Company’s and JLT’s UK retirement programs, in accordance with the Company’s UK policy.

Mr. Glaser’s Employment Arrangements

Mr. Glaser’s current terms of employment as our President and Chief Executive Officer, as approved by the Compensation Committee, are as follows:

•	an annual base salary of $1,500,000;

•	an annual bonus with a target level of $3,750,000;

•	an annual LTI award with a target grant date fair value of $11,000,000;

•	continued participation in the Senior Executive Severance Pay Plan; and

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Executive Compensation (Continued)

•	access to a car and driver for business and commuting purposes and to corporate aircraft, in which we maintain fractional interests, for business and personal travel (with such personal air travel limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company). Mr. Glaser’s use of corporate aircraft to attend board meetings of another entity is not counted towards the $130,000 limit.

In consideration for his employment arrangements, Mr. Glaser entered into noncompetition and nonsolicitation covenants in favor of the Company for the duration of his employment and for 24 months following his termination of employment.

The Compensation Committee increased Mr. Glaser’s target annual bonus from $3,000,000 to $3,750,000, effective for the 2019 performance year and his target LTI award from $9,500,000 to $11,000,000, effective for the February 2019 grant. Mr. Glaser’s increases were made taking into account the competitive market, internal equity and his long-term performance and contributions as President and CEO of the Company.

2019 Grants of Plan-Based Awards Table

The following table provides information on the grants of plan-based awards made to the named executive officers in 2019. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the target annual cash bonus opportunities in respect of 2019. The terms and conditions of these awards are described in the “Annual Bonus” section on page 33 of the Compensation Discussion and Analysis. The remaining columns relate to plan-based equity-based awards granted in 2019 under the 2011 Incentive and Stock Award Plan. The equity-based awards consist of PSU awards, RSU awards and stock options with respect to shares of the Company’s common stock. The terms and conditions of these awards are described in the narrative following this table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Stock Price on Date of Grant ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards ($) (7)
(a)	(b) (1)	(c) (1)	(d)	(e) (2)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel S. Glaser			0	3,750,000	7,500,000
	2/19/2019	2/19/2019				0	31,669	63,338					2,875,070
	2/19/2019	2/19/2019							31,669				2,875,070
	2/19/2019	2/19/2019								322,488	90.785	91.530	5,750,017
Mark C. McGivney			0	1,300,000	2,600,000
	2/19/2019	2/19/2019				0	6,885	13,770					625,055
	2/19/2019	2/19/2019							6,885				625,055
	2/19/2019	2/19/2019								70,106	90.785	91.530	1,250,002
John Q. Doyle			0	2,250,000	4,500,000
	2/19/2019	2/19/2019				0	7,711	15,422					700,043
	2/19/2019	2/19/2019							7,711				700,043
	2/19/2019	2/19/2019								78,519	90.785	91.530	1,400,007
Dominic J. Burke			0	1,517,715	3,035,431
	5/1/2019	3/20/2019				0	8,010	16,020					750,016
	5/1/2019	3/20/2019							8,010				750,016
	5/1/2019	3/20/2019								82,832	93.635	92.500	1,500,005
	5/1/2019	3/20/2019							10,680				1,000,022
Martine Ferland			0	1,700,000	3,400,000
	2/19/2019	2/19/2019				0	5,508	11,016					500,044
	2/19/2019	2/19/2019							5,508				500,044
	2/19/2019	2/19/2019								56,085	90.785	91.530	1,000,005
	3/1/2019	1/16/2019							10,733				1,000,047

(1)

The equity-based awards granted on February 19, 2019 reported in this table were approved by the Compensation Committee at its meeting on the same date. The March 1, 2019 RSU award granted to Ms. Ferland in connection with her new position was approved by the Compensation Committee at its meeting on January 16, 2019. The May 1, 2019 equity-based awards granted to Mr. Burke were approved by the Compensation Committee at its meeting on March 20, 2019. The March 1, 2019 award granted to Ms. Ferland and the May 1, 2019 awards granted to Mr. Burke were granted on the first calendar day of the month following the commencement of their new positions.

(2)

The actual annual cash bonuses awarded to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table. Mr. Burke’s target and maximum bonus amounts have been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727).

52          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

(3)

The amounts reported in columns (g), (h) and (i) reflect PSU awards granted on February 19, 2019 and May 1, 2019. The terms and conditions of these awards are described in the narrative following this table.

(4)

The amounts reported in column (j) reflect the RSU awards granted on February 19, 2019, March 1, 2019 and May 1, 2019. The terms and conditions of these awards are described in the narrative following this table.

(5)

The amounts reported in column (k) reflect nonqualified stock options granted on February 19, 2019 and May 1, 2019. The terms and conditions of these awards are described in the narrative following this table.

(6)

The stock options granted on February 19, 2019 have an exercise price of $90.785 per share, equal to the average of the high and low trading prices of shares of the Company common stock on February 18, 2019, the trading date immediately preceding the date of grant. The closing market price of the Company’s common stock on the date of grant was $91.53 per share, which was higher than the stock option exercise price. The stock options granted on May 1, 2019 have an exercise price of $93.635 per share, equal to the average of the high and low trading prices of shares of the Company common stock on April 30, 2019, the trading date immediately preceding the date of grant. The closing market price of the Company’s common stock on the date of grant was $92.50 per share, which was lower than the stock option exercise price.

(7)	The grant date fair value reported for the PSU awards is based on performance at the target level.

STOCK OPTIONS

Stock options represent the right to purchase a specified number of shares of the Company’s common stock at a specified exercise price for a specified period of time. Stock options are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting and shortened exercisability in the event of death, disability and specified terminations of employment. The stock options granted to the named executive officers (except Mr. Burke) on February 19, 2019 are scheduled to vest on February 19, 2020, 2021, 2022 and 2023 and will expire no later than February 18, 2029. The stock options granted to Mr. Burke on May 1, 2019 are scheduled to vest on May 1, 2020, 2021, 2022 and 2023 and will expire no later than April 30, 2029. The stock options have an exercise price equal to the average of the high and low trading prices of shares of the Company’s common stock on the trading day immediately preceding the grant date.

RESTRICTED STOCK UNIT AWARDS

An RSU represents a promise to deliver a share of the Company’s common stock as soon as practicable after vesting. Annual awards of RSUs are scheduled to vest in three equal annual installments beginning on the 28th of the month in which the first anniversary of the grant date occurs, with full or pro rata vesting in the event of death, disability and specified terminations of employment. The RSU awards granted to the named executive officers (except Mr. Burke) on February 19, 2019 are scheduled to vest on February 28 of 2020, 2021 and 2022. The special RSU award granted to Ms. Ferland on March 1, 2019 is scheduled to vest on March 15, 2022. The RSU awards granted to Mr. Burke on May 1, 2019 are scheduled to vest on May 1 of 2020, 2021 and 2022. RSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested RSU. Dividend equivalents that relate to RSU awards that do not vest or are forfeited also will be forfeited. Holders of RSU awards have no right to vote the shares of common stock subject to the award.

PERFORMANCE STOCK UNIT AWARDS

A PSU represents a promise to deliver, as soon as practicable after the end of the performance period, a number of shares of the Company’s common stock ranging from 0% to 200% of the number of PSUs vested, depending on the Company’s achievement of a financial performance objective as determined by the Compensation Committee over a three-year performance period. The performance measure is the Company’s adjusted EPS as modified for executive compensation purposes (as defined in the “Annual LTI Awards” section on pages 33 to 34 of the Compensation Discussion and Analysis) on a three-year annualized growth rate basis. The target adjusted EPS growth rate for the PSU awards is 8%. The PSU awards granted to the named executive officers (except Mr. Burke) on February 19, 2019 are scheduled to vest on February 28, 2022, with full or pro rata vesting in the event of death, disability and specified terminations of employment. The PSU award granted to Mr. Burke on May 1, 2019 is scheduled to vest on May 1, 2022, with full or pro rata vesting in the event of death, disability and specified terminations of employment. PSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of vested PSU awards. Dividend equivalents that relate to PSU awards that do not vest or are forfeited also will be forfeited. Holders of PSU awards have no right to vote the shares of common stock subject to the award.

The treatment of these awards upon termination of employment or a change in control of the Company is described in further detail in “Potential Payments Upon Termination or Change in Control” on page 59.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          53

Executive Compensation (Continued)

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides certain information concerning equity-based awards held by the named executive officers as of December 31, 2019. All outstanding equity awards are with respect to shares of the Company’s common stock.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Daniel S. Glaser (5)	2/24/2012	206,952	0	31.885	2/23/2022
	2/25/2013	314,516	0	36.495	2/24/2023
	2/24/2014	237,110	0	48.000	2/23/2024
	2/23/2015	239,824	0	56.840	2/22/2025
	2/22/2016	197,139	85,085	57.325	2/21/2026
	2/22/2017	145,955	163,637	73.195	2/21/2027
						2/22/2017	11,076	1,233,977
						2/22/2017			66,454	7,403,640
	2/21/2018	75,177	225,534	83.046	2/20/2028
						2/21/2018	22,077	2,459,599
						2/21/2018			66,230	7,378,684
	2/19/2019	0	322,488	90.785	2/18/2029
						2/19/2019	31,669	3,528,243
						2/19/2019			31,669	3,528,243
Mark C. McGivney	2/23/2015	15,433	0	56.840	2/22/2025
	2/22/2016	48,659	16,220	57.325	2/21/2026
	2/22/2017	29,147	29,148	73.195	2/21/2027
						2/22/2017	1,993	222,040
						2/22/2017			11,956	1,332,018
	2/21/2018	15,377	46,133	83.046	2/20/2028
						2/21/2018	4,516	503,128
						2/21/2018			13,548	1,509,383
	2/19/2019	0	70,106	90.785	2/18/2029
						2/19/2019	6,885	767,058
						2/19/2019			6,885	767,058
John Q. Doyle	5/1/2016	63,238	21,080	63.090	4/30/2026
	2/22/2017	33,311	33,312	73.195	2/21/2027
						2/22/2017	2,278	253,792
						2/22/2017			13,664	1,522,306
						8/1/2017	12,739	1,419,252
	2/21/2018	18,452	55,359	83.046	2/20/2028
						2/21/2018	5,420	603,842
						2/21/2018			16,258	1,811,304
	2/19/2019	0	78,519	90.785	2/18/2029
						2/19/2019	7,711	859,083
						2/19/2019			7,711	859,083
Dominic J. Burke	5/1/2019	0	82,832	93.635	4/30/2029
						5/1/2019	8,010	892,394
						5/1/2019	10,680	1,189,859
						5/1/2019			8,010	892,394
Martine Ferland	2/22/2016	6,894	2,298	57.325	2/21/2026
	2/22/2017	3,956	3,956	73.195	2/21/2027
						2/22/2017	1,082	120,546
						2/22/2017			3,246	361,637
	2/21/2018	1,879	5,639	83.046	2/20/2028
						2/21/2018	2,208	245,993
						2/21/2018			3,312	368,990
	2/19/2019	0	56,085	90.785	2/18/2029
						2/19/2019	5,508	613,646
						2/19/2019			5,508	613,646
						3/1/2019	10,733	1,195,764

(1)	Represents vested and unvested stock options. The unvested stock options ratably vest and become exercisable in 25% increments on the first four anniversaries of the grant date.

54          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

(2)	The following table provides the vesting schedule of the RSU awards that were not vested as of December 31, 2019.

Grant Date	Name of Executive	Vesting Schedule
2/22/2017	All (except Mr. Burke)	100% vesting on February 28, 2020
8/1/2017	Mr. Doyle	100% vesting on August 15, 2020
2/21/2018	All (except Mr. Burke)	50% vesting on each February 28, 2020 and 2021
2/19/2019	All (except Mr. Burke)	33 1⁄3% vesting on each February 28, 2020, 2021 and 2022
3/1/2019	Ms. Ferland	100% vesting on March 15, 2022
5/1/2019	Mr. Burke	33 1⁄3% vesting on each May 1, 2020, 2021 and 2022

(3)	Based on the closing price per share of the Company’s common stock on December 31, 2019 ($111.41), the last trading day of 2019.
(4)

Represents the number of shares to be received in respect of PSU awards assuming the achievement of maximum performance for the 2017 and 2018 PSU awards and target performance for the 2019 PSU award. The PSU awards granted in February 2017 vested on February 28, 2020, and PSU awards granted in February 2018, February 2019, and May 2019 will vest on February 28, 2021, February 28, 2022, and May 1, 2022, respectively, and will be paid in a number of shares of the Company’s common stock determined based on actual performance over the applicable three-year performance period. Our adjusted EPS growth rates as modified for executive compensation purposes for 2017, 2018 and 2019, were determined by the Compensation Committee in the first quarter after the end of the year. As of December 31, 2019, performance was tracking above target payout level for the 2017 and 2018 PSU awards and at target payout level for the 2019 PSU award. If the Company does not attain the maximum performance for the 2017 or 2018 PSU awards or the target performance for the 2019 PSU award over the applicable three-year performance period, the number of shares received by the named executive officers upon settlement will be lower. The number of deliverable shares will range from 0% to 200% of the number of PSUs vested. See the “Performance Results for Our 2017 PSU Awards” section on page 41 of the Compensation Discussion and Analysis and the narrative following the “2019 Grants of Plan-Based Awards Table” above with respect to the 2019 PSU awards granted to the named executive officers.

(5)

In 2018, Mr. Glaser transferred a portion of his then-outstanding awards to his former spouse pursuant to a domestic relations order. As of December 31, 2019, Mr. Glaser’s former spouse held options to purchase 352,224 shares of common stock, 879 restricted stock units and 4,431 performance stock units.

2019 Option Exercises and Stock Vested Table

The following table provides certain information concerning (i) stock options exercised by the named executive officers in 2019 and (ii) other stock awards held by the named executive officers that vested or were earned in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Daniel S. Glaser	149,924	9,192,065	63,122	5,838,154
Mark C. McGivney	13,867	622,734	12,778	1,181,837
John Q. Doyle	0	0	15,317	1,428,498
Dominic J. Burke	0	0	0	0
Martine Ferland	0	0	5,221	482,890

(1)	Based on the difference between the market price of the underlying shares of the Company’s common stock on the date of exercise and the exercise price of the stock options.
(2)

Includes distribution of shares of the Company’s common stock in connection with 2016 PSU awards that vested in 2019 and paid out at 97% of target based on Company performance (Mr. Glaser—30,847 shares, Mr. McGivney—6,346 shares, Mr. Doyle—7,689 shares, and Ms. Ferland—1,799 shares). Mr. Burke did not receive a 2016 PSU award.

(3)	Based on the average of the high and low trading prices of a share of the Company’s common stock on the trading date immediately preceding the award vesting date.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          55

Executive Compensation (Continued)

Defined Benefit Retirement Program

The Company discontinued future service accruals effective December 31, 2016 in the tax-qualified Marsh & McLennan Companies Retirement Plan, the nonqualified Benefit Equalization Plan and the nonqualified Supplemental Retirement Plan (collectively, the “U.S. Retirement Program”). The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides for an enhanced benefit for a select group of highly compensated employees. Mr. Glaser and Mr. McGivney participate in the United States defined benefit retirement program. Messrs. Doyle, Burke and Ms. Ferland are not eligible to participate in the United States defined benefit retirement program because they did not meet the eligibility requirements to join the retirement program prior to December 31, 2016.

For participants who are eligible for these plans, annual benefits payable at age 65 in the form of a single-life annuity are determined generally by the following formula:

•	2.0% of eligible salary for each of the first 25 years of eligible benefit service through December 31, 2016; plus

•	1.6% of eligible salary for each of the next five years of eligible benefit service through December 31, 2016; plus

•	1.0% of eligible salary for each year of eligible benefit service over 30 years through December 31, 2016.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, Mr. Glaser is eligible for an early retirement benefit. Benefits under the retirement program vest upon the earliest of (i) a participant’s attainment of five years of vesting service, (ii) attainment of age 65 or (iii) a change in control of the Company. Mr. Glaser and Mr. McGivney currently have a vested benefit under the retirement program.

The present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2019, as well as other information about each of our defined benefit retirement plans, is reported in the table below. Assumptions used in the calculation of these amounts, other than retirement age, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2020. The assumed retirement age used for purposes of this table is 65 years for all named executives who participate in these plans. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. The Company’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. The Company is not required to, and does not, fund any of its obligations to the named executive officers who participate in these plans under any of its nonqualified defined benefit retirement plans.

UK Defined Benefit Retirement Program

The Company discontinued service accruals effective August 1, 2014 in the tax-qualified Marsh & McLennan Companies UK Pension Fund (the “UK Pension Fund”). Ms. Ferland participated in the Mercer Section of the United Kingdom defined benefit retirement program prior to August 1, 2014 based on the standard defined benefit terms available to participants since April 1, 2006.

For those participants who are eligible for the plan, annual benefits are payable at age 65 in the form of a single-life annuity, with an attaching 60% benefit payable to a surviving dependent, and are determined generally by the following formula:

•	1.67% of eligible salary for each year of eligible benefit service through July 31, 2014, with accrued pension in each year subject to a cost of living adjustment based on UK price inflation as measured by the Retail Prices Index, up to a maximum of 5% per annum while the participant remains an employee, unless they opt out. Ms. Ferland opted out on December 31, 2018 and consequently the cost of living adjustment reduced to UK price inflation as measured by the Consumer Prices Index, up to a maximum of 5% per annum for benefits accrued before April 1, 2010 (2.5% per annum for benefits accrued after April 1, 2010).

Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained three months of vesting service and are at least age 55 are eligible for early retirement benefits, subject to actuarial reduction for early payment. Ms. Ferland is eligible for an early retirement benefit. Benefits under the retirement program vest upon a participant’s attainment of three months of vesting service. Ms. Ferland currently has a vested benefit under the retirement program.

56          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

Pension Benefits Table for 2019

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Daniel S. Glaser (3)	Qualified Retirement Plan	19.0	527,209	0
	Benefit Equalization Plan	19.0	1,588,144	0
	Supplemental Retirement Plan	19.0	534,829	0
	Total		2,650,181	0
Mark C. McGivney	Qualified Retirement Plan	9.7	345,091	0
	Benefit Equalization Plan	9.7	343,213	0
	Supplemental Retirement Plan	9.7	144,583	0
	Total		832,887	0
John Q. Doyle	None
Dominic J. Burke	None
Martine Ferland (3)	UK Pension Fund	3.0	347,062	0

(1)

Represents years of benefit accrual service as of December 31, 2016. Mr. Glaser’s 19.0 years of service includes 9.9 years of service for his prior period of service with Marsh from July 1982 through May 1992.

(2)

Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years for all of the named executive officers, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2020. The U.S. Retirement Program provides a survivor benefit, in the form of a monthly annuity, to a qualifying spouse or domestic partner upon the death of a vested participant. The present value of this survivor benefit in the event of death on December 31, 2019 was $837,938 for Mr. McGivney. The total amounts reported in this column may not equal the sum of amounts reflected due to rounding to the nearest whole dollar as required by SEC rules.

For the UK Pension Fund, the calculation of the pension benefits is based on US GAAP single equivalent financial assumptions and demographic assumptions (excluding pre-retirement mortality) for the fiscal year ended December 31, 2019. The pension provided is in line with the Rules of the Mercer Section of the UK Pension Fund and the member is not entitled to any member specific pension enhancements. The UK Pension Fund provides a survivor benefit payable on the death of the member in retirement. This is 60% of the member’s pension at date of death plus if death occurs within the first 5 years, the balance of pension payments in those 5 years. The present value of this survivor benefit in the event of death on December 31, 2019 was $236,038 for Ms. Ferland. These amounts have been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727).

(3)

Mr. Glaser and Ms. Ferland are eligible for an early retirement benefit. Their early retirement benefits are separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section on page 59.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          57

Executive Compensation (Continued)

Nonqualified Deferred Compensation Table

The Company maintains the Supplemental Savings & Investment Plan (the “SSIP”), a nonqualified deferred compensation plan that coordinates with the Company’s 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan.

Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Company’s 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and units of the Company’s common stock. Participants in the SSIP may change their investment elections at any time, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in units of the Company’s common stock, that amount cannot be reallocated to any other notional investment.

After a participant completes one year of service with the Company, the Company provides matching credits at the same rate as the Company’s 401(k) Savings & Investment Plan. Effective January 1, 2017, eligible participants who are employed by an eligible participating company and have completed one year of service receive a 4% fixed company credit with respect to their base salary over the Internal Revenue Service limit on compensation that may be considered under the Company’s 401(k) Savings & Investment Plan, whether or not they elect to make employee deferrals to the SSIP.

Participants are not permitted to make withdrawals from their accounts while they are employed by the Company. Participants are generally entitled to payment of their accounts after their employment ends, including upon retirement, death or disability in a lump sum or annual installments over 2 to 15 years.

All of the named executive officers except Mr. Burke and Ms. Ferland were eligible to participate in the SSIP in 2019.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daniel S. Glaser	73,333	85,400	322,238	0	1,708,000
Mark C. McGivney	30,583	35,525	144,901	0	681,361
John Q. Doyle	55,200	56,400	26,730	0	226,529
Dominic J. Burke	N/A	N/A	N/A	N/A	N/A
Martine Ferland	N/A	N/A	N/A	N/A	N/A

(1)	Amounts reported in this column are also reported in the “All Other Compensation” column in the “2019 Summary Compensation Table” on page 49.
(2)

Aggregate earnings are based upon the performance of a variety of mutual funds and shares of the Company’s common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2019 Summary Compensation Table” on page 49.

58          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits to be provided to the named executive officers in the event of the specified terminations of employment, including following a change in control of the Company. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 31, 2019, the last business day of the last completed fiscal year, and that the market price of the Company’s common stock was the closing stock price as of December 31, 2019 ($111.41 per share), the last trading day of 2019.

The employment letter for each named executive officer provides that he/she will participate in the Company’s Senior Executive Severance Pay Plan. In general, the Senior Executive Severance Pay Plan provides for cash severance in the event of an involuntary termination of employment without “cause” (as described in “Termination of Employment” below) or, within the two-year period following a change in control of the Company, either by the successor entity without cause or by the participant for a termination of employment for “good reason” (as described in “Termination of Employment” below). In addition, each such named executive officer is eligible for specified benefits upon death or “disability” (as described in “Termination of Employment” below).

Cash severance under the Senior Executive Severance Pay Plan is paid in a lump sum equal to:

•	one times annual base salary;

•	one times the average of the annual bonuses paid to the participant for each of the three prior calendar years; and

•	a pro rata bonus for the year of termination.

The Senior Executive Severance Pay Plan also provides 12 months of outplacement services and continued medical and dental coverage for 12 months at active employee rates. Severance payments and benefits are conditioned on a participant having executed a waiver and release of claims in favor of the Company (including restrictive covenants). The cash severance amounts included in the following table reflect the employment arrangements in effect on December 31, 2019.

The terms and conditions of equity-based awards provide for full or pro rata vesting in the event of death, disability and specified terminations of employment.

As of December 31, 2019, Mr. Glaser and Ms. Ferland were eligible to commence benefit payments under the Company’s U.S. Retirement Program and UK Pension Fund, respectively, upon an early retirement.

Name	Termination Reason	Total Cash Payment ($) (1) (2)	Unvested Stock Awards ($) (3)	Unvested Option Awards ($) (3)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (4) (5) (6)	Total ($) (7)
Daniel S. Glaser	Involuntary termination without cause	12,300,000	13,362,293	23,903,572	418,385	11,874	49,996,124
	Involuntary termination without cause or termination for good reason following a change in control	9,550,000	23,872,266	23,903,572	642,009	11,874	57,979,721
	Death	3,750,000	23,872,266	23,903,572	642,009	0	52,167,847
	Disability	3,750,000	23,114,233	23,903,572	589,461	0	51,357,265
	Early Retirement	0	13,362,293	23,903,572	418,385	0	37,684,249
Mark C. McGivney	Involuntary termination without cause	4,533,333	2,593,736	0	79,128	18,458	7,224,656
	Involuntary termination without cause or termination for good reason following a change in control	3,733,333	4,761,106	4,745,602	123,982	18,458	13,382,481
	Death	1,300,000	4,761,106	4,745,602	123,982	0	10,930,690
	Disability	1,300,000	4,650,365	4,745,602	114,566	0	10,810,533
John Q. Doyle	Involuntary termination without cause	7,666,667	4,128,409	0	129,032	15,878	11,939,986
	Involuntary termination without cause or termination for good reason following a change in control	5,916,667	6,921,123	5,481,261	190,878	15,878	18,525,807
	Death	2,250,000	6,921,123	5,481,261	190,878	20,184	14,863,446
	Disability	2,250,000	6,780,078	5,481,261	179,820	20,184	14,711,344
Dominic J. Burke	Involuntary termination without cause	3,053,294	1,652,990	1,472,339	13,500	7,067	6,199,190
	Involuntary termination without cause or termination for good reason following a change in control	2,529,526	2,974,647	1,472,339	24,297	7,067	7,007,876
	Death	1,517,715	2,974,647	1,472,339	24,297	0	5,988,998
	Disability	1,517,715	3,269,215	1,472,339	26,702	0	6,285,972
	Retirement	0	728,064	1,472,339	5,945	0	2,206,348

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          59

Executive Compensation (Continued)

Name	Termination Reason	Total Cash Payment ($) (1) (2)	Unvested Stock Awards ($) (3)	Unvested Option Awards ($) (3)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (4) (5) (6)	Total ($) (7)
Martine Ferland	Involuntary termination without cause	3,326,691	1,382,598	1,592,164	31,742	14,119	6,347,314
	Involuntary termination without cause or termination for good reason following a change in control	3,026,691	3,437,221	1,592,164	61,966	14,119	8,132,160
	Death	1,700,000	3,437,221	1,592,164	61,966	0	6,791,351
	Disability	1,700,000	3,545,066	1,592,164	61,108	0	6,898,338
	Early Retirement	0	1,382,598	1,592,164	31,742	0	3,006,504

(1)

The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Pro Rata Bonus” column of the table below is equal to the individual’s actual or target bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($) (a)	Pro Rata Bonus ($) (b)	Total Cash Payment ($) (c)
Mr. Glaser	Involuntary termination without cause	1,500,000	4,300,000	5,800,000	1	5,800,000	6,500,000	12,300,000
	Involuntary termination without cause or termination for good reason following a change in control	1,500,000	4,300,000	5,800,000	1	5,800,000	3,750,000	9,550,000
	Death	N/A	N/A	N/A	0	0	3,750,000	3,750,000
	Disability	N/A	N/A	N/A	0	0	3,750,000	3,750,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0
Mr. McGivney	Involuntary termination without cause	800,000	1,633,333	2,433,333	1	2,433,333	2,100,000	4,533,333
	Involuntary termination without cause or termination for good reason following a change in control	800,000	1,633,333	2,433,333	1	2,433,333	1,300,000	3,733,333
	Death	N/A	N/A	N/A	0	0	1,300,000	1,300,000
	Disability	N/A	N/A	N/A	0	0	1,300,000	1,300,000
Mr. Doyle	Involuntary termination without cause	1,000,000	2,666,667	3,666,667	1	3,666,667	4,000,000	7,666,667
	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	2,666,667	3,666,667	1	3,666,667	2,250,000	5,916,667
	Death	N/A	N/A	N/A	0	0	2,250,000	2,250,000
	Disability	N/A	N/A	N/A	0	0	2,250,000	2,250,000
Mr. Burke	Involuntary termination without cause	1,011,810	0	1,011,810	1	1,011,810	2,041,484	3,053,294
	Involuntary termination without cause or termination for good reason following a change in control	1,011,810	0	1,011,810	1	1,011,810	1,517,715	2,529,526
	Death	N/A	N/A	N/A	0	0	1,517,715	1,517,715
	Disability	N/A	N/A	N/A	0	0	1,517,715	1,517,715
	Early Retirement	N/A	N/A	N/A	0	0	0	0
Ms. Ferland	Involuntary termination without cause	850,000	476,691	1,326,691	1	1,326,691	2,000,000	3,326,691
	Involuntary termination without cause or termination for good reason following a change in control	850,000	476,691	1,326,691	1	1,326,691	1,700,000	3,026,691
	Death	N/A	N/A	N/A	0	0	1,700,000	1,700,000
	Disability	N/A	N/A	N/A	0	0	1,700,000	1,700,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0

(a)

Reflects amounts payable by the Company in the form of a lump sum as soon as practicable following termination of employment, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.

(b)

“Pro Rata Bonus” amounts, if any, are payable by the Company at the same time annual bonuses for the applicable year are paid to the Company’s senior executives generally, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.

(c)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

(2)

Mr. Burke’s total cash payment and welfare and retirement benefits have been converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727).

(3)

Reflects equity-based awards, with respect to the Company’s common stock, outstanding as of December 31, 2019. The values for 2017, 2018 and 2019 PSU awards depend on the termination reason. For certain events such as retirement, the values are based on results as determined by the Compensation Committee and 10% EPS growth for the remaining years of the award period for each award. For events in which the vesting of equity-based awards accelerates, such as death, the values are based on performance for abbreviated award periods. For Mr. Burke, the amount reported in this column for retirement reflects the assumption that he would have qualified for EU retirement treatment of his equity based awards. For Ms. Ferland, the amount reported in this column for early retirement reflects the assumption that she would have qualified for EU retirement treatment of her equity-based awards that were granted while she was located in the UK.

60          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Executive Compensation (Continued)

(4)

Each of the named executive officers is eligible to continue receiving Company-sponsored health insurance for 12 months following certain terminations of employment. To receive such benefits, a named executive officer is required to contribute at the same level as similarly situated active employees. Each of the named executive officers is eligible to receive outplacement services for a period of 12 months.

(5)

The amounts reported in this column, where applicable, include the Company’s 401(k) Savings & Investment Plan matching contributions made by the Company that would vest in the event of death or permanent disability (as defined the Company’s Long-Term Disability Plan).

(6)

Mr. Glaser is eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section on page 56. If Mr. Glaser had retired from the Company effective December 31, 2019, the present value of his accumulated pension benefits would have been $2,646,944. In addition, Mr. Glaser would have been entitled to payment of his account balances under the Company’s 401(k) Savings & Investment Plan and the SSIP. Ms. Ferland is eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section on page 56. If Ms. Ferland had retired from the Company effective December 31, 2019, the present value of her accumulated pension benefits would have been $315,416, converted from British pounds into U.S. dollars at the average currency exchange rate for 2019 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.27592727). These amounts are not reflected in the total set forth in this column.

(7)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

TERMINATION OF EMPLOYMENT

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment payments and benefits under the terms of the Company’s applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to eligible employees upon termination of employment, including:

•	base salary through the date of termination and accrued but unused vacation time;

•	post-employment group medical benefit continuation at the employee’s cost;

•	welfare benefits provided to eligible U.S. or UK retirees;

•	distributions of defined benefit plan benefits, whether or not tax-qualified (our U.S. and UK defined benefit retirement programs are described in the “Defined Benefit Retirement Program” and “UK Defined Benefit Retirement Program” sections, respectively on page 56);

•	distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in the “Nonqualified Deferred Compensation Table” section on page 58); and

•	vested benefits.

The Senior Executive Severance Pay Plan defines “cause” as a participant’s: (i) willful failure to substantially perform the duties consistent with his or her position which is not remedied within 10 days after receipt of written notice from the Company specifying such failure; (ii) willful violation of any written Company policy, including, but not limited to, the Company’s Code of Business Conduct & Ethics; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs; (v) gross negligence or willful misconduct which results in, or could reasonably be expected to result in, a material loss to the Company or material damage to the reputation of the Company; or (vi) violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement or material breach of fiduciary duty against the Company.

The Senior Executive Severance Pay Plan defines “good reason” as: (i) a material reduction in the participant’s base salary; (ii) a material reduction in the participant’s annual incentive opportunity (including a material adverse change in the method of calculating the participant’s annual incentive); (iii) a material diminution of the participant’s duties, responsibilities or authority; or (iv) a relocation of more than 50 miles from the participant’s office location in effect immediately prior to the change in control of the Company. This definition of “good reason” only applies during the 24-month period following a change in control of the Company.

The employment letter for each named executive officer defines “permanent disability” as occurring when it is determined (by the Company’s disability carrier for the primary long-term disability plan or program applicable to the named executive officer because of his or her employment with the Company) that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

CHANGE IN CONTROL

As described in the “Change-in-Control Arrangements” section on page 44, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” change-in-control vesting provision, which requires a change in control of the Company followed by a specified termination of employment for accelerated vesting to occur. Under the double-trigger provision, a change in control of the Company by itself would not cause an employee’s equity-based award to

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          61

Executive Compensation (Continued)

vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule unless, in addition to the change in control, the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control.

The change-in-control provisions included in our Senior Executive Severance Pay Plan also require both “double-trigger” events to occur for payments and benefits to be provided.

We do not provide change-in-control excise tax reimbursements to any of our senior executives under any plan or arrangement.

Cash severance payments are not eligible for any tax reimbursement benefit.

We use the same definition of “change in control” in the equity incentive plans and the Senior Executive Severance Pay Plan.

The definitions of “cause” and “good reason” in equity-based awards for the named executive officers are similar to those described above in “Termination of Employment.”

RESTRICTIVE COVENANTS

Each of the named executive officers is subject to nonsolicitation covenants that prohibit the executive from:

•	soliciting any customer or client with respect to a competitive activity; and

•	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers is also subject to noncompetition covenants that prohibit the executive from engaging in a competitive activity.

For Mr. Glaser, the noncompetition and nonsolicitation period ends 24 months after the date of termination of employment. For the other named executive officers, this period ends 12 months after the date of termination of employment.

In addition, at all times prior to and following termination of employment, the named executive officers are subject to a perpetual confidentiality covenant.

62          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Audit

Item 3 — Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year, subject to stockholder ratification. Deloitte & Touche was first retained as the independent registered accounting firm of the Company in 1989. The Audit Committee is responsible for reviewing and approving the compensation of Deloitte & Touche in connection with the annual appointment process. As part of its regular process, the Audit Committee annually reviews and approves the leadership, composition and organization of the external audit team. The Audit Committee also periodically considers the rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and its chairman are directly involved in the review and approval of Deloitte & Touche’s lead audit partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

Deloitte & Touche will audit our consolidated financial statements for fiscal year 2020 and perform other services. Deloitte & Touche acted as the Company’s independent registered public accounting firm for the year ended December 31, 2019. A Deloitte & Touche representative will be present at the 2020 annual meeting of stockholders and will have an opportunity to make a statement and to answer your questions.

Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different auditor at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote FOR this proposal.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2019 and 2018, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)
	2019	2018
Audit Fees	$20,045	$19,458

Includes audits of the effectiveness of the Company’s internal control over financial reporting at December 31, 2019 and 2018, audits of consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.

Audit-Related Fees	2,055	3,117
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.
Tax Fees	2,437	2,774
Includes tax compliance and other services not related to the audit.
All Other Fees	10	70
Includes consulting fees related to outsourcing projects.
Total	$24,547	$25,419

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          63

Audit (Continued)

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to the Company’s commitment to auditor independence and compliance with relevant rules and regulations relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual Audit Committee budget approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair, or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of the four directors named below, as well as Jane H. Lute who was appointed to the Audit Committee on March 12, 2020. Each member of the Committee is independent as required by the Company, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on our internal control over financial reporting as of the end of our fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2019, the Audit Committee executed its oversight function through a series of meetings and teleconferences with management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the year ended December 31, 2019, as well as matters related to internal control over financial reporting and the processes that support the Company’s reporting of financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. The Committee has also selected Deloitte & Touche as the Company’s independent registered public accounting firm for 2020. The Board of Directors concurred with that selection and has recommended this selection to the Company’s stockholders for ratification.

64          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Audit (Continued)

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Bruce P. Nolop (Chair)	Tamara Ingram
Anthony K. Anderson	Lloyd M. Yates

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          65

Approval of the 2020 Incentive and Stock Award Plan

Item 4 — Approval of the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan

Executive Summary

NEW EQUITY PLAN	•	Stockholders are being asked to approve a NEW EQUITY INCENTIVE PLAN TO REPLACE OUR CURRENT EQUITY INCENTIVE PLAN, which will expire in 2021.
	•	NEW AWARDS WOULD NOT BE GRANTED UNDER OUR CURRENT EQUITY INCENTIVE PLAN following approval of the proposed 2020 plan.
	•	GRANTS to non-employee directors will CONTINUE to be made UNDER THE SEPARATE DIRECTORS’ STOCK COMPENSATION PLAN.
SHARES REQUESTED	•	20 MILLION SHARES REQUESTED for the proposed 2020 plan.
	•	LIMIT ON FULL-VALUE AWARDS of 12.5 million shares.
	•	The shares are estimated to ALLOW FOR EQUITY GRANTS FOR APPROXIMATELY 3 TO 4 YEARS.
	•	Based on our outstanding equity awards and common shares outstanding as of the record date, OUR ESTIMATED TOTAL OVERHANG WOULD BE 6.7% following the approval of the 2020 Plan.

The Board of Directors recommends that you vote FOR the approval of the 2020 Incentive and Stock Award Plan.

Overview

The Board of Directors has determined that it would be in the best interests of the Company and our stockholders to adopt the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (the “2020 Plan”) as a successor to the current 2011 Incentive and Stock Award Plan (the “2011 Plan”), which will expire in 2021.

BACKGROUND

The 2020 Plan is designed to attract and retain the services of talented colleagues and to align their interests with the long-term interests of the Company and our stockholders. On March 12, 2020, the Board of Directors, on the recommendation of the Compensation Committee, unanimously adopted the 2020 Plan, subject to stockholder approval. The Compensation Committee believes that equity awards are an important component of a balanced compensation program that is competitive, performance-based and stockholder-focused.

The Board of Directors believes that the 2011 Plan has served an important role in the Company’s overall compensation program and its goal of attracting and retaining high-caliber colleagues. As of March 23, 2020, there were approximately 5,635,185 shares available for future awards under the 2011 Plan, not including shares that may be forfeited, canceled, exchanged or surrendered without the delivery of shares under outstanding awards. In addition, following the expiration of the 2011 Plan’s ten-year term in March of 2021, we will be unable to grant additional equity awards under the 2011 Plan regardless of whether shares remain available for grant.

2020 Plan Highlights

SHARES REQUESTED

The aggregate number of shares being requested for authorization under the 2020 Plan is 20,000,000. Based on our current grant practices, we expect that the proposed share reserve under the 2020 Plan will allow us to continue to grant equity awards for approximately three to four years. The actual number of years for which the share reserve will be sufficient may be influenced by various factors, including changes in our grant practices, business and market conditions, or stock price, and tax, legal and regulatory developments.

66          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Approval of the 2020 Incentive and Stock Award Plan (Continued)

STOCKHOLDER-FRIENDLY PLAN PROVISIONS

The 2020 Plan includes new stockholder-friendly provisions and maintains stockholder-friendly provisions from the 2011 Plan. The principal terms and conditions of the 2020 Plan are described below under “Description of the 2020 Plan.” Stockholder-friendly plan provisions are highlighted below.

Stockholder-Friendly Plan Provisions
FULL-VALUE AWARD LIMIT	The 2020 Plan limits the number of shares (12.5 million) that may be issued as full-value awards.

NO “LIBERAL SHARE COUNTING”

The 2020 Plan prohibits certain liberal share counting treatment for both full-value awards and stock options/stock appreciation rights (“SARs”). The following shares may not be added back to the 2020 Plan:

•   Shares used to pay exercise prices;

•   Shares repurchased by the Company using option exercise proceeds;

•   Shares reserved for issuance under stock-settled awards but not actually delivered upon settlement (e.g., pursuant to cashless exercise or net settlement); or

•   Shares used to satisfy tax withholding obligations.

NO PRE-VESTING PAYMENT OF DIVIDENDS OR DIVIDEND EQUIVALENT RIGHTS	The 2020 Plan prohibits the payment of dividends and dividend equivalents, unless and to the extent an underlying award is vested and earned, and shares subject to the award are issued.

AWARDS SUBJECT TO COMPANY POLICIES

The 2020 Plan includes provisions that expressly subject awards to Company policies, including policies that restrict pledging or hedging transactions or impose holding periods or stock ownership requirements.

NO “RELOAD” AWARDS	The 2020 Plan prohibits awards that provide for the automatic substitution of a new award of the same kind and amount upon the exercise of the previously granted award.

LIMITATIONS ON LOANS TO PLAN PARTICIPANTS	The 2020 Plan prohibits loans to participants for payment of the exercise or grant price of a stock option or SAR or for payment of any withholding taxes on awards.

NO REPRICING OF STOCK OPTIONS OR SARS	The 2020 Plan prohibits the repricing of stock options or SARs (or purchasing underwater options or SARs for cash) without stockholder approval, consistent with the Company’s long-standing policy.

TWELVE-MONTH MINIMUM VESTING	No portion of an award may be scheduled to vest prior to the first anniversary of the grant date. This limitation applies to 95% of the awards authorized for issuance under the 2020 Plan.

NO “EVERGREEN” PROVISION	The 2020 Plan specifies a maximum number of shares authorized for issuance and does not provide for an annual or automatic increase in the number of shares authorized for awards.

RESTRICTIONS ON STOCK OPTION/SAR TERMS

The 2020 Plan prohibits awards of stock options and SARs with exercise/base prices below the grant date fair market value (except for substitute awards), or which remain exercisable more than ten years after the grant date.

DOUBLE-TRIGGER CHANGE IN CONTROL VESTING

The 2020 Plan provides for “double-trigger” accelerated vesting following a change in control, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated for assumed, converted or replaced awards.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          67

Approval of the 2020 Incentive and Stock Award Plan (Continued)

Stockholder-Friendly Plan Provisions (continued)

NO “LIBERAL CHANGE IN CONTROL” DEFINITION

The 2020 Plan’s definition of “change in control” is not considered “liberal.” For example, corporate transactions are required to be consummated, rather than merely announced or approved by stockholders. The “change in control” definition does not include:

•   Third-party acquisitions of less than 50% of the Company’s voting securities;

•   Mergers or similar transactions where the Company’s existing stockholders continue to represent 50% or more of the combined voting power of the surviving entity;

•   Asset dispositions of less than substantially all of the Company’s assets; or

•   A change in less than half of the Board of Directors.

AWARDS SUBJECT TO CANCELLATION AND CLAWBACK

In the event of fraud, financial restatements or other events as may be determined by the Compensation Committee, the 2020 Plan permits the Company to cancel, reduce or require reimbursement for any awards granted to a participant to the extent permitted by applicable law, the Company’s Incentive Compensation Clawback Policy, or as specified in an award agreement.

INDEPENDENT PLAN ADMINISTRATION	The Plan is administered by a Compensation Committee comprised of independent, non-employee directors.

RUN RATE AND OVERHANG

The Company’s compensation program is designed to attract and retain the most highly qualified and capable professionals while motivating them to lead the Company in ways that promote the long-term interests of our stockholders. When analyzing the impact on our stockholders of granting equity awards, we consider the Company’s “run rate” and “overhang.”

Run rate provides a measure of the potential dilutive impact of the Company’s equity award program, and is defined as the number of shares underlying awards granted plus the number of shares underlying awards assumed upon acquisition (if any), divided by weighted average common shares outstanding. Our run rates for each of the past three fiscal years (2019, 2018 and 2017), on a three-year average basis, and as of the record date (March 23, 2020) are shown in the table below. The data for 2019 includes shares in respect of special, one-time restricted stock unit awards that were granted in connection with the JLT acquisition to retain key colleagues who are critical to the Company’s long-term success. The 2020 run rate through March 23, 2020 reflects the annual equity awards that were granted to the combined organization, including the legacy JLT population.

	Fiscal Year				2020 Year to
	2017	2018	2019	3-Year Average	Date as of March 23, 2020
Run Rate	0.89%	0.79%	1.22%	0.97%	0.72%
Granted Awards
Stock Options	1,710,853	1,381,391	1,661,590	1,584,611	1,326,790
Restricted Stock Units	2,610,599	2,390,859	4,266,983	3,089,480	2,044,665
Performance Stock Units	260,387	225,736	245,065	243,729	235,432
Total	4,581,839	3,997,986	6,173,638	4,917,821	3,606,887
Weighted Average Number of Shares Outstanding - Basic (in millions)	513	506	506	508	504

68          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Approval of the 2020 Incentive and Stock Award Plan (Continued)

Overhang measures the potential dilutive effect of all outstanding equity awards and shares available for future grants. “Total overhang” is defined as the total number of shares underlying outstanding awards plus shares available for grant, divided by common shares outstanding plus the number of shares underlying outstanding awards plus the number of shares available for grant. “Actual overhang” is the total overhang with both the numerator and denominator reduced by shares available for grant. Our total and actual overhang, as of the record date (March 23, 2020) and as of each of the past two fiscal year-ends (2019 and 2018) are shown in the table below. Based on our outstanding equity awards and common shares outstanding as of the record date, our estimated total overhang would be 6.7% following the approval of the 2020 Plan.

	As of Fiscal Year-End		As of
	2018	2019	March 23, 2020
Total Overhang	5.2%	4.5%	4.1%
Actual Overhang	2.9%	3.0%	3.1%
Outstanding Awards
Stock Options	9,968,038	8,859,128	9,478,782
Restricted Stock Units	4,330,231	5,957,737	5,773,256
Performance Stock Units	698,798	650,547	672,615
Total	14,997,067	15,467,412	15,924,653
Shares Available for Grant	12,714,565	8,296,829	5,635,185
Weighted Average Number of Shares Outstanding - Basic (in millions)	506	506	504
Weighted Average Exercise Price of Outstanding Options	$43.78	$64.69	$74.09
Weighted Average Remaining Term of Outstanding Options	5.8 years	6.2 years	6.7 years

As of March 23, 2020, 128,861 shares were subject to delivery pursuant to outstanding awards, and 296,727 shares remained available for grant, under the Company’s Directors’ Stock Compensation Plan.

Stockholder Approval of the 2020 Plan

Upon stockholder approval, the 2020 Plan will become effective immediately and will replace the 2011 Plan, and no further awards will be granted under the 2011 Plan (grants to the Company’s non-employee directors will continue to be made under the Company’s Directors’ Stock Compensation Plan).

If the 2020 Plan is not approved by stockholders, it will not be adopted, and we may continue to grant awards under the 2011 Plan until the plan expires (March 2021), the maximum number of shares available for issuance under the plan have been issued, or the Board terminates the plan. Following the expiration or termination of the 2011 Plan, or upon exhausting the maximum number of shares available for issuance under the 2011 Plan, we will be unable to grant equity awards to our colleagues.

Description of the 2020 Plan

The 2020 Plan is attached as Exhibit C to this proxy statement. This section summarizes the principal terms and conditions of the 2020 Plan. This summary of the Plan is subject, in all respects, to the actual terms and conditions of the 2020 Plan.

ELIGIBILITY

Colleagues who are employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the 2020 Plan. Directors who are not employees are not permitted to participate in the 2020 Plan. As of December 31, 2019, there were approximately 76,000 colleagues who would be eligible to receive awards under the 2020 Plan. During the 2019 fiscal year, approximately 3,174 colleagues received awards under the 2011 Plan, which includes special, one-time restricted stock unit awards granted in connection with the JLT acquisition to retain key colleagues who are critical to the Company’s long-term success. Approximately 2,964 colleagues (including legacy JLT colleagues) received awards under the 2011 Plan during 2020 (through March 23, 2020), which includes our 2020 annual equity awards.

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Approval of the 2020 Incentive and Stock Award Plan (Continued)

The basis for participation in the 2020 Plan is the Compensation Committee’s decision, in its sole discretion, that an Award to an eligible participant will further the 2020 Plan’s purposes of attracting and retaining the services of talented employees, and aligning these colleagues’ interests with the long-term interests of the Company and its stockholders. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the 2020 Plan.

ADMINISTRATION

The Plan will be administered by the Compensation Committee, unless the Board determines to administer the Plan. The Compensation Committee will consist solely of three or more directors of the Company, each of whom is “independent” under the rules of the New York Stock Exchange and is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act.

AWARDS UNDER THE 2020 PLAN USED IN CURRENT PRACTICE

General.  Under the 2020 Plan, the Compensation Committee is authorized to grant a variety of awards. Our current practice is to grant nonqualified stock options (“NQSOs”) and restricted stock units (including restricted stock units subject to performance conditions, which we refer to as performance stock units). Restricted stock units (including performance stock units) are typically granted with rights to dividend equivalents, which are accumulated and payable only if, and when, the underlying restricted stock units vest, are earned, and the shares subject to such restricted stock units are issued. Generally, upon termination of employment, unvested awards held by a participant will be forfeited, unless otherwise provided by the Compensation Committee. These award types are described immediately below.

Nonqualified Stock Options.  The per share exercise price of a stock option (other than a substitute award) may not be less than the higher of (1) the average between the high and low selling prices of the Company’s common stock on the date immediately prior to the grant date (or, if the New York Stock Exchange was not open that day, the next preceding day that the New York Stock Exchange was open for trading and the Company’s common stock was traded) and (2) the par value of the Company’s common stock. No stock option may be exercisable more than ten years after the grant date.

Restricted Stock Units.  The Compensation Committee may impose restrictions, including performance conditions, on restricted stock units, which may lapse as the Compensation Committee deems appropriate. Upon expiration of the restriction period, and, if applicable, achievement of the performance criteria, participants who hold restricted stock units will receive shares of the Company’s common stock or cash.

Dividends and Dividend Equivalents.  The Compensation Committee may grant dividend equivalents in connection with another award (other than stock options and SARs). Dividends and dividend equivalents are payable only if, and to the extent, that the underlying award vests and is earned and the shares subject to such award are issued.

OTHER AWARDS AVAILABLE UNDER THE 2020 PLAN

General.  Under the 2020 Plan, the Compensation Committee is also authorized to grant the following types of awards: incentive stock options (“ISOs”), SARs, restricted stock, performance awards, other stock-based or unit-based awards and stock as a bonus or in lieu of other cash awards.

Incentive Stock Options.  ISOs are similar to NQSOs; the primary distinction between them is how they are taxed. Please see the description of NQSOs above for information generally applicable to stock options, including ISOs. For the federal income tax treatment of NQSOs versus ISOs, please see the “U.S. Federal Income Tax Consequences of Awards” section below.

Stock Appreciation Rights.  A SAR is the right to receive an amount equal to the excess of the fair market value of the shares underlying the SAR over the base price of the SAR. The Compensation Committee determines the terms of each SAR at the time of the grant. No SAR may have a base price less than the average between the high and low selling prices of the Company’s common stock on the date immediately prior to the grant date (or, if the New York Stock Exchange was not open that day, the next preceding day that the New York Stock Exchange was open for trading and the Company’s common stock was traded). Unless otherwise determined by the Compensation Committee, a SAR granted in tandem with an NQSO may be granted at the time of the grant of the related NQSO or anytime thereafter and a SAR granted in tandem with an ISO may only be granted at the time of the grant of the related ISO. No SAR may be exercisable more than ten years after the grant date.

Restricted Stock.  The Compensation Committee may impose restrictions on restricted stock, which restrictions may lapse as the Compensation Committee deems appropriate. Participants who hold restricted stock will have the right to vote such shares and have the right to receive dividends. The dividends paid on restricted stock will be paid in cash or in additional shares of restricted stock.

70          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Approval of the 2020 Incentive and Stock Award Plan (Continued)

Performance Awards.  In addition to the restricted stock units subject to performance conditions described above, the Compensation Committee may grant any type of award subject to the achievement of business criteria and/or other measures of performance as it may deem appropriate in establishing any performance conditions. The Compensation Committee may exercise its discretion to reduce, but not to increase, the amounts payable under any performance award.

Stock Awards in Lieu of Cash.  The Compensation Committee may award shares of the Company’s common stock as a bonus or in lieu of Company commitments to pay cash under other plans or compensatory arrangements.

Dividends and Dividend Equivalents.  Similar to awards we currently grant, the Compensation Committee may grant dividend equivalents in connection with other awards available to grant under the Plan (other than stock options, SARs or similar awards). Dividends and dividend equivalents are payable only if, and to the extent, that the underlying award vests and is earned and the shares subject to such award are issued.

PROHIBITION ON REPRICING

Subject to the adjustment provision of the 2020 Plan, as described below, the Compensation Committee may not, without stockholder approval, seek to effect any re-pricing of any previously granted “underwater” stock options, SARs or similar other stock-based awards.

PROHIBITION ON LOANS

The Company may not loan funds to any participant for the purpose of paying the exercise price associated with a stock option or SAR granted under the 2020 Plan or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, settlement, payment or other tax obligation involving any award under the 2020 Plan.

12-MONTH MINIMUM VESTING REQUIREMENT

No portion of an award granted under the 2020 Plan may be scheduled to vest earlier than the first anniversary of the date the award is granted, except that the Compensation Committee may grant awards without regard to the minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2020 Plan.

CHANGE IN CONTROL

If a participant’s employment is terminated by the Company without cause, or by the participant with good reason, within 24 months following a change in control transaction (as described in Section 9(c) of the 2020 Plan), all of the participant’s outstanding awards will become fully exercisable and vested, and any restrictions applicable to any award will automatically lapse. If any outstanding awards are not assumed, converted or replaced upon a change in control transaction on an equivalent basis, the outstanding awards will become fully exercisable and vested, and any restrictions applicable to any award will automatically lapse, upon the consummation of the change in control transaction. With respect to performance awards, unless the Compensation Committee specifies otherwise, performance conditions shall be determined based on the actual performance as of the fiscal year-end immediately preceding the change in control transaction or, if there has been no fiscal year end subsequent to the grant of the award and prior to the change in control transaction, then performance conditions shall be deemed satisfied at target performance.

TRANSFERABILITY

Except as described below, no award may be transferred by the participant, other than by will or by the laws of descent and distribution or by designation of a beneficiary. During the participant’s lifetime, each award will be exercisable only by the participant or by his or her guardian or legal representative.

The Compensation Committee may permit awards (other than ISOs and awards granted in tandem with ISOs) to be transferred to a participant’s immediate family members, a trust for the benefit of such immediate family members, partnerships in which such family members are the only parties, or other transfers deemed by the Compensation Committee to be not inconsistent with the purposes of the 2020 Plan.

AMENDMENT AND TERMINATION

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2020 Plan or the Compensation Committee’s authority to grant awards under the 2020 Plan. However, participant approval must be obtained for any change that would materially adversely affect the rights of a participant under an outstanding award granted under the 2020 Plan, except if the change is necessary to comply with applicable law.

SHARES AVAILABLE FOR ISSUANCE

There will be 20,000,000 shares available for issuance under the 2020 Plan. The total number of shares issued in connection with full-value awards may not exceed in the aggregate 12.5 million shares. During any fiscal year, no

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Approval of the 2020 Incentive and Stock Award Plan (Continued)

participant may be granted awards relating to more than 2,000,000 shares, of which no more than 1,000,000 may relate to full-value awards (subject to adjustment as described below).

In addition, shares that are subject to awards granted under the 2011 Plan (or a predecessor plan) or the 2020 Plan, and that are forfeited, cancelled, exchanged or surrendered without delivery, will be available for reissuance under the 2020 Plan. Shares that are used to pay exercise prices, repurchased by the Company using option exercise proceeds, reserved for issuance under stock-settled awards but not actually delivered upon settlement (including pursuant to net settlement of SARs) or withheld to satisfy tax withholding obligations will not be made available for reissuance under the 2020 Plan.

In the case of an acquisition, shares delivered in connection with awards granted upon assumption of, or in substitution for, awards that were previously granted by an acquired business or entity, will not count against the number of shares available for issuance under the Plan or the limit on shares issued in connection with full-value awards.

The Compensation Committee may make determinations for the counting of shares to ensure appropriate counting, avoid double counting (such as in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted.

ADJUSTMENTS

If a dividend or other distribution, recapitalization, forward or reverse split, merger, consolidation, amalgamation or other corporate event or transaction (as more fully described in Section 5(e) of the 2020 Plan) affects shares of the Company’s common stock in such a way that an adjustment is determined to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2020 Plan, the Compensation Committee must, in such manner as it may deem equitable, adjust:

•	the number and kinds of shares of the Company’s common stock that may be issued under the 2020 Plan;

•	the number and kinds of shares of the Company’s common stock subject to outstanding awards; and

•	the grant, purchase or exercise price with respect to any award.

In addition, as more fully described in Section 5(e) of the 2020 Plan, the Compensation Committee has the authority to make adjustments to the terms and conditions of, and the criteria and performance objectives included in, awards (including performance awards and performance goals).

New Plan Benefits

Awards under the 2020 Plan will be granted at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be available for grant to any individual during the term of the 2020 Plan or that would have been granted during the last fiscal year had the 2020 Plan been in effect.

U.S. Federal Income Tax Consequences of Awards

The following discussion is intended only as a general summary of the U.S. federal income tax consequences to participants in the 2020 Plan. It does not discuss all of the tax consequences that may be relevant to participants in light of their particular tax circumstances. The discussion is based on provisions of the Internal Revenue Code and regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, or to different interpretations. The discussion does not address tax consequences under the laws of any state, locality or foreign jurisdiction.

TAX TREATMENT OF NONQUALIFIED STOCK OPTIONS AND RESTRICTED STOCK UNITS

Our current practice is to grant our colleagues two types of awards: nonqualified stock options and restricted stock units (including restricted stock units subject to performance conditions). Restricted stock units are typically granted with rights to dividend equivalents. The tax treatment of these awards is described below.

Nonqualified Stock Options.  An optionee will not realize any taxable income upon the grant of an NQSO, and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of the Company’s common stock on the exercise date over the option exercise price will be compensation that is taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such ordinary income realized by the optionee. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the ordinary income realized and the exercise price. Special rules apply in the event that all or a portion of the exercise price is paid in the form of shares of the Company’s common stock.

In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

72          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Approval of the 2020 Incentive and Stock Award Plan (Continued)

Restricted Stock Units.  The grant of an award of restricted stock units will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will realize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.

Dividend Equivalents.  A participant will realize ordinary income when dividend equivalents are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Company common stock paid to the participant, less any amounts paid for the shares. The Company generally will be entitled to a corresponding tax deduction when the participant realizes ordinary income.

TAX TREATMENT OF OTHER AWARDS

In addition to NQSOs and restricted stock units, our colleagues can also be granted ISOs, SARs, restricted stock and other stock-based and unit-based awards. The tax treatment of these awards is described below.

Incentive Stock Options.  An optionee will not realize any taxable income at the time of grant or timely exercise of an ISO, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to compensation that is taxable as ordinary income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below. In addition, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the ISO shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

Stock Appreciation Rights.   Generally, the participant who receives a freestanding SAR will not realize taxable income at the time it is granted, and the Company will not be entitled to a tax deduction with respect to the grant of a stand-alone SAR. The amount of cash, or the value of stock received upon exercise of the SAR will be taxed as ordinary income to the participant at the time it is received and the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to realize as a result of the exercise.

Restricted Stock.   A participant will not realize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Internal Revenue Code within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally realize ordinary income on the date that the stock is no longer subject to restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a tax deduction in the same amount.

Generally, upon a sale or other disposition of Company common stock or restricted stock with respect to which the participant has recognized ordinary income (i.e., the restrictions were previously removed or a Section 83(b) election was previously made), the participant will realize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Other Stock-Based and Unit-Based Awards.   A participant will realize ordinary income when other stock-based and unit-based awards are paid to the participant, in an amount equal to the cash and/or the fair market value of any shares of the Company’s common stock paid to the participant, less any amounts paid for the shares. The Company generally will be entitled to a corresponding tax deduction when the participant realizes ordinary income.

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Approval of the 2020 Incentive and Stock Award Plan (Continued)

DEFERRED COMPENSATION AND INTERNAL REVENUE CODE SECTION 409A

The 2020 Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code, and the provisions of the 2020 Plan and any award documents and election forms will be interpreted in a manner that satisfies these requirements. If any provision of the 2020 Plan or any term or condition of any award or election form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Nevertheless, we cannot guarantee that the operation of the 2020 Plan will eliminate all risk that a participant may be required to pay additional taxes or interest under Section 409A with respect to awards granted under the 2020 Plan.

COMPENSATION TO “COVERED EMPLOYEES” UNDER SECTION 162(m)

The Company is entitled to a tax deduction in connection with an award under the 2020 Plan in an amount equal to the ordinary income realized by a participant at the time the participant realizes such income (for example, at the time of exercise of a NQSO). Special rules limit the deductibility of compensation paid to the chief executive officer, the chief financial officer and other “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code, which limits the deductibility of the annual compensation paid to any of these specified employees to the extent that it exceeds $1,000,000.

The Board of Directors recommends that you vote FOR the approval of the 2020 Incentive and Stock Award Plan.

74          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Additional Information

Stock Ownership of Directors, Management and Certain Beneficial Owners

The following table reflects the number of shares of our common stock beneficially owned by each director and each named executive officer (as defined in the Compensation Discussion and Analysis section beginning on page 26). The table also shows the number of shares beneficially owned by all directors and executive officers of the Company as a group. These common stock holdings are as of February 28, 2020, except with respect to interests in the Company’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2019. The table also includes the number of shares of common stock beneficially owned by persons known to the Company to own more than five percent of our outstanding shares.

	Amount and Nature of Beneficial Ownership(1)
Name	Sole Voting and Investment Power	Other than Sole Voting and Investment Power(2)	Total
Anthony K. Anderson	1,000	7,263	8,263
Dominic Burke	0	18,690	18,690
John Q. Doyle	21,533	190,329	211,862
Oscar Fanjul	83,048	0	83,048
Martine Ferland	5,703	48,415	54,118
Daniel S. Glaser	209,969	1,770,723	1,980,692
H. Edward Hanway	28,242	0	28,242
Deborah C. Hopkins	0	9,917	9,917
Tamara Ingram(3)	0	0	0
Jane H. Lute(3)	0	0	0
Mark C. McGivney	42,143	131,289	173,432
Steven A. Mills	38,729	0	38,729
Bruce P. Nolop	38,153	0	38,153
Marc D. Oken	53,039	2,325	55,364
Morton O. Schapiro	8,869	68,424	77,293
Lloyd M. Yates	30,659	0	30,659
R. David Yost	18,759	30,361	49,120
All directors and executive officers as a group(4)	1,036,542	3,540,787	4,577,329

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Additional Information (Continued)

Name	Aggregate Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2019
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	41,647,250	8.3%
The Vanguard Group(6) 100 Vanguard Blvd Malvern, PA 19355	39,102,627	7.74%
T. Rowe Price Associates, Inc.(7) 100 E. Pratt Street Baltimore, MD 21202	35,437,356	7.0%

(1)

No director or named executive officer beneficially owned more than 1% of the Company’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 0.9% of the Company’s outstanding common stock. The Company assists directors and officers with reporting changes in their beneficial ownership to the SEC and all such filing requirements were complied with in 2019.

(2)

This column includes shares of the Company’s common stock: (i) held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed or (ii) that represent the individual’s interests in the Company’s 401(k) Savings & Investment Plan.

This column also includes:

•	Marsh & McLennan Companies common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan or the Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Anderson, 7,263 shares; Mr. Burke, 18,690 shares; Mr. Doyle, 20,590 shares; Ms. Ferland, 15,509 shares; Mr. Glaser, 32,152 shares; Ms. Hopkins, 9,917 shares; Mr. McGivney, 6,848 shares; Mr. Schapiro, 68,424 shares and Mr. Yost, 30,361 shares; and all directors and executive officers as a group, 232,298 shares; and

•	Shares of Marsh & McLennan Companies common stock which may be acquired on or before April 30, 2020 through the exercise of stock options as follows: Mr. Doyle, stock options totaling 169,739; Ms. Ferland, stock options totaling 32,906 shares; Mr. Glaser, stock options totaling 1,738,571 shares; Mr. McGivney, stock options totaling 124,441 shares; and all directors and executive officers as a group, stock options totaling 3,305,521 shares.

(3)	Ms. Ingram and Ms. Lute joined the Board on July 19, 2019 and March 1, 2020, respectively, after the 2019 annual stock grant to directors.
(4)	This group includes the individuals listed in this table, plus five additional executive officers.
(5)

Based solely on a review of Amendment No. 5 to the Schedule 13G Information Statement filed on February 5, 2020 by BlackRock, Inc. (“BlackRock”). The Schedule 13G discloses that BlackRock in its capacity as a parent holding company or control person had sole voting power as to 36,341,413 shares and sole dispositive power as to 41,647,250 shares.

(6)

Based solely on a review of Amendment No. 5 to the Schedule 13G Information Statement filed on February 12, 2020 by The Vanguard Group (“Vanguard”). The Schedule 13G discloses that Vanguard in its capacity as investment adviser had sole voting power as to 780,797 shares; shared voting power as to 156,582 shares; sole dispositive power as to 38,213,075 shares; and shared dispositive power as to 889,552 shares.

(7)

Based solely on a review of Amendment No. 10 to the Schedule 13G Information Statement filed on February 14, 2020 by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G discloses that Price Associates in its capacity as investment adviser had sole voting power as to 11,687,373 shares and sole dispositive power as to 35,408,306 shares.

76          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Additional Information (Continued)

Director Compensation

EXECUTIVE DIRECTORS

Executive directors (currently only Mr. Glaser) receive no compensation for their service as directors.

INDEPENDENT DIRECTORS

Independent directors receive a basic annual retainer and annual stock grant as compensation for their service as directors. Our independent chairman and directors who serve as the chair of a committee also receive a supplemental annual retainer.

The Board’s compensation year runs from June 1 through May 31. The current compensation arrangements for independent directors are summarized in the table below.

Elements of Independent Director Compensation

Basic Annual Retainer for All Independent Directors	$120,000
Supplemental Annual Retainer for Independent Chairman of the Board	$200,000
Supplemental Annual Retainer for Chair of • Audit Committee • Compensation Committee	$25,000
Supplemental Annual Retainer for Chairs of Committees other than Audit and Compensation	$15,000
Annual Stock Grant for Independent Directors under the Company’s Directors’ Stock Compensation Plan	Number of shares having a grant date market value of $175,000
Stock Ownership Guidelines	5 times Basic Annual Retainer

The basic annual retainer and the supplemental retainers are paid quarterly for pay periods ending on August 15, November 15, February 15 and May 15. Under the terms of the Company’s Directors’ Stock Compensation Plan, independent directors may elect to receive these retainer amounts in cash, the Company’s common stock or a combination thereof and may defer receipt of all or a portion of any compensation to be paid in the form of the Company’s common stock until a specified future date. The annual stock grant is made on June 1st of each year. Independent directors are also eligible to participate in the Company’s matching-gift program for certain charitable gifts.

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Additional Information (Continued)

2019 Independent Director Compensation

The table below indicates total compensation received by our independent directors for service on the Board and its committees during 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Anthony K. Anderson	120,000	175,000	—	295,000
Oscar Fanjul	135,000	175,000	—	310,000
H. Edward Hanway	320,000	175,000	—	495,000
Deborah C. Hopkins	120,000	175,000	—	295,000
Tamara Ingram(4)	39,130	—	—	39,130
Elaine La Roche(5)	92,935	175,000	—	267,935
Steven A. Mills	145,000	175,000	—	320,000
Bruce P. Nolop	145,000	175,000	5,000	325,000
Marc D. Oken	120,000	175,000	—	295,000
Morton O. Schapiro	135,000	175,000	5,000	315,000
Lloyd M. Yates(6)	127,500	175,000	—	302,500
R. David Yost(7)	127,500	175,000	—	302,500

(1)

The amounts in this “Fees Earned or Paid in Cash” column reflect payments of the $120,000 basic annual retainer and any supplemental retainer made during fiscal 2019, as set forth in more detail below. The chairs of the Audit and Compensation Committees each received $25,000 for such service, the chairs of committees other than Audit and Compensation each received $15,000 for such service, and the independent chairman of the Board received $200,000 for such service. In May 2019, Mr. Yates succeeded Mr. Yost as chair of the ESG Committee. The committee chairs compensated during fiscal 2019 were: Mr. Fanjul (Finance), Mr. Mills (Compensation), Mr. Nolop (Audit), Mr. Schapiro (Directors and Governance), Mr. Yates (ESG) and Mr. Yost (ESG). Committee members other than the chairs receive no additional compensation for service on a committee.

Mr. Mills elected to receive his quarterly payments in the form of the Company’s common stock. Ms. Hopkins, Mr. Schapiro and Mr. Yost elected to receive their quarterly payments in the form of the Company’s common stock on a deferred basis. Ms. La Roche elected to receive 30% of her quarterly payments in the form of the Company’s common stock on a deferred basis. All of the other independent directors received these amounts in cash.

(2)

This column reflects the award of 1,834 shares of the Company’s common stock to each independent director on June 1, 2019. The shares awarded to each director had an aggregate grant date fair value of $175,000, based on a per share price of $95.405, which was the average of the high and low prices on May 31, 2019, the trading day immediately preceding the grant. The amounts shown in this column constitute the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2019, in accordance with FASB ASC Topic 718. Mr. Anderson, Ms. Hopkins, Ms. La Roche, Mr. Schapiro and Mr. Yost elected to defer receipt of all of the shares awarded to them.

As of December 31, 2019, the aggregate number of deferred shares held for the account of each current independent director who previously elected to defer shares was as follows: Mr. Anderson, 7,235 shares, Ms. Hopkins, 9,628 shares, Ms. La Roche, 10,221 shares; Mr. Schapiro, 67,881 shares and Mr. Yost, 29,994 shares. Dividend equivalents on these deferred shares are reinvested into additional deferred shares for the account of the independent director.

(3)

The Company maintains a matching gift program for colleagues and directors, pursuant to which the Company matches, on a dollar-for-dollar basis, certain charitable contributions. For 2019, the Company matched up to $5,000 per colleague or director. The amounts shown in the table represent the Company’s matching contributions pursuant to this program.

(4)	Ms. Ingram joined the Board on July 19, 2019, after the 2019 annual stock grant to directors.

(5)	Ms. La Roche was a member of the Board until she passed away in August 2019.

(6)	Mr. Yates was appointed chair of the ESG Committee on May 16, 2019.

(7)	Mr. Yost served as chair of the ESG Committee until Mr. Yates was appointed chair on May 16, 2019.

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Additional Information (Continued)

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2019, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)		(b) Weighted- average exercise price of outstanding options, warrants and rights (2)(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by stockholders	16,081,015	(4)	$64.97	18,047,576	(5)
Equity compensation plans not approved by stockholders	199,325	(6)	$29.43	3,496,142	(7)
Total	16,280,340		$64.69	21,543,718

(1)

This column reflects shares subject to outstanding and unexercised options granted during the last ten years under the 2000 Senior Executive Incentive and Stock Award Plan, 2000 Employee Incentive and Stock Award Plan and 2011 Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.

(2)

The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions plus any interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of Company common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 410,108 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2020 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme (2001) and Share Participation Schemes for employees in Ireland is 225,814 shares. The shares remaining available for future issuance shown in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet of note (5) and in note (7) below.

(3)	The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below.
(4)

Includes 7,291,609 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2011 Incentive and Stock Award Plan and the 2000 Senior Executive Incentive and Stock Award Plan and predecessor plans and programs as well as other deferred compensation obligations under the Directors’ Stock Compensation Plan and the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to colleagues whose benefits are limited under the Company’s 401(k) Savings & Investment Plan.

(5)	Includes the following:

•	1,271,213 shares available for future purchases under the Stock Purchase Plan for International Employees, 254,036 shares available for future purchases under the Irish Savings Related Share Option Scheme (2001) and 5,272,708 shares available for future purchases under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. For the two stock purchase plans, colleagues may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within each one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter. For the Irish Savings Related Share Option Scheme (2001), eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price, which may be no less than 95% of the market price of the stock at the beginning of the offering period.

•	8,296,829 shares available for future awards under the 2011 Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and stock awards in lieu of cash awards, dividend equivalents and other stock-based or unit-based awards. The grant, exercise or settlement of any award may be subject to the achievement of performance goals or other performance-based terms. Consistent with plan terms, the shares available for future awards include shares previously forfeited, canceled, exchanged or surrendered, including shares surrendered to satisfy withholding tax on restricted stock unit distributions.

•	2,654,484 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan described in note (4) above.

•	298,306 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)

Includes 129,603 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.

(7)	Includes the following:

•	3,322,374 shares available for future purchases under the Stock Purchase Plan for French Employees and Save as You Earn Plan (U.K.).

•	173,768 shares available for future purchases under the Share Participation Schemes for employees in Ireland.

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Additional Information (Continued)

The material features of the Company’s compensation plans that have not been approved by stockholders and under which Company shares are authorized for issuance are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Stock Purchase Plan for French Employees and Save As You Earn Plan (U.K.). Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the U.K. Plan, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

2000 Employee Incentive and Stock Award Plan and predecessor plans and programs. The terms of the 2000 Employee Incentive and Stock Award Plan are described in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2000 Employee Incentive and Stock Award Plan replaced the 1997 Employee Incentive and Stock Award Plan, the terms of which are described in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 1999, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000. No future awards may be granted under these or any other predecessor plan or program.

Share Participation Schemes for employees in Ireland. Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax. Scheme shares may be provided from the remaining 173,768 treasury shares or from open market purchases. Open market purchases do not count against the remaining treasury shares available.

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Additional Information (Continued)

CEO Pay Ratio

The ratio of the annual total compensation for our CEO compared to the annual total compensation of our median employee for fiscal year 2019 is 300, as calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

The ratio for fiscal year 2019 is based on the annual total compensation of the Company’s median employee (excluding the CEO) and the CEO (as disclosed in the 2019 Summary Compensation Table in this proxy statement), as follows:

●	Median employee:	$67,826

●	CEO:	$20,331,697

The median employee reported in the 2019 proxy statement was promoted in 2019 and that employee’s base salary was significantly increased in connection with the promotion. Accordingly, for 2019, we identified an alternative median employee as of December 5, 2017 in accordance with the same methodology used to determine the original median employee in 2017, using for such purposes our U.S. and non-U.S. employees (totaling approximately 66,900).

We annualized the base salary of regular full-time and part-time employees hired in 2017 and of employees on a leave of absence. We did not annualize the base salary of temporary employees.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the Company’s budgeted currency exchange rates for 2017 for base salary and 2016 for cash incentive compensation.

After identifying the median employee, we calculated annual total compensation for that employee for fiscal year 2019 using the same methodology used to calculate the amount reported for our named executive officers in the “Total” column of the 2019 Summary Compensation Table.

Transactions With Management and Others

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary. See the discussion under the caption “Review of Related Person Transactions” appearing on page 6 of this proxy statement for more information.

Peter C. Hearn is President and Chief Executive Officer of Guy Carpenter & Company and Vice Chair, Marsh & McLennan. David A. Hearn, Peter Hearn’s brother, is an executive vice president and senior business development broker at Guy Carpenter. David Hearn received compensation totaling approximately $2,209,000 in 2019.

Marc Oken, a member of the Company’s Board of Directors, is Chairman of Falfurrias Capital Partners, a private equity investment firm (“Falfurrias”). Marsh places insurance on commercial terms in the ordinary course of Marsh’s business for several of Falfurrias’ portfolio companies and personal insurance for Mr. Oken, for which the Company received total payments of less than $410,000 in 2019.

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Additional Information (Continued)

Information About Our Annual Meeting and Solicitation of Proxies

WHY HAVE I RECEIVED A NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED COPIES OF THESE MATERIALS IN THE MAIL?

In order to reduce paper and postage costs, and in accordance with SEC rules, we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of the Company or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Stockholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.

WHO CAN VOTE ON THE MATTERS BEING DECIDED AT THE ANNUAL MEETING?

With respect to each matter properly brought before the meeting, each stockholder who held shares as of the close of business on March 23, 2020, which we refer to as the record date, is entitled to one vote, in person or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 504,096,077 shares of Marsh & McLennan Companies common stock entitled to vote.

Stockholders of Record

If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, you are a stockholder of record. As a stockholder of record, you may vote at the meeting or by proxy. The Company is incorporated in Delaware, and in accordance with Delaware law, a list of the Company’s common stockholders of record as of the record date will be available for inspection at our principal executive offices at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Beneficial (“Street Name”) Stockholders

If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

HOW DO I VOTE?

Whether you hold shares as a stockholder of record or beneficial owner, you may direct how your shares are voted without attending the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you are a beneficial owner holding shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction form provided to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

YOU MAY VOTE IN THE FOLLOWING MANNER:

By Telephone or the Internet

You may vote your shares via telephone or the Internet as instructed in the Notice or the proxy card, depending on how you received the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail

Stockholders who receive hard copies of the proxy materials may choose to vote by mail and, if you so choose, should complete, sign and date your proxy card or voting instruction card and mail it in the pre-addressed envelope included with the proxy materials. Note that, if you are a stockholder of record and you sign and return a proxy, but do not specify how to vote, your shares will be voted by the proxies in accordance with the Board’s recommendations, which will be in favor of our director nominees (Item 1); to approve, by nonbinding vote, the compensation of our named executive officers (Item 2); in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Item 3); and to approve the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (Item 4).

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Additional Information (Continued)

CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting. If you vote in advance and then attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from your broker, bank or other intermediary record holder a valid proxy giving you the right to vote the shares, and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting at the annual meeting or (iii) sending written notification of revocation addressed to: Marsh & McLennan Companies, Inc., Attn: Katherine J. Brennan — Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided; or, if you have obtained a legal proxy from your broker or other intermediary giving you the right to vote your shares, by attending and voting at the meeting.

WHAT SHOULD I DO TO ATTEND THE ANNUAL MEETING?

Stockholders (of record or beneficial) and their proxy holders may attend the annual meeting by sending a request to AnnualMeeting@mmc.com with the following information: (i) your name and complete mailing address; (ii) the names of any family members who will accompany you; (iii) if you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and (iv) proof that you owned shares of the Company’s common stock as of March 23, 2020 (such as a letter from your bank or broker or a photocopy of your voting instruction form or Notice of Internet Availability of Proxy Materials).

Advance registration is available to registered and beneficial owners and must be requested no later than May 19, 2020. Please note that seating is limited and registration requests will be processed in the order they are received.

If we determine to change the date, time or location of the Annual Meeting, or to hold the Annual Meeting solely by means of remote communication, due to developments relating to the COVID-19 coronavirus or otherwise, we will provide notice to stockholders through a press release, available at irnews.mmc.com.

In addition to registering in advance, please bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card or passport, to be admitted to the annual meeting. Marsh & McLennan Companies colleagues wishing to attend the annual meeting may present their employee identification card to be admitted.

If you were the beneficial owner of shares held in the name of a bank, broker or other holder of record, you or your representative must also bring proof of your stock ownership on March 23, 2020, such as an account statement or similar evidence of ownership.

For safety and security reasons, cameras, large bags, briefcases, packages, recording equipment or other electronic devices will not be permitted in the annual meeting. If you do not comply with the procedures outlined above for attending the annual meeting in person, we will not be able to admit you to the annual meeting.

Whether you hold shares as a stockholder of record or are a beneficial owner, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the annual meeting.

WHAT ARE THE REQUIREMENTS TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

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Additional Information (Continued)

WHAT ARE THE VOTING REQUIREMENTS TO ELECT DIRECTORS AND TO APPROVE THE OTHER PROPOSALS DISCUSSED IN THE PROXY STATEMENT?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

The Company’s bylaws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. The election of directors is not considered a “routine” matter and thus brokers do not have discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial owner. (See “Significance of Broker Nonvotes” below.)

Our Governance Guidelines address the procedures to be followed if an incumbent director standing for reelection in an uncontested election fails to receive a majority of the votes cast. See “Director Election Voting Standard” on page 7.

Vote Required for Other Proposals

Proposal	Vote Required
Item 2—Advisory (nonbinding) vote to approve named executive officer compensation	Majority of the shares entitled to vote and present in person or represented by proxy
Item 3—Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm
Item 4—Approval of the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan

In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes (described below) will not. Abstentions have the effect of a vote “against” each of the proposals.

Significance of “Broker Nonvotes”

The rules of the NYSE provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. The broker may submit a proxy on any routine matter, for which instructions were required but not provided, but when the broker refrains from voting on non-routine matters, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to those matters, but are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, the election of directors (Item 1), the nonbinding vote to approve the compensation of our named executive officers (Item 2), and the approval of the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (Item 4) are considered non-routine.

COULD ADDITIONAL MATTERS BE DECIDED AT THE ANNUAL MEETING?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

WHO CONDUCTS THE ANNUAL MEETING?

The independent chairman of the Board of Directors acts as chairman of the annual meeting and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting.

WHO WILL COUNT THE VOTES AT THE ANNUAL MEETING?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

HOW MAY I OBTAIN ELECTRONIC DELIVERY OF PROXY MATERIALS IN THE FUTURE?

Most stockholders may elect to receive future proxy statements and annual reports electronically via e-mail or the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this electronic

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Additional Information (Continued)

delivery option by following the instructions provided when you vote over the Internet. Active employees of the Company who hold Marsh & McLennan Companies common stock in certain employee benefit plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

If you are a beneficial owner who holds shares in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials electronically, your choice will remain in effect until you revoke it.

HOW ARE MATERIALS PROVIDED TO STOCKHOLDERS SHARING THE SAME ADDRESS?

In order to reduce paper and postage costs, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies.

Stockholders who participate in householding continue to receive separate control numbers for voting and, in the case of those who receive hard copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you are a stockholder of record or hold our common stock in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

BENEFICIAL STOCKHOLDERS

A number of brokerages and other institutional holders of record have implemented householding. If you are a beneficial owner who holds shares in street name, please contact your broker or other intermediary holder of record to request information about householding.

HOW MAY I OBTAIN ANOTHER SET OF PROXY MATERIALS?

This proxy statement and our 2019 Annual Report can be viewed on (and printed from) our website at proxy.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone our office of Investor Relations at (212) 345-1227 or write to: Marsh & McLennan Companies, Inc., Attn: Investor Relations, 1166 Avenue of the Americas, New York, New York 10036-2774

WHO WILL BEAR THE COST OF THIS PROXY SOLICITATION?

We are providing these proxy materials in connection with the solicitation made by the Company’s Board of Directors of proxies to be voted at our annual meeting. We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of the Company’s common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers and other colleagues at no additional compensation. We have retained Georgeson Inc. as our agent to assist in the proxy solicitation at a fee of approximately $11,000, plus expenses.

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Additional Information (Continued)

Submission of Stockholder Proposals and Other Items of Business for 2021 Annual Meeting

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR INCLUSION IN THE PROXY STATEMENT

Pursuant to Rule 14a-8, if a stockholder wants the Company to consider a proposal for inclusion in our proxy materials for presentation at our 2021 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than December 4, 2020. The proposal must be sent to the attention of Katherine J. Brennan — Corporate Secretary, and must comply with all relevant SEC requirements.

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws. Notice of director nominations submitted under these proxy access bylaw provisions must be received no earlier than November 4, 2020 and no later than December 4, 2020. Director nominations submitted pursuant to the proxy access provisions of our bylaws must comply with all of the requirements of our bylaws.

OTHER STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS

Our bylaws set forth certain requirements that a stockholder must follow if the stockholder wants to nominate a person for election as director or propose an item of business (“other stockholder business”) at an annual meeting of stockholders that is not included in our proxy statement. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record both at the time the relevant notice of proposal is submitted and at the time of the annual meeting and be entitled to vote at the annual meeting, and comply with certain notice procedures. In the case of other stockholder business, the business must otherwise be a proper matter for stockholder action in accordance with law, the Company’s Certificate of Incorporation and the Company’s bylaws. The notice of proposal (nominating a person for election as director or proposing other stockholder business) also must comply with certain procedures regarding timeliness and form. The notice must be delivered not earlier than 5:00 p.m. Eastern Time on January 21, 2021, and not later than 5:00 p.m. Eastern Time on February 20, 2021. The notice must be delivered to Katherine J. Brennan — Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774.

No Incorporation by Reference

Information and reports on any website that we refer to in this proxy statement will not be deemed part of, or otherwise incorporated by reference in this proxy statement.

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Additional Information (Continued)

Exhibit A

Marsh & McLennan Companies, Inc.

Reconciliation Non-GAAP Measures – Actual as Reported

Twelve Months Ended December 31

(Millions) (Unaudited)

Overview

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as “GAAP” or “reported” results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company’s non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin

Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the twelve months ended December 31, 2019 and 2018. The following tables also present adjusted operating margin. In 2019, the Company changed its methodology for calculating adjusted operating margin due to the significant amount of identified intangible asset amortization related to the JLT Transaction on April 1, 2019. For the twelve months ended December 31, 2019 and 2018, adjusted operating margin is calculated by dividing the sum of adjusted operating income plus identified intangible asset amortization by consolidated or segment adjusted revenue.

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Additional Information (Continued)

The information presented below represents the actual as reported data for the twelve months ended December 31, 2019 and 2018. Results for the twelve months ended December 31, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total

Twelve Months Ended December 31, 2019
Operating income (loss)	$1,833	$1,210	$(366)	$2,677

Operating margin	19.1%	16.9%	N/A	16.1%

Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	34	56	22	112
Changes in contingent consideration (b)	65	3	—	68
JLT integration and restructuring costs (c)	229	18	88	335
JLT acquisition-related costs (d)	97	2	51	150
Disposal of businesses (e)	15	(14)	—	1
Other	6	—	2	8

Operating income adjustments	446	65	163	674

Adjusted operating income (loss)	$2,279	$1,275	$(203)	$3,351

Total identified intangible amortization expense	$260	$54	$—	$314

Adjusted operating margin	26.3%	18.6%	N/A	22.0%

As Reported Results
Twelve Months Ended December 31, 2019
Operating income (loss), as reported	$1,864	$1,099	$(202)	$2,761

Operating margin	22.7%	16.2%	N/A	18.5%

Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	99	52	10	161
Changes in contingent consideration (b)	22	10	—	32
JLT acquisition related costs (d)	5	—	7	12
Subsidiary or affiliate transactions (f)	(35)	6	—	(29)
Other	1	—	—	1

Operating income adjustments	92	68	17	177

Adjusted operating income (loss)	$1,956	$1,167	$(185)	$2,938

Total identified intangible amortization expense	$151	$32	$—	$183

Adjusted operating margin	25.7%	17.7%	N/A	20.9%

(a)

Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under noncancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Risk & Insurance Services in 2019 reflects severance and related charges from non-JLT merger integration costs. Consulting in 2019 reflects severance related to the Mercer restructuring program. Risk & Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b)	Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c)	Includes costs incurred for staff reductions, lease related exit costs as well as legal and consulting costs related to the integration.
(d)

Includes advisor fees and stamp duty taxes related to the closing of the JLT transaction and retention costs. Also includes the loss on the sale of JLT’s aerospace business, which is included in revenue. This loss is removed from GAAP revenue in the calculation of adjusted operating income.

(e)

Reflects the loss on the sale of a U.S. Specialty business at Marsh and a gain on the sale of Mercer’s stand-alone U.S. large market health and defined benefit administration business, which are both included in revenue. These amounts are removed from GAAP revenue in the calculation of adjusted operating income.

(f)

Dispositions or deconsolidation of businesses and results of certain equity method investments are reflected as an increase or decrease of other revenue, which is reflected as part of revenue in the consolidated statements of income. These items are removed from GAAP revenue in the calculation of adjusted operating margin.

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Marsh & McLennan Companies, Inc.

Reconciliation Non-GAAP Measures

Twelve Months Ended December 31

(Millions) (Unaudited)

Adjusted income, net of tax is calculated as the Company’s GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities and adjustments to provisional 2017 tax estimates. Adjustments also include JLT acquisition related items, including change in fair value of derivative contracts, financing costs and interest income on funds held in escrow. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC’s average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the twelve months ended December 31, 2019 and 2018. Results for the twelve months ended December 31, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,773			$1,670
Less: Non-controlling interest, net of tax		31			20

Subtotal		$1,742	$3.41		$1,650	$3.23
Operating income adjustments	$674			$177
Investments adjustment (a)	(10)			29
Pension settlement adjustment/charge (b)	7			42
Change in fair value of acquisition related derivative contracts (c)	8			441
Financing costs (d)	53			30
Interest on funds held in escrow (e)	(25)			—
Early extinguishment of debt	32			—
Impact of income taxes on above items	(99)			(139)
Adjustments to provisional 2017 tax estimates (f)	—			(5)

		640	1.25		575	1.12

Adjusted income, net of tax		$2,382	$4.66		$2,225	$4.35

(a)

The Company recorded mark-to-market gains of $8 million for the three-month period ended December 31, 2018 and gains of $10 million and $54 million for the twelve month periods ended December 31, 2019 and 2018, respectively, which are included in investment income in the consolidated statements of income. In 2018, the Company had an investment in Alexander Forbes (“AF”), which is accounted for using the equity method. Based on the extent of and duration over which the shares traded below the Company’s carrying value, the Company determined the decline was other than temporary and during the third quarter of 2018, recorded a charge of $83 million in Investment gain or loss.

(b)

Pension settlement charge resulting from lump sum settlements elected by participants. Recognition of these payments as a partial settlement was required because in each respective plan the lump sum payments exceeded the total of interest and service cost for the year.

(c)

Reflects the change in fair value of derivatives that were not redesignated as accounting hedges following the JLT acquisition, a deal contingent foreign exchange contract and derivative contracts related to debt issuances.

(d)	Reflects interest expense on debt issuances and amortization of bridge financing fees related to the acquisition of JLT (prior to April 1, 2019).
(e)	Interest income earned on funds held in escrow related to the JLT acquisition (prior to April 1, 2019).
(f)	Reflects adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

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Additional Information (Continued)

Exhibit B

As discussed more fully in our “Compensation Discussion and Analysis—Financial Services and General Industry Surveys” on page 33, the Compensation Committee reviewed market data for executive compensation, effective April 1, 2019, compiled from two subsets of S&P 500 ® companies (as listed below) that participated in an executive compensation survey conducted by an independent compensation consulting firm.

Financial Services	General Industry
AFLAC	3M	DTE Energy	Morgan Stanley
AIG	AbbVie	Duke Energy	Mosaic
Allstate	Accenture	DXC Technology	Mylan
American Express	AFLAC	Eaton	NextEra Energy Inc.
Anthem	AIG	Ecolab	Nike
Arthur J Gallagher & Company	Air Products and Chemicals	Edison International	Norfolk Southern
Bank of New York Mellon	Allergan	Eli Lilly	Northrop Grumman
Capital One Financial	Allstate	Emerson Electric	Occidental Petroleum
CBRE Group	Altria Group	Entergy	ONEOK
Centene	American Airlines	Estée Lauder	Parker Hannifin
Charles Schwab	American Electric Power	Eversource Energy	PepsiCo
Chubb	American Express	Exelon	PPL
Cigna	Amgen	FedEx Express	Principal Financial Group
Citigroup	Anadarko Petroleum	FirstEnergy	Progressive
Fifth Third Bancorp	Anthem	FIS	Prudential Financial
Fiserv	Archer Daniels Midland	Freeport-McMoRan	Public Service Enterprise Group
Hartford Financial Svs Grp	Automatic Data Processing	General Dynamics	Quest Diagnostics
KeyCorp	Ball	General Mills	Royal Caribbean Cruises
Lincoln Financial	Bank of New York Mellon	Hartford Financial Services Group	Salesforce.org
M&T Bank	Baxter	HCA Healthcare	Schlumberger
MetLife	Becton Dickinson	Henry Schein	Sempra Energy
Morgan Stanley	Best Buy	Hershey	Sherwin-Williams
Northern Trust	Biogen	Hilton Worldwide	Southern Company Services
Principal Financial Group	Boston Scientific	Honeywell	Southwest Airlines
Progressive	Bristol-Myers Squibb	Hormel Foods	Stanley Black & Decker
Prudential Financial	Campbell Soup	HP Inc.	Stryker
Regions Financial	Capital One Financial	Humana	Synchrony Financial
S&P Global	Carnival	IBM	Sysco Corporation
Synchrony Financial	Caterpillar	Illinois Tool Works	Target
Travelers	CBRE Group	Ingersoll Rand	TE Connectivity
U.S. Bancorp	Centene	International Paper	Textron
	CenterPoint Energy	IQVIA	Thermo Fisher Scientific
	CenturyLink	J.M. Smucker	TJX Companies
	Charles Schwab	Johnson Controls	Travelers
	Charter Communications	Kellogg	Tyson Foods
	Chubb	Kimberly-Clark	U.S. Bancorp
	Cigna	Kinder Morgan	United Continental Holdings
	Citigroup	Kohl’s	United Technologies Corp.
	Colgate-Palmolive	Kraft Heinz	UPS
	Comcast	Lam Research	VF Corporation
	ConAgra Brands	Lincoln Financial	Viacom
	Conoco Phillips	Lowe’s	W.W. Grainger
	Consolidated Edison	LyondellBasell	Waste Management
	Constellation Brands	Marathon Petroleum	WEC Energy Group
	Corning	Marriott International	Western Digital
	CSX	McDonald’s	WestRock
	Danaher	Medtronic	Weyerhaeuser
	Darden Restaurants	MetLife	Williams Companies
	Discovery	MGM Resorts International	Xcel Energy
	Dollar Tree	Molson Coors Brewing	Zimmer Biomet
	Dominion Energy	Mondelez

90          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Additional Information (Continued)

Exhibit C

Marsh & McLennan Companies, Inc.

2020 Incentive and Stock Award Plan

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Additional Information (Continued)

Marsh & McLennan Companies, Inc.

2020 Incentive and Stock Award Plan

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Marsh & McLennan Companies, Inc.

2020 Incentive and Stock Award Plan

1. Purposes. The purposes of the 2020 Incentive and Stock Award Plan are to advance the interests of Marsh & McLennan Companies, Inc. and its stockholders by providing a means to attract, retain, and motivate executives and employees of the Company, its Subsidiaries, and its Affiliates, and to strengthen the mutuality of interest between such executives and employees and the Company’s stockholders. This Plan shall be the successor to the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of voting stock of such entity or at least 20% of the ownership interests in such entity, provided further that, when “Affiliate” is used with respect to the grant of ISOs, it means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(b) “Approval Date” means Approval Date as defined in Section 10(l).

(c) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Bonus or Stock Award in Lieu of Cash, Dividend Equivalent, Other Stock-Based Award, or Unit-Based Award, including Performance Awards granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document (including in electronic form) evidencing an Award.

(e) “Beneficiary” means the person, persons, trust, or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary (or if any designation is not effective under applicable law), then the person, persons, trust, or trusts entitled to receive such benefits pursuant to the Participant’s last will and testament duly admitted to probate or, if the Participant dies intestate, by the applicable laws of descent and distribution.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to any Participant:

(i) willful failure of the Participant to substantially perform the duties consistent with his or her position which is not remedied within 30 days after receipt of written notice from the Company (or, its applicable Subsidiary or Affiliate) specifying such failure;

(ii) willful violation of any written policies of the Company or an applicable Subsidiary or Affiliate including the Company’s code of business conduct & ethics;

(iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(iv) unlawful use (including being under the influence) or possession of illegal drugs;

(v) any gross negligence or willful misconduct resulting in a material loss to the Company or any Subsidiaries or Affiliates, or material damage to the reputation of the Company or any Subsidiaries or Affiliates; or

(vi) any violation of any statutory or common law duty of loyalty to the Company or any Subsidiaries or Affiliates, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company or any Subsidiaries or Affiliates.

(h) “Change in Control” means Change in Control as defined with related terms in Section 9.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

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(j) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. The Committee shall consist solely of three or more directors of the Company, each of whom is (i) in the business judgment of the Board, “independent” under the rules of the New York Stock Exchange and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

(k) “Company” means Marsh & McLennan Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(l) “Effective Date” means Effective Date as defined in Section 10(l).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Stock as of any given date shall mean the per share value of Stock as determined by using the mean between the high and low selling prices of such Stock on the immediately preceding date (or, if the NYSE was not open that day or the Stock was not traded, the next preceding day that the NYSE was open for trading and the Stock was traded) as reported by The Wall Street Journal or other reputable source for stock price data of the Stock as traded on the NYSE.

(o) “Full-Value Award” means an Award other than an Option, SAR, or similar Other Stock-Based Award or Unit-Based Award and which is settled by the issuance of shares of Stock or the payment of the value of a stated number of shares of Stock in cash or other Awards.

(p) “Full-Value Award Limit” means Full-Value Award Limit as defined in Section 5(a).

(q) “Good Reason” means, with respect to any Participant, any one of the following events (without the Participant’s consent):

(i) a material reduction in such Participant’s base salary;

(ii) a material reduction in such Participant’s annual incentive opportunity (including a material adverse change in the method of calculating such Participant’s annual incentive);

(iii) a material diminution of such Participant’s duties, responsibilities, or authority; or

(iv) a relocation of more than 50 miles from such Participant’s principal place of employment immediately prior to the Change in Control;

provided that such Participant provides the Company (or its relevant Subsidiary or Affiliate) with written notice of his or her intent to terminate his or her employment for Good Reason within 60 days of such Participant becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which such Participant is relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of his or her employment under the indicated provision) and that such Participant provides the Company (or its relevant Subsidiary or Affiliate) with at least 30 days following receipt of such notice to remedy such circumstances.

(r) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(s) “ISO Limit” means ISO Limit as defined in Section 5(b).

(t) “NQSO” means any Option that is not an ISO.

(u) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock. An Option may be either an ISO or an NQSO.

(v) “Other Stock-Based Award” means a right, granted to a Participant under Section 6(h), that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or other securities of the Company or any Subsidiary or Affiliate, including, without limitation, rights convertible or exchangeable into Stock or such other securities, purchase rights for Stock or such other securities, and Awards with value or payment contingent upon performance of the Company, a Subsidiary, or Affiliate, or upon any other factor or performance condition designated by the Committee.

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(w) “Participant” means a person who, as an officer or employee of the Company, a Subsidiary or an Affiliate (or, solely with respect to Substitute Awards, an employee, consultant or director of a company or other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines), has been granted an Award under the Plan.

(x) “Performance Award” means an Award of one of the types specified in Section 6 the grant, exercise, or settlement of which is subject to achievement of performance goals and other terms specified under Section 8.

(y) “Plan” means this 2020 Incentive and Stock Award Plan, as amended from time to time in accordance with its terms.

(z) “Plan Aggregate Limit” means Plan Aggregate Limit as defined in Section 5(a).

(aa) “Preexisting Plans” mean the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan and any other Company plan adopted prior to 2011 that provides for the grant or award of equity-based compensation to officers or employees of the Company, or a Subsidiary or Affiliate, and with respect to which awards remain outstanding. For the avoidance of doubt, the Marsh & McLennan Companies, Inc. Director’s Stock Compensation Plan is not a Preexisting Plan.

(bb) “Restricted Stock” means an award of shares of Stock to a Participant under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(cc) “Restricted Stock Unit” means an award, granted to a Participant under Section 6(e), representing the right to receive either Stock or cash or any combination thereof at the end of a specified deferral period.

(dd) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(ee) “Stock” means the common stock, $1.00 par value per share, of the Company or such other securities as may be substituted therefor pursuant to Section 5(e).

(ff) “Stock Appreciation Right” or “SAR” means the right, granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, other Awards, or other property as specified in the Award or determined by the Committee.

(gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh) “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees, consultants, or directors of a company or other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

(ii) “Unit-Based Award” means a unit, granted to a Participant under Section 6(i), with value or payment contingent upon performance of the Company, a Subsidiary, or an Affiliate, or upon any other factor or performance condition designated by the Committee.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Participants to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, the terms and conditions of any Award granted under the Plan (including any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

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(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant, and whether to create trusts and deposit Stock or other property therein;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan or an Award Agreement shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions as the Committee may determine, to the extent permitted under applicable law and, with respect to any Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, to the extent performance of such function will not result in a subsequent transaction failing to be exempt under Rule 16b-3.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified/registered public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Eligibility.

(a) Generally. Employees of the Company and Subsidiaries and Affiliates (including any director of the Company who is also an employee but excluding directors who are not employees) are eligible to be granted Awards under the Plan; provided that employees, consultants, or directors of a company or other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate, or with which the Company or any Subsidiary or Affiliate combines, are eligible to be granted Substitute Awards under the Plan.

(b) Annual Per-Person Limit. In each fiscal year, during any part of which the Plan is in effect, a Participant may be granted Awards relating, in the aggregate, to no more than two million shares of Stock, no more than one million of which may relate to Full-Value Awards, in each case subject to adjustment as provided in Section  5(e).

5. Stock Subject to the Plan; Adjustments.

(a) Shares Reserved. Subject to adjustment as hereinafter provided and except for Substitute Awards, (i) the total number of shares of Stock reserved for issuance in connection with Awards under the Plan shall not exceed in the

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aggregate 20,000,000 shares of Stock (the “Plan Aggregate Limit”) and (ii) the total number of shares of Stock reserved for issuance in connection with Full-Value Awards under the Plan shall not exceed in the aggregate 12.5 million shares of Stock (the “Full-Value Award Limit”). There shall be added to the number of shares of Stock reserved for issuance under this Section 5(a) such shares that were subject to outstanding awards under the Preexisting Plans on the Approval Date and thereafter are forfeited, cancelled, exchanged or surrendered which would result in such shares again being available for Awards under the Plan (as determined pursuant to Section 5(c)). No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares reserved under this Section 5(a). Shares of Stock issued under the Plan shall be counted against this limit in the manner specified in Section 5(c).

(b) Incentive Stock Options. Subject to adjustment as provided in Section 5(e), the maximum number of shares of Stock reserved for issuance in connection with ISOs shall be 20,000,000 (the “ISO Limit”). For the avoidance of doubt, shares of stock reserved for issuance in connection with ISOs shall count against the Plan Aggregate Limit.

(c) Manner of Counting Shares. If any shares subject to an Award or Preexisting Plan award are forfeited, canceled, exchanged, or surrendered or such Award or award is settled in cash or otherwise terminates without a distribution of shares to the Participant, such number of shares (whether Full-Value Awards or otherwise) will again be available for awards under the Plan (and, for the avoidance of doubt, any such shares that are subject to a Full-Value Award will be made available to be to be counted against the Full-Value Award Limit). Shares of Stock subject to an Award (whether such Award is a Full-Value Award or otherwise) shall not again be available for Awards under the Plan if such shares of Stock are (i) withheld in payment of any exercise or purchase price of or tax obligation relating to such an Award or award, (ii) repurchased by the Company using Option exercise proceeds, (iii) reserved for issuance in respect of stock-settled Awards but are not actually issued upon exercise (including pursuant to net settlement of SARs and similar Awards) or (iv) surrendered in payment of any exercise or purchase price of, or tax obligation relating to, any Award or award. The Committee may make determinations and adopt regulations for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting (in the case of tandem awards or Substitute Awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. For the avoidance of doubt, the foregoing provision is applicable to shares of Stock subject to any Award, whether or not such Award is a Full-Value Award.

(d) Type of Shares Distributable. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares acquired by purchase in the open market or in private transactions.

(e) Adjustments. In the event that any large, special, and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, amalgamation, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar transaction or event affects the Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 10(n) and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash) any or all of: (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards (including, for the avoidance of doubt, the Plan Aggregate Limit, the Full-Value Award Limit, and the ISO Limit), (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards or, if deemed appropriate, make provisions for payment of cash or other property with respect to any outstanding Award, (iii) the exercise price, grant price, or purchase price relating to any Award, and (iv) the number and kind of shares of Stock set forth in Section 4(b) as the annual per-person limits; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards (including Performance Awards and performance goals) in recognition of unusual or non-recurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of assets or all or part of businesses) affecting the Company or any Subsidiary, Affiliate, or business unit, or the financial statements thereof, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee’s assessment of the business strategy of the Company, a Subsidiary, Affiliate, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

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Notwithstanding the foregoing, any actions taken pursuant to this Section 5(e) shall be made in a manner consistent with Section 409A of the Code, including any requirements or restrictions with regard to the adjustment of Options and SARs that are considered exempt from Section 409A.

6. Specific Terms of Awards.

(a) General; Minimum Vesting Requirement; No Dividends or Dividend Equivalents before Earning.

(i) Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

(ii) Notwithstanding any other provision of the Plan to the contrary, no portion of an Award granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any Substitute Awards; provided that the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5(a) (subject to adjustment under Section 5(e)).

(iii) For the avoidance of doubt, the restrictions of clause (ii) do not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, termination other than for cause, death, disability or a Change in Control, in the terms of the Award or otherwise.

(iv) Notwithstanding any other provision of the Plan to the contrary, no dividends or dividend equivalents shall be paid on any Award unless and until such Award is vested and earned, and the shares of Stock relating to the Award are issued to such Participant (and solely to the extent such Award vests and is earned, and such shares of Stock are issued).

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value.

(ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including cash, Stock, other Awards, shares or units valued by reference to shares issued under any other plan of the Company or a Subsidiary or Affiliate (including shares or units subject to restrictions, so long as an equal number of shares issued upon exercise of the Option are subject to substantially similar restrictions), or notes or other property, and the methods by which Stock will be delivered or deemed to be delivered to Participants (including deferral of delivery of shares under a deferral arrangement).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

(c) SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise, or the Change in Control Price as defined in Section 9(e)) over (2) the grant price of the SAR as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant of such SAR (or, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a

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SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock or under Section 6(a)(iv), a Participant granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Company may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends. Subject to Section 6(a)(iv), the dividends paid on Restricted Stock shall be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, Restricted Stock Units, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that, in the case of an Award of Restricted Stock that also constitutes a Performance Award, such deferred or reinvested dividends shall be subject to restrictions and a risk of forfeiture to the same extent as the underlying Restricted Stock. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, if any, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Stockholder Rights. Subject to Section 6(a)(iv) and Section 6(g), except to the extent provided under the Award Agreement relating to the Restricted Stock Units, a Participant granted Restricted Stock Units shall not have the rights of a stockholder, including the right to vote Restricted Stock Units, unless and until and to the extent shares of Stock are issued to such Participant to settle such Restricted Stock Units.

(f) Stock Bonuses and Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. Subject to Section 6(a)(iv), the Committee is authorized to grant dividend equivalents or other distributions paid on Awards prior to vesting or settlement, as applicable, to Participants in connection with another Award (other than an Option, SAR, or similar Other Stock-Based Award or Unit-Based Award). Dividend equivalents shall be accumulated and paid in cash, Stock or other property equal in value to dividends paid with respect to a specified number of shares of Stock or to periodic distributions on other specified equity securities of the Company or any Subsidiary or Affiliate if and when the underlying Award vests and in no event distributed prior to the vesting of (and, in the case of a Performance Award, prior to the earning of such Award) the underlying Award and the issuance of shares of Stock related thereto.

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(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Other Stock-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine, subject to any required corporate action.

(i) Unit-Based Awards. The Committee is authorized to grant to Participants Unit-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be paid or settled in cash, Stock, other Awards, or property.

(j) No Repricing. Except as provided pursuant to the first sentence of Section 5(e), the Committee may not, without stockholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR, or similar Other Stock-Based Award or Unit-Based Award by: (i) amending or modifying the terms of the Option, SAR, or similar Other Stock-Based Award or Unit-Based Award to lower the exercise or grant price; (ii) canceling the underwater Option, SAR, or similar Other Stock-Based Award or Unit-Based Award and granting either (A) replacement Options, SARs, or similar Other Stock-Based Awards or Unit-Based Awards having a lower exercise or grant price or (B) Awards or cash, other securities, or other property in exchange; or (iii) canceling or repurchasing the underwater Options, SARs, or similar Other Stock-Based Awards for cash, other securities, or other property. An Option, SAR or similar Other Stock-Based Award or Unit-Based Award will be deemed to be “underwater” at any time when the Fair Market Value of the shares of Stock covered by such Award is less than the exercise or grant price of the Award.

(k) No Reload. No Award granted under the Plan shall entitle any Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

(l) No Loans. Neither the Company nor any Subsidiary or Affiliate shall, directly or indirectly, loan funds to any Participant for the purpose of paying the exercise or grant price of an Award or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, settlement, payment, or other tax obligation involving an Award or the Plan. For the avoidance of doubt, the foregoing restriction does not apply to (i) a Participant borrowing from his or her account under a retirement plan that qualifies with Section 401(k) of the Code or any similar plan under applicable foreign law or (ii) a Participant participating in a broker-assisted cashless exercise program to the extent permitted by the Committee in accordance with applicable law.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 6(j), awards granted under the Plan may, in the discretion of the Committee, be granted as a Substitute Award or may be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or Affiliate, or any other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any Substitute Award shall be determined by the Committee, in its discretion, and may, to the extent the Committee determines necessary in order to preserve the value of such other award, be less than the Fair Market Value of a share on the date of grant of such Substitute Award.

(b) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, NQSO, or SAR (granted either alone or in tandem with another Award) exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

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(d) Buyouts. Solely after receiving approval from the Company’s stockholders and consistent with Section 6(j), the Committee may offer to buyout any outstanding Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine.

(e) Cancellation and Rescission of Awards. The Committee may provide in any Award Agreement that, in the event a Participant (1) violates a term of the Award Agreement or other agreement with or policy of the Company or a Subsidiary or Affiliate, (2) takes or omits to take actions that are deemed to be (a) in competition with the Company or its Subsidiaries or Affiliates, (b) an unauthorized solicitation of customers, suppliers, or employees of the Company or its Subsidiaries or Affiliates, or (c) an unauthorized disclosure or misuse of proprietary or confidential information of the Company or its Subsidiaries or Affiliates, or (3) takes or omits to take any other action as may be specified in the Award Agreement, then the Participant shall be subject to forfeiture of such Award or portion, if any, of the Award as may then remain outstanding and also to forfeiture of any amounts of cash, Stock, other Awards, or other property received by the Participant upon exercise or settlement of such Award or in connection with such Award during such period (as the Committee may provide in the Award Agreement) prior to the occurrence which gives rise to the forfeiture.

(f) Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or providing services outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or take account of laws, regulations, and customs of the country in which the Participant is then resident or providing services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or providing services in the United States. An Award may be modified under this Section 7(f) in a manner that is inconsistent with other express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

8. Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce (but not increase) the amounts payable under any Award subject to performance conditions. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee.

(b) Performance Goals. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 8(b), which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with such Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on the business criteria established by the Committee during the given performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such business criteria.

(e) Stockholder Rights. In accordance with Sections 6(a)(iv), 6(d)(iii) and 6(g), a Participant granted a Performance Award shall not have the rights of a stockholder, including the right to vote the shares of Stock underlying the Performance Award (except as it relates to the right to vote the shares of Restricted Stock), unless and until and to the extent shares of Stock are earned by and issued to such Participant to settle such Performance Award.

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9. Change in Control Provisions.

(a) Acceleration Upon Termination Following a Change in Control. Except as provided in an Award Agreement, if the employment of a Participant is terminated without Cause or such Participant resigns for Good Reason within 24 months following a “Change in Control,” as defined in this Section:

(i) any Award held by such Participant carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award held by such Participant shall lapse, such Awards shall be deemed fully vested, any performance conditions imposed with respect to Awards shall be deemed to be achieved as set forth in Section 9(c), and payment of such Awards shall be made in accordance with the terms of the Award Agreements.

(b) Acceleration if Awards not Assumed in Connection with Change in Control. If an outstanding Award is not assumed, converted, or replaced in connection with a Change in Control on an equivalent basis:

(i) any such Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the restrictions, deferral limitations, and forfeiture conditions applicable to any such Award shall lapse, such Awards shall be deemed fully vested, any performance conditions imposed with respect to such Awards shall be deemed to be achieved as set forth in Section 9(c), and payment of such Awards shall be made in accordance with the terms of the Award Agreements.

(c) Change in Control and Performance Awards. Unless the Committee specifies otherwise, upon the effectiveness of a Change in Control, any and all performance conditions that relate to outstanding Awards shall be determined based on the actual performance as of the fiscal year-end immediately preceding the Change in Control or, if no fiscal year end has occurred subsequent to the grant of the Award and prior to the Change in Control, then any and all performance conditions shall be deemed satisfied at target performance.

(d) “Change in Control” Defined. For purposes of the Plan, a “Change in Control” shall have occurred if:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee, or other fiduciary holding securities under an employee benefit plan of the Company or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), or more than one person acting as a group is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) there is consummated a merger, amalgamation, or consolidation of the Company with any other entity, other than (A) a merger, amalgamation, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger, amalgamation, or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein above defined) or more than one person acting as a group acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) during any twelve-month period, any person or more than one person acting as a group acquires all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that such assets have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company and its Subsidiaries.

(e) “Change in Control Price” Defined. For purposes of the Plan, “Change in Control Price” means the highest price per share paid in any transaction constituting a Change in Control.

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10. General Provisions.

(a) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable foreign, federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock, other securities or property under any Award until completion of such regulatory compliance requirements or other required action under any state, federal, or foreign law, rule, or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in compliance with applicable laws, rules, and regulations.

(b) Nontransferability. Except as otherwise provided in this Section 10(b), Awards shall not be transferable by a Participant other than at death pursuant to the Participant’s last will and testament duly admitted to probate or if the Participant dies intestate, by the applicable laws of descent and distribution or pursuant to a designation of a Beneficiary, and Awards shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. In addition, except as otherwise provided in this Section 10(b), no rights under the Plan may be pledged, mortgaged, hypothecated, or otherwise encumbered, or be subject to the claims of creditors. The foregoing notwithstanding, the Committee may, in its sole discretion, provide that an Award (or rights or interests therein) other than ISOs and Awards in tandem with ISOs shall be transferable during a participant’s lifetime, including permitting transfers, without consideration, to a Participant’s immediate family members (i.e., such Participant’s spouse, children, grandchildren, parents or siblings, as well as the Participant), to trusts for the benefit of one or more such immediate family members, and to partnerships in which such immediate family members are the only parties, to the trustees of one or more trusts for the benefit of one or more such immediate family members or other transfers deemed by the Committee to be not inconsistent with the purposes of the Plan.

(c) No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s employment at any time.

(d) Compliance with Company Policies. All grants of Awards and deliveries of Stock, cash, or other property under the Plan shall, in all events, be subject to compliance with Company policies, as applicable, including those relating to insider trading, pledging or hedging transactions, minimum holding periods and stock ownership guidelines.

(e) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of employer or employee income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items due in connection with any transaction involving an Award under applicable law (“Tax-Related Items”), and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Affiliates and Participants to satisfy obligations for the payment of such Tax-Related Items relating to any Award. This authority shall include, to the extent permitted under applicable law, authority to withhold or receive Stock or other property, to sell such Stock on the Participant’s behalf and to make cash payments in respect thereof in satisfaction of any obligation for Tax-Related Items. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy requirements for Tax-Related Items will be withheld.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially adversely affect the rights of such Participant under any Award theretofore granted to him or her, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially adversely affect the rights of such Participant under such Award, except to the extent any such action is made

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to cause the Award to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations or is otherwise made in accordance with Section 10(n); provided further that, except as provided in Section 5(e), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.

(g) No Rights to Awards; No Rights to Additional Payments; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. All grants of Awards and deliveries of Stock, cash, or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing any contributions to or any benefits under any retirement, profit-sharing, severance, or other benefit plan of the Company or any Subsidiary or Affiliate, unless the Committee expressly provides otherwise in writing. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly earned and issued or transferred to the Participant in accordance with the terms of the Award.

(h) Unfunded Status of Awards and Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. If and to the extent authorized by the Committee, the Company may deposit into such a trust Stock or other assets for delivery to the Participant in satisfaction of the Company’s obligations under any Award. If so provided by the Committee, upon such a deposit of Stock or other assets for the benefit of a Participant, there shall be substituted for the rights of the Participant to receive delivery of Stock and other payments under this Plan a right to receive the assets of the trust (to the extent that the deposited Stock or other assets represented the full amount of the Company’s obligation under the Award at the date of deposit). The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(j) No Fractional Shares. Except as provided in an Award Agreement, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with (i) the laws of the state of Delaware, without giving effect to principles of conflicts of laws, and (ii) applicable federal law.

(l) Effective Date and Approval Date. The Plan shall become effective upon March 12, 2020, the date of the Plan’s adoption by the Board of Directors (the “Effective Date”); provided, however, that the Plan shall be subject to the subsequent approval by the Company’s stockholders at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law, such stockholder approval to be obtained not later than one year after the Effective Date (the date of such approval being referred to as the “Approval Date”). Any Awards granted under the Plan prior to such approval of stockholders shall be subject to such approval, and in the absence of such approval, such Awards shall be null and void. No further Awards shall be granted under a Preexisting Plan on or after the day following the Approval Date.

(m) Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of shares available for issuance under the Plan have been issued, or (iii) the Board terminates the Plan in accordance with Section 10(f). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

104          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement

Additional Information (Continued)

(n) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

(o) Cancellation or “Clawback” of Awards. The Committee may, to the extent permitted by applicable law and stock exchange rules or by the Company Incentive Compensation Clawback Policy or other policy or arrangement or as specified in an Award Agreement, cancel, reduce or require reimbursement of any gains from any Awards granted to a Participant in the event of fraud, financial restatements, or other events as may be determined by the Committee.

(p) Titles and Headings; Certain Terms. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. The term “including,” when used in the Plan, means in each case “including without limitation.”

(q) Data Protection. The Participant is on notice that, in connection with his or her participation in the Plan, the Company will process certain personal information about the Participant and persons closely associated with the Participant, by means of an automated data file, including, but not limited to, name, home address and telephone number, email address, date of birth, social insurance, social security, passport or other identification number (e.g., resident registration number), employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Personal Information”). The Personal Information may be provided by the Participant or collected, where lawful, from third parties. Such Personal Information may be processed by the Company and its Subsidiaries or Affiliates, trustees of any employee benefit trust, third party service providers, third party administrators, registrars, or brokers. Processing of Personal Information will be for the purpose of implementing, operating, assessing, managing and administering the Plan. Personal Information may be transferred to jurisdictions that do not provide the same protection for the information as the Participant’s home country. Where applicable, Participants should review their Country Specific Notices constituting part of an Award Agreement for more information. Under privacy laws in some jurisdictions, individuals’ consent may be required for the processing of Personal Information. Where such laws apply, by participating in the Plan, the Participant consents to the processing of Personal Information described above.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2020 Proxy Statement          105

HELPFUL RESOURCES

Annual Meeting Information	
The Proxy Statement	proxy.mmc.com
Online voting	proxyvote.com

Board of Directors	mmc.com/about/leadership.html
Committee Charters	mmc.com/about/corporate-governance.html
Audit Committee	
Compensation Committee	
ESG Committee	
Directors & Governance Committee	

Corporate Governance Documents	mmc.com/about/corporate-governance.html
Certificate of Incorporation	
Bylaws	
Guidelines for Corporate Governance	

Marsh & McLennan Information	
Company website	mmc.com
Executive Committee	mmc.com/about-us/leadership.html
Our Code of Conduct, The Greater Good	integrity.mmc.com
Corporate Citizenship Report	mmc.com/about/culture.html

ESG	mmc.com/about/esg.html
ESG Business Initiatives	
Marsh & McLennan Insights	mmc.com/insights.html
Climate Resilience	mmc.com/insights/climate-resilience.html
Workforce for the Future	mmc.com/insights/workforce-for-the-future.html
Mercer's Responsible Investment team	mercer.com/our-thinking/wealth/responsible-investment.html
Mercer's When Women Thrive, Businesses Thrive	mercer.com/our-thinking/when-women-thrive.html
The Global Risks Report	weforum.org/reports/the-global-risks-report-2020
The Guy Carpenter Asia-Pacific Climate Impact Centre	cityu.edu.hk/gcacic/
The Oliver Wyman Health Innovation Center	oliverwyman.com/our-expertise/insights/campaigns/2016/health-innovation-center.html
The Sustainability Center at Oliver Wyman	oliverwyman.com/our-expertise/capabilities/sustainability-center.html

Financial Information	
The 2019 Annual Report	proxy.mmc.com
Events & Presentations	irnews.mmc.com
Quarterly Earnings	irnews.mmc.com
Investor Relations	irnews.mmc.com

Web links throughout this document are provided for convenience only, and the information and reports on the referenced websites do not constitute part of this proxy statement.

CONTACT INFORMATION

Questions for the Board, any of the directors or committees of the Board should be directed to:

Concerns may be raised on a confidential or anonymous basis by telephone or online. To raise a concern online or for dialing instructions, please go to ethicscomplianceline.com

MIX
Paper from responsible sources
FSC® C132107

MARSH GUY CARPENTER MERCER OLIVER WYMAN

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036
www.mmc.com

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, which is May 18, 2020 for shares held in a Plan (as defined on the reverse of this proxy card), and May 20, 2020 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and MARSH & MCLENNAN COMPANIES, INC. to create an electronic voting instruction form. 1166 AVENUE OF THE AMERICAS ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS NEW YORK, NY 10036 If you would like to reduce the costs incurred by MMC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on the cut-off date, which is May 18, 2020 for shares held in a Plan (as defined on the reverse of this proxy card), and May 20, 2020 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in a Plan (as defined on the reverse of this proxy card), your proxy card must be received by May 18, 2020. For all other registered shares, your proxy card must be received by May 20, 2020. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E95201-P33762 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARSH & McLENNAN COMPANIES, INC. The Board of Directors recommends you vote FOR the following directors: Item 1 Election of Directors For Against Abstain 1a. Anthony K. Anderson ! ! ! For Against Abstain 1b. Oscar Fanjul ! ! ! 1l. Lloyd M. Yates ! ! ! 1c. Daniel S. Glaser ! ! ! 1m. R. David Yost ! ! ! 1d. H. Edward Hanway ! ! ! The Board of Directors recommends you vote FOR the following proposals: 1e. Deborah C. Hopkins ! ! ! Item 2 Advisory (Nonbinding) Vote to Approve Named Executive ! ! ! Officer Compensation 1f. Tamara Ingram ! ! ! Item 3 Ratification of Selection of Independent Registered ! ! ! Public Accounting Firm 1g. Jane H. Lute ! ! ! Item 4 Approval of the Marsh & McLennan Companies, Inc. 2020 ! ! ! Incentive and Stock Award Plan 1h. Steven A. Mills ! ! ! 1i. Bruce P. Nolop ! ! ! 1j. Marc D. Oken ! ! ! 1k. Morton O. Schapiro ! ! ! For address changes and/or comments, please check this box and write them on the back ! Yes No Please indicate if you plan to attend this meeting ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E95202-P33762 MARSH & McLENNAN COMPANIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2020 ANNUAL MEETING FOR ALL STOCKHOLDERS: The undersigned hereby appoints Katherine J. Brennan and Tiffany D. Wooley proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 21, 2020 at 10:00 a.m. (New York City time) at the principal executive offices of Marsh & McLennan Companies, Inc. at 1166 Avenue of the Americas, New York, NY 10036 and at any adjournment or postponement thereof. FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN AND/OR THE MARSH & McLENNAN AGENCY 401(k) SAVINGS & INVESTMENT PLAN: This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan and the Marsh & McLennan Agency 401(k) Savings & Investment Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (the “Company”) held under the Plans on their behalf, subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of the Company’s stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of the Company on May 21, 2020 and at any adjournment or postponement thereof. Provided this card is received by May 18, 2020, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR Items 1, 2, 3 and 4. Under each Plan, the trustees of the Plan shall vote all undirected and all unallocated shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of the Company’s stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph. PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)